Filed Pursuant to Rule 424(b)(3)
Registration No. 333-140296

PROSPECTUS SUPPLEMENT NO. 2
TO
PROSPECTUS DATED FEBRUARY 12, 2007

(Registration No. 333-140296)

E.DIGITAL CORPORATION

This Prospectus Supplement relates to the public offering of up to 22,866,666 shares of e.Digital Corporation common stock which may be offered and sold from time to time by Fusion Capital Fund II, LLC (“Fusion Capital”). Fusion Capital is sometimes referred to in the Prospectus dated February 12, 2007 (the “Prospectus”) as the selling stockholder. This Prospectus, which is a part of a larger Registration Statement filed with the Securities and Exchange Commission (Registration No. 333-140296) on January 30, 2007, was previously supplemented by us on February 15, 2007. Fusion Capital may sell its shares at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. We will not receive any of the proceeds from the sale of our shares by Fusion Capital.

The Prospectus is hereby amended by the information contained in the following filing which is hereby attached:

•	Annual Report on Form 10-K dated June 29, 2007
•	Amendment No. 1 to Annual Report on Form 10/A dated July 20, 2007
•	Quarterly Report on Form 10-Q dated August 14, 2007

If the information in the attached report is inconsistent with any information contained in the Prospectus or in the reports, proxy statements or other documents previously filed with the Securities and Exchange Commission (collectively, the “SEC Reports”) incorporated by reference in the Prospectus or delivered in connection therewith, the Prospectus and/or any SEC Report, as applicable, shall be deemed superseded by this Supplement. In all other ways, the Prospectus shall remain unchanged.

This Prospectus Supplement should be read in conjunction with, and may not be delivered or utilized without, the Prospectus.

This Prospectus Supplement is dated October 5, 2007.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K

ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended March 31, 2007
Commission file number 0-20734
e.Digital Corporation
(Exact name of registrant as specified in its charter)

Delaware	33-0591385
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

16770 West Bernardo Drive
San Diego, California 92127
(858) 304-3016
(Address and telephone number of principal executive offices)

Securities registered pursuant to Section 12(b) of the Act:    None

Securities registered pursuant to Section 12(g) of the Act:
Common Stock, par value $.001
(Title of class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.
Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act. Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. (as defined in Rule 12b-2 of the Exchange Act) Large Accelerated Filer ☐ Accelerated filer ☐ Non-accelerated filer ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☒

The aggregate market value of the issuer’s Common Stock held by non-affiliates of the registrant on September 30, 2006 was approximately $34,010,490 based on the closing price as reported on the NASD’s OTC Electronic Bulletin Board system.

As of June 28, 2007 there were 245,415,499 shares of e.Digital Corporation Common Stock, par value $.001, outstanding and 91,000 shares of Series D Preferred Stock, stated value $10.00 per share, outstanding.

DOCUMENTS INCORPORATED BY REFERENCE

Portions of the registrant’s definitive proxy statement to be filed with the Commission pursuant to Regulation 14A in connection with the registrant’s 2007 Annual Meeting of Stockholders, to be filed subsequent to the date of this report, are incorporated by reference into Part III of this report. The definitive proxy statement will be filed with the Commission not later than 120 days after the conclusion of the registrant’s fiscal year ended March 31, 2007.

FORWARD-LOOKING STATEMENTS

IN ADDITION TO HISTORICAL INFORMATION, THIS ANNUAL REPORT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE COMPANY DESIRES TO TAKE ADVANTAGE OF THE “SAFE HARBOR” PROVISIONS THEREOF. THEREFORE, THE COMPANY IS INCLUDING THIS STATEMENT FOR THE EXPRESS PURPOSE OF AVAILING ITSELF OF THE PROTECTIONS OF SUCH SAFE HARBOR WITH RESPECT TO ALL OF SUCH FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS IN THIS REPORT REFLECT THE COMPANY’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, INCLUDING THOSE DISCUSSED HEREIN, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM HISTORICAL RESULTS OR THOSE ANTICIPATED. IN THIS REPORT, THE WORDS “ANTICIPATES,” “BELIEVES,” “EXPECTS,” “INTENDS,” “FUTURE” AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED TO CONSIDER THE SPECIFIC RISK FACTORS DESCRIBED BELOW AND NOT TO PLACE UNDUE RELIANCE ON THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY REVISE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES THAT MAY ARISE AFTER THE DATE HEREOF.

PART I

ITEM 1. BUSINESS

Overview

e.Digital Corporation is a holding company that operates through a wholly-owned California subsidiary of the same name and is incorporated under the laws of Delaware. We have innovated a proprietary secure digital video/audio technology platform (“DVAP”) that can be applied to produce complex portable electronic products. In 2003 our DVAP was applied to pioneer a portable in-flight entertainment (“IFE”) device, the digEplayer™, for one customer. In February 2006 we introduced a new and improved DVAP device, the eVU™ mobile entertainment device targeted at the IFE and additional markets. We commenced eVU customer trials in the late 2006 and commercial shipments to customers in the third quarter of fiscal 2007.

We believe we are the leading producer of dedicated portable IFE products delivering over 10,000 units since 2003 for airline use. Our latest model, eVU, features sharp images on a 7” or 8” high resolution LCD screen, a 40 GB (Gigabytes) to 200 GB of rugged and reliable storage, high audio fidelity, dual stereo headphone jacks, embedded credit card reader/processor, touch screen capabilities, a full feature graphical user interface, patent-pending hardware security technology, and 14 hours of high resolution video playback on a single battery charge. We also have the capability to add features and customize the product for target markets or select customers.

eVU is targeted at business opportunities for secure hard drive-based closed system video products loaded with desirable movie, television, music, informational, and educational content, rented or provided to end users. We are focused on U.S. and international companies in the airline, healthcare, military, and other travel and leisure industries which desire to market or provide eVU to consumers at their facilities. We have developed logistic and secure content solutions to enable customers to rapidly deploy, operate and maintain eVUs for users. In addition to offering eVUs for sale we have developed eVU solutions on periodic payment or revenue sharing programs. We employ both direct sales to customers and sales through value added resellers (VARs) that provide marketing, logistic and/or content services to customers.

We also own an important portfolio of patents related to the use of flash memory in portable devices and we are actively engaged in a strategy to monetize our patent portfolio. In June 2006 we engaged an intellectual property consultant to investigate, document and develop our portfolio and to liaison with outside legal counsel. In March 2007 we selected and engaged the international legal firm Duane Morris LLP to handle certain patent enforcement matters on a contingent fee basis. We, and our advisors, have performed certain due diligence on our patents and we believe we have strong intellectual property rights that can be licensed.

We were incorporated in the Province of British Columbia, Canada as Norris Communications Corp. on February 11, 1988 and on November 22, 1994 changed our domicile to the Yukon Territory, Canada. On August 30, 1996, we filed articles of continuance to change our jurisdiction to the State of Wyoming, then on September 4, 1996, reincorporated in the State of Delaware. On January 13, 1999, stockholders approved a name change to e.Digital Corporation. Our principal executive offices and primary operating facilities are located at 16770 West Bernardo Road, San Diego, California 92127 and our telephone number is (858) 304-3016. Our Internet site is located at www.edigital.com. Information contained in our Internet site is not part of this Annual Report.

Background on Technical Innovations

We have a record of pioneering technical achievements in developing portable electronic products including products developed under contract for major OEM (original equipment manufacturer) customers. These innovations include:

•
1990 - Released the first commercial ear telephone with an earpiece that located both the speaker and the microphone in the ear without feedback. (This was the first product in what ultimately became today’s line of Jabra™ hands-free communication products.)

•	1993 - Developed the first portable digital player/recorder with removable flash memory. Resulted in five U.S. patents on the use of flash memory in portable devices.

•	1996 - Developed the first high-speed download device to store digital voice recordings on a personal computer in compressed format.

•	1998 - Developed the first multi-codec (including MP3) portable digital music player.

•	1999 - Delivered an integrated digital voice recorder and computer docking station system for medical transcription of voice and data for Lanier Healthcare, LLC.

•	2002 - Developed the first voice controlled MP3 player using our VoiceNav™ speech navigation system.

•	2002 - Bang & Olufsen introduced a branded digital audio player (BeoSound 2) developed by us pursuant to a license agreement.

•	2003 - Designed, developed and delivered wireless MP3 headsets employing our MircoOS operating system to Hewlett-Packard for use at Disneyworld in Orlando, Florida.

•	2003 - Licensed our digital audio to a multi-billion dollar Asian OEM for branding to Gateway Computers.

•	2003 - Developed the first Hollywood-approved portable in-flight entertainment device, the digEplayer™.

•	2006 - Introduced eVU™, a next generation dedicated mobile entertainment device with 14+ hours of playback, wireless capability and proprietary content encryption approved by major studios.

These technical achievements and our base of technology allow us to rapidly develop or customize electronic products for our own account or for others.

Digital Video/Audio Technology Platform

We have designed and developed a Digital Video/Audio Technology Platform based on our proprietary MicroOS™ core (see discussion below). Our Digital Video/Audio Platform (“DVAP”) accommodates various third party video compression encoded material, proprietary security measures and allows for other customizable options. The DVAP supports screen sizes from 2.5” to 10.4” and is capable of achieving better than DVD quality video.

Our first commercial release of a DVAP device was accomplished through business customer Airline Protective Systems (“APS”) branding and distribution of the digEplayer 5500™ IFE product to Alaska Airlines. The first units were provided to Alaska Airlines passengers in October 2003 pursuant to a development agreement dated October 2002 specifically related to Alaska Airlines that expired in October 2005. In 2004 and 2005, we received follow-on orders for commercial quantities of IFE units pursuant to purchase orders.

Our 2002 agreement with APS (now known as digEcor - a division of Wencor West, Inc.) expired in October 2005 and did not transfer or license rights to our technology. Due to the litigation described below in “Legal Proceedings”, we do not expect future digEplayer orders from digEcor and we have no plans to produce the product design for other customers. digEcor has announced that it intends to offer a competitive player manufactured by another contractor. See “Competition.” We believe we own all rights to our DVAP technology and rights to market devices to all customers and all markets.

Our proprietary DVAP is flexible and we believe we can address markets beyond IFE with products customized for niche customers for travel and leisure, medical, education, government and military use. We are modifying our DVAP technology to incorporate the latest LCD screen, media storage, video processing, battery and other components to address specific needs of the medical and travel and leisure segments of the market. We also seek to make improvements and component and model changes from time to time to be competitive.

Proprietary DVAP Technology Elements

MicroOS™

Our proprietary MicroOS operating system serves as the software foundation for our DVAP Platform. MicroOS was originally developed by us for use in digital voice recorder technology, but because of its inherent flexibility, has grown and been adapted to support audio and video storage and playback and wireless utilities. MicroOS is compact, efficient and dynamic, responding to a variety of user interfaces. MicroOS manages the volume and equalizer functions, the LCD drivers and interfaces, decodes a wide variety of audio and video files, interacts with a variety of digital rights management schemes and supports today’s most popular media storage formats including hard disk drives, compact and embedded flash and others.

There are two major categories of portable storage media: solid state and miniature rotating disks including hard disk drives. We have designed our technology to work with a wide variety of portable storage media. Our product applications have supported a variety of storage media with capacities ranging from 16 Megabytes (“MB”) to 200 Gigabytes (“GB”) in portable storage formats widely available from various vendors.

These portable storage formats are complicated to use and generally require a sophisticated interface and file system. A file system is a software driver used to make portable memory components more closely emulate a traditional disk drive and allow an understood mechanism for rapidly storing and retrieving data with the minimal overhead allowed in a portable device. Portable storage formats may also require the use of sophisticated power management systems to maximize battery life in portable devices, and additionally may require robust software interfaces with personal computing platforms for consumers’ ease of use in exchanging data files (consisting of music, pictures, movies, voice recordings, text documents, spreadsheets, or other data) with their personal computers or with central servers.

MicroOS efficiently manages multiple functions within a single device, utilizing less power, space and operating capacity than many alternative solutions. The life cycle of consumer electronics products is very short and continues to accelerate. With MicroOS we believe we are able to complete new product design and development projects faster and more economical than competitors. The use of MicroOS shortens the development cycle and MicroOS’ flexibility provides the same lead time benefits to subsequent generations of each MicroOS or DVAP based product.

Content Protection Technology

We have designed and developed a family of proprietary hardware and software encryption, digital rights management (DRM), key management and data obscuration technology for content protection. This technology has been employed in our prior MP3 player products and in our current DVAP products. Our latest product eVU incorporates an implementation of this family of technology and has been tested and approved by major Hollywood movie studios. We currently have a U.S. patent application pending for security technology and a provisional U.S. patent application for our family of security technology.

Wireless Technology

We have experience in developing wireless solutions for business customers and our DVAP has applications for wireless technology. Wireless communications between devices and hosts will benefit consumers’ abilities to manage and procure content. We are also integrating 802.11 (Wi-Fi) technology as an option for our DVAP. We have a separate Wireless Technology Platform that can also be applied to other electronic products. We expect to support and integrate other, new wireless technologies into our DVAP or our Wireless Technology Platform, including WiMax, UWB and others.

DVAP Products and Services

We market and sell our eVU portable mobile entertainment device to customers directly and through VARs. Generally each batch sale includes logo customization on the device (for example an airline logo) and an initial content load with a customized graphical user interface or GUI (for example the airline logo appearing on startup, then a listing of content for selection by the end user). While marketing and sales of eVUs is currently targeted primarily to the airline industry, we believe it has applications in the healthcare, military, and other travel and leisure markets.

We have developed and sell accessory products to our customers and VARs allowing them to operate a mobile entertainment business. These accessories include e.Digital Battery Charging Stations to charge, maintain and refresh batteries and e.Digital Content Loading Stations to upload graphical interfaces and content to multiple players at one time. Customers also may order spare batteries depending on their requirements.

We also provide content services to our customers and VARs that includes encoding content (purchased by us or provided by the customer), integrating the content with our proprietary GUI software to produce a master content file (containing content and the customized GUI interface) for rapid uploading to multiple players. Our GUI allows ease of use and can accommodate multiple languages. Our tested and Hollywood studio approved encryption methods protect content from being pirated. These services allow protected content on eVU players to be periodically updated through e.Digital Content Loading Stations by our customers or VARs or others on their behalf.

We also offer extended maintenance and replacement services for customers.

We expect to offer new player models in the future and add features as required to remain a leader in the portable mobile entertainment field.

Markets for DVAP Products and Services

Industry Background

Digital video players including DVD (digital video disc) players and related content are increasing in popularity with consumers. According to the Digital Entertainment Group, consumer spending on DVD increased from $12 billion in 1999 to over $24 billion in 2006.

Video compression formats such as MPEG-4 and DivX allow the compression and transmission of digital video files over the Internet. They also allow consumers to download and store on their personal computer’s hard drive full-length, two-hour, motion picture files in as little as 500 MB of storage space. There is also a developing market for streaming delivery of video content on the Internet. Corporations or video production companies may use streaming video to deliver information and entertainment to users.

We believe demand will grow for portable hardware systems that allow consumers to select and download movies over the Internet in digital form, then download them to a portable player capable of feeding the video and audio signals through a home entertainment system or built-in viewing screen and speakers. While our current focus is on our closed secure system offering high content protection in multiple use environments, we also see future opportunities to develop devices to meet the emerging need for digital download and portability.

We believe there are applications for our DVAP in broad aspects of the travel and leisure, medical, educational, consumer, government and military markets and that these are growing markets.

In-Flight Entertainment

IFE encompasses music, news, television programming, and motion pictures presented through audio/video systems typically embedded into an aircraft. Certain airlines are also beginning to incorporate satellite programming and/or wireless Internet access for their passengers through extensive built-in hardware in certain aircraft on certain routes. According to a Frost and Sullivan 2005 survey, airlines worldwide spend approximately $2 billion a year on entertainment with rapid growth predicted for portable and personal IFE devices.

Because the costs to retrofit an aircraft with IFE equipment can be prohibitive, we pioneered and developed an alternative IFE system. Our portable IFE player, based upon our DVAP, is smaller than a typical laptop computer and has a high-quality color screen and stereo headphones and long battery life unattainable by computer based devices. Although passengers may rent or purchase portable DVD players from outside entities, we created the first portable video players that can be rented to passengers by the airline. We believe this type of system is attractive to airlines and other travel-related entities because of its revenue potential, variety of content, long battery life, content security and inexpensive implementation.

The top 20 worldwide air carriers have over 7,400 aircraft many not equipped with IFE systems. There are approximately 1,500 airlines worldwide representing a substantial market for portable IFE devices. Some of our initial customers for the eVU represent small short-haul low cost carriers seeking to provide entertainment to their customers.

Other Markets

During fiscal 2006 we completed two successful trials in two major city hospitals using eVU in a variety of settings but primarily for patient waiting areas. Results indicate high satisfaction by users and hospital employees. We believe the approximately 6,000 hospitals and the many outpatient and other medical facilities in the U.S. provide a substantial market opportunity.

We believe the travel and leisure market also provides a significant market opportunity. This includes over 120 cruise ships operating internationally and over 40,000 hotels with under 150 rooms with many that do not offer in-room movies. Rail, bus, ferries and other modes of transportation also represent markets for eVU.

We also believe there is a market for eVU devices in the military on aircraft carriers and in other settings where personnel have down time and seek entertainment from a robust device with wide content variety without DVDs or tape.

Our Business Strategy

We are leveraging and building on our leadership position in the portable IFE market to market our eVU device to airlines and expand eVU distribution to the healthcare, military, and other travel and leisure markets. Our objective is to have our products play a significant role in the IFE and other related markets.

In addition to offering our eVU product and custom variations to customers, we also are available to provide customers a total solution from product design through development, manufacturing, delivery, and support. Our efforts include:

•
Expanding our business by obtaining new IFE airline customers and customers in the healthcare, military, and other travel and leisure industries. We intend to use both direct and VAR sales domestically and internationally to grow our business. We also intend to seek joint ventures or revenue sharing arrangements for deployment of eVU products in select applications.

•
Developing brand name recognition - This strategy is being pursued through participation in industry alliances, trade show participation, professional articles and attaching our name along with customer products to the greatest extent possible.

•
Expanding our technology base through continued enhancements of our technologies and application - We develop in-house proprietary designs, products, features or technologies that may be private labeled or licensed to one or more business customers. Our engineering team continues to enhance and update our DVAP platform, our MicroOS system and related technology. We also devote resources to expanding our technology to new applications. In addition to supporting music, voice, and video processing, we believe our technology may have applications in a wide range of products.

•
Leverage strategic industry relationships - We have established and maintain important strategic industry relationships and associations with a number of related companies. We seek to leverage these relationships to offer better technology integration and solutions to our business customers and to maximize subtle but valuable marketing and co-promotion opportunities.

We also intend to monetize our portfolio of patents related to the use of flash memory in portable devices. In June 2006 we engaged an intellectual property consultant to investigate, document and develop our portfolio and to liaison with outside legal counsel. We, and our advisors, have performed certain due diligence on our patents and we believe we have strong intellectual property rights that can be licensed. In March 2007 we selected and engaged the international legal firm Duane Morris LLP to handle certain patent enforcement matters on a contingent fee basis. There can be no assurance we can generate revenues from this activity.

Manufacturing

In the past we have employed nonexclusive relationships with manufacturers with facilities in Asia and the United States. These manufacturers either have performed or are qualified to perform manufacturing, assembly, and related services for us and for our customers and licensees. We have expertise in developing, performing and overseeing manufacturing processes.

In fiscal 2007 we purchased primary components from various suppliers with one manufacturer accounting for 73% of total purchases for the fiscal year. In fiscal 2006, two manufacturers accounted for 74% and 13% of total purchases for fiscal year 2006. For fiscal 2005 one manufacturer accounted for 92% of total purchases. These manufacturers purchase major electronic components from a limited number of suppliers.

We have developed a turnkey domestic manufacturing relationship with a qualified contract electronic manufacturer for our eVU product and believe we can deliver product timely to future customers. We expect substantially all of our fiscal 2008 purchases to be from this contract manufacturer. The loss of this manufacturer or the disruption in supply from the manufacturer or in the supply of components by its and our suppliers could have a material adverse effect on our financial condition, results of operations and cash flows.

Marketing, Sales and Distribution

Marketing and sales are performed internally primarily by our Vice President of Business Development and our President/Chief Technical Officer and various technical personnel who are involved in the sales process. Our initial focus has been on smaller international regional or short haul airlines directly and through a VAR.

We also intend to use VARs in the airline and other target markets. A VAR offers the ability to provide entertainment (movie, television, music, informational, and/or educational content), supply, content refreshment and logistic services (recharging and maintenance) and related services for customers not able or willing to provide such services. In May 2006 we entered into an VAR agreement with London based Mezzo Movies Ltd. providing them exclusive rights to certain customers in the low-cost short-haul airline market primarily in Europe. Although the exclusive rights have expired, we are continuing to work and ship product to Mezzo as a VAR customer.

We expect to add additional VARs in the airline and in our other target markets as we expand distribution. For some customers we may expand our business to provide the support services typically provided by our larger customers or VARs.

We also intend to seek joint ventures or revenue sharing arrangements for deployment of eVU products in select applications.

We market our product and services through our strategic and industry relationships and technical articles in trade and business journals. We also participate in industry trade shows, either directly or in conjunction with customers and/or strategic partners. In the last twelve months we have devoted significant resources to creating enhanced marketing materials that supplement custom marketing presentations to key prospects. We may in the future employ limited and selected advertising in targeted industry publications.

Sales to two major customer comprised approximately 53% and 39% of our revenues in fiscal 2007, [2006 - one customer comprised 94% of revenues] and [2005- one customer comprised 96%]. Historically, our revenues have relied on a few major customers. There is no assurance we will obtain any revenues from existing customers in fiscal 2008. We are seeking to expand our customer base and reduce reliance on a few customers in future periods. Currently the loss of any customer could have a material adverse effect on our financial condition, results of operations and cash flows.

Our backlog fluctuates due to the timing of large orders and other factors. Our products are manufactured with lead times of generally less than three months. Our backlog at March 31, 2007 was $1,725,000, at March 31, 2006 it was nil (excluding the uncompleted digEcor order for approximately $700,000), and at March 31, 2005 was $0.6 million. Our order backlog does not necessarily indicate future sales trends. Backlog orders are subject to modification, cancellation or rescheduling by our customers. Future shipments may also be delayed due to production delays, component shortages and other production and delivery related issues.

Research and Development Costs

For the years ended March 31, 2007, 2006 and 2005, we spent $1,474,540, $1,337,568 and $1,515,238, respectively, on research and development. We anticipate that we will continue to devote substantial resources to research and development activities. In fiscal 2005, approximately $122,613 of total research and development revenue was recognized from the company’s research and development contracts. The related costs were included in cost of services.

Intellectual Property

We have five issued U.S. patents covering our MicroOS file management software and certain technology related to the use of flash memory in portable digital devices. Our software is also protected by copyrights. We rely primarily on a combination of patents, copyright and trade secret protection together with licensing arrangements and nondisclosure and confidentiality agreements to establish and protect our proprietary rights.

We have designed and developed proprietary hardware encryption technology for content protection. This technology has been used in the digEplayer and eVU products and has been tested and approved by major Hollywood movie studios. We currently have a patent application pending with the U.S. Patent Office for this technology.

The patent position of any item for which we have filed a patent application is uncertain and may involve complex legal and factual issues. Although we are currently pursuing trademark applications with the U.S. Patent and Trademark Office and also have filed certain U.S. and international patent applications, we do not know whether any of these applications will result in the issuance of patents or trademarks, or, for any patents already issued or issued in the future, whether they will provide significant proprietary protection or will be circumvented or invalidated. Additionally, since an issued patent does not guarantee the right to practice the claimed invention, there can be no assurance others will not obtain patents that we would need to license or design around in order to practice our patented technologies, or that licenses that might be required would be available on reasonable terms. Further there can be no assurance that any unpatented manufacture, use, or sale of our technology or products will not infringe on patents or proprietary rights of others. We have made reasonable efforts in the design and development of our products not to infringe on other known patents.

We also rely on trade secret laws for protection of our intellectual property, but there can be no assurance others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets or disclose such technology, or that we can protect our rights to unpatented trade secrets.

We have also filed a number of trademark applications with the U.S. Patent and Trademark Office. We have received notification of allowance from the United States Patent Office for use of e.Digital™, MicroOS™, Smart Solutions for a Digital World (Service Mark), VoiceNav®, Music Explorer®, MXP™, Flashback®, Hold That Thought®, Fumble Free® and SoundClip® as registered trade names. We intend to make every reasonable effort to protect our proprietary rights to make it difficult for competitors to market equivalent competing products without being required to conduct the same lengthy testing and development conducted by us and not to use any of our innovative and novel solutions to overcome the many technical obstacles involved in developing portable devices using flash memory and other portable storage formats.

Competition

Many large manufacturers currently market various forms of component or handheld digital video players, including Panasonic, Sony, Samsung, Hitachi, RCA, Audiovox, Philips, Daewoo, General Electric, and Toshiba. Other manufacturers may announce products in the future.

Competition in the IFE industry comes from portable DVD hardware manufactured by companies such as Sony, Samsung, Panasonic, or Audiovox, who may sell such products to travelers or airlines or rental outfits and custom portable IFE hardware specifically targeted for airline use. We expect to compete with digEcor, our former customer that has announced a new portable IFE device to be built by others. Innovative Media Solutions (IMS) has offered a portable PC laptop-based IFE product used on several airlines and has recently offered additional models. AIRVOD Entertainment Systems and Phantom Media, European producers, advertise portable IFE products that may become competitive to eVU. Panasonic and other electronic companies have or have announced products and may become more active in the portable IFE industry. The airline industry may also continue to opt for embedded IFE systems offered by Panasonic, Thales and others. Motion picture studios or others could contract competing hardware developers to create new portable products for the IFE industry. Although our system was designed as a portable IFE device and has unique features and the support of content providers, there can be no assurance that other manufacturers will not create and introduce new competing portable IFE products.

Barriers to entry by new competitors are not significant and new competitors in consumer electronics are continually commencing operations. The technology of electronics and electronic components, features and capabilities is also rapidly changing, in many cases causing rapid obsolescence of existing products and technologies.

We believe we have developed a leading low-level real time operating system and comprehensive file management system capable of customization for individual customer requirements. Other companies offering file management systems include M-Systems Flash Disk Pioneers Ltd. (acquired in 2006 by SanDisk Corporation), Intel Corporation, PortalPlayer Inc., I/O Magic, and Datalight Inc. In addition to licensing file management systems, some companies develop their own file management systems for a particular product, either in total or by adapting from one of the competitive vendors. While this self-development is common in simple memory management devices, we offer a system attractive for complex applications. Our technology competes with other solutions; however, we focus on markets requiring advanced features and a robust file management system. Although we were successful in competing against other systems in our selection by Bang & Olufsen, APS, and others, there is no assurance we can continue to compete against other providers of digital recording solutions, many of whom have substantially greater resources.

We believe our existing know-how, contracts, patents, copyrights, trade secrets and potential future patents and copyrights, will be significant in enabling us to compete successfully in the field of portable digital entertainment products and systems.

Seasonality

Our current business is not seasonal.

Executive Officers

Alex Diaz - Mr. Diaz joined the Board in July 2002 and was appointed Chairman in November 2002. Mr. Diaz is Executive Vice President of Califormula Radio Group in San Diego, where he oversees the wide area network (WAN) linking audio, production studios, and transmitter sites, all of which he designed. He also established a Web presence for several of Califormula's San Diego radio stations, including Jammin' Z90, Radio Latina, and classical music station
XLNC1. Before joining Califormula, Mr. Diaz worked at Radio Computing Services in New York. Mr. Diaz holds bachelor's degrees in mathematics and computer science from the University of California in San Diego.

William Blakeley -Mr. Blakeley was appointed President and Chief Technical Officer in November 2005. Mr. Blakeley has served as a Principal Systems Engineer and Manager for Northrop Grumman Radio Systems since August 2002. Mr. Blakeley also served as an independent consultant (program management) for two venture backed start-ups from January 2002 until August 2002. He also served as Vice President of Engineering for Aegis Broadband Inc. from January 1999 until January 2002. He has also served as President of SDCOMM Technologies, Inc. from 1997 to 1999. From 1988 to 1997, Mr. Blakeley held various management positions with Scientific Atlanta, Inc. Mr. Blakeley obtained a Bachelor of Science degree in Applied Mathematics from San Diego State University in 1983 and a Master of Science degree in electrical engineering from San Diego State University in 1988.

Robert Putnam - Mr. Putnam was appointed Senior Vice President in April 1993. He was appointed a Director of the company in 1995. In May 2005, Mr. Putnam assumed the additional responsibilities of Interim Chief Accounting Officer and Corporate Secretary. Mr. Putnam served as Secretary of the company from March 1998 until December 2001. He served as a Director of American Technology Corporation from 1984 to September 1997 and served as Secretary/Treasurer until February 1994, President and Chief Executive Officer from February 1994 to September 1997 and currently serves as Investor Relations of American Technology Corporation. He also served as Secretary/Treasurer of Patriot Scientific from 1989 until December 2000 and was a director from 1989 to March 1998. Mr. Putnam obtained a B.A. degree in mass communications/advertising from Brigham Young University in 1983. Mr. Putnam devotes only part-time services to the company, approximately twenty hours per week.

Employees

As of May 31, 2007, we employed approximately 15 full-time employees and two part-time employee of whom five were in production and testing, eight were in research, development and engineering, two were in sales, general and administrative and two are executive officers. None of our employees are represented by a labor union, and we are not aware of any current efforts to unionize the employees. Management considers the relationship between the company and its employees to be good.

We also engage consultants or lease engineering personnel on a temporary basis from time to time and use other outside consultants for various services.

Environmental Compliance and Government Regulation

Our operations are subject to various foreign, federal, state and local regulatory requirements relating to environmental, waste management, health and safety matters and there can be no assurance that material costs and liabilities will not be incurred or that past or future operations will not result in exposure or injury or claims of injury by employees or the public. Some risk of costs and liabilities related to these matters are inherent in our business, as with many similar businesses. Management believes its business is operated in substantial compliance with applicable environmental, waste management, health and safety regulations, the violation of which could have a material adverse effect on our operations. In the event of violation, these requirements provide for civil and criminal fines, injunctions and other sanctions and, in certain instances, allow third parties to sue to enforce compliance. In addition, new, modified or more stringent requirements or enforcement policies could be adopted which could adversely affect our operations.

Portable electronic devices must various regulations related to electronics and radiated emissions. Devices for operation on aircraft must comply with additional emission regulations. RTCA, Inc., a global organization comprised of industry and government representatives, develops standards to assure the safety and reliability of all Airborne Electronics (Avionics). Manufacturers of aircraft electronic equipment selling their products in the United States, Europe, and around the globe must meet RTCA requirements, including RTCA/DO-160D. Our eVU is DO-160D-certified for conducted and radiated emissions. DO-160D is the standard procedures and environmental test criteria for testing airborne equipment for the entire spectrum of aircraft from light general aviation aircraft and helicopters through large commercial jets. eVU is also U.S. FCC and European CE compliant.

We are also subject to environmental regulation with respect to our product sales to European customers. The European Union (EU) has finalized the Waste Electrical and Electronic Equipment (WEEE) directive, which regulates the collection, recovery and recycling of waste from electrical and electronic products, and the Restrictions on the Use of Certain Hazardous Substances in Electrical and Electronic Equipment (RoHS) directive, which bans the use of certain hazardous materials including lead, mercury, cadmium, chromium and halogenated flameretardants. In order to comply with the WEEE directive, we will be required to contribute to the cost of collection, treatment, disposal and recycling of past and future covered products. In order to comply with the RoHS directive, we may need to substantially alter product designs and/or find alternate suppliers for critical components used in those products. Because detailed regulations on practices and procedures related to WEEE and RoHS are evolving in member states and because we have yet to assess fully the ramifications to our products, we are presently unable to reasonably estimate the amount of any costs that we may incur in order to comply with WEEE and RoHS. Failure to achieve compliance with the RoHS directive prior to the required implementation date would adversely impact our ability to sell products in EU member states that have begun enforcement of the directive.

Available Information

e.Digital Corporation’s Internet website address is www.edigital.com. Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act are available free of charge through our company’s website as soon as reasonably practical after those reports are electronically filed with, or furnished to, the Securities and Exchange Commission.

ITEM 1A. RISK FACTORS

Cautionary Note on Forward Looking Statements

In addition to the other information in this annual report the factors listed below should be considered in evaluating our business and prospects. This annual report contains a number of forward-looking statements that reflect our current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below and elsewhere herein, that could cause actual results to differ materially from historical results or those anticipated. In this report, the words “anticipates,” “believes,” “expects,” “intends,” “future” and similar expressions identify forward-looking statements. Readers are cautioned to consider the specific factors described below and not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. We undertake no obligation to publicly revise these forward-looking statements, to reflect events or circumstances that may arise after the date hereof.

Financial Risks

We Have a History of Losses and May Incur Future Losses. We have incurred significant operating losses in prior fiscal years and as of the fiscal year ended and March 31, 2007 we had an accumulated deficit of $80.4 million. We had losses of approximately $3.1 million, $3.1 million and $2.4 million in fiscal years 2007, 2006 and 2005, respectively. To date, we have not achieved profitability and given the level of operating expenditures and the uncertainty of revenues and margins, we will continue to incur losses and negative cash flows in future periods. The failure to obtain sufficient revenues and margins to support operating expenses could harm our business.

Unless We Obtain Adequate Financing and Increase Our Revenues We May Be Unable to Continue as a Going Concern. We have experienced substantial reduction in cash, projected revenues and increased costs that adversely affected our results of operations and cash flows. Our company has suffered recurring losses from operations. This factor, in combination with (i) reliance upon debt and new equity financing to fund the continuing losses from operations and cash flow deficits, (ii) material net losses and cash flow deficits from operations during fiscal year 2007, fiscal year 2006 and in prior years and (iii) the possibility that we may be unable to meet our debts as they come due, raise substantial doubt about our ability to continue as a going concern. Our company’s ability to continue as a going concern is dependent upon our ability to obtain adequate financing and achieve a level of revenues, adequate to support our capital and operating requirements, as to which no assurance can be given. In the event we are unable to continue as a going concern, we may elect or be required to seek protection from our creditors by filing a voluntary petition in bankruptcy or may be subject to an involuntary petition in bankruptcy. To date, management has not considered this alternative, nor does management view it as a likely occurrence. Our auditors have included in their report an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern.

We Need to Obtain Additional Financing to Continue Operating our Business. We had an operating cash flow deficit of $2.5 million for the year ended March 31, 2007. We believe that cash on hand and proceeds from existing development and production contracts and product sales, are not sufficient to meet cash requirements for the next twelve months. We anticipate the need to raise additional funds to:

•	Finance working capital requirements

•	Pay for increased operating expenses or shortfalls in anticipated revenues

•	Fund research and development costs

•	Develop new technology, products or services

•	Respond to competitive pressures

•	Support strategic and industry relationships

•	Fund the production and marketing of our products and services

•	Meet our debt obligations as they become due

We cannot guarantee that the common stock purchase agreement with Fusion Capital Fund II, LLC (“Fusion Capital”) will be sufficient or available to fund our ongoing operations. We only have the right to receive $80,000 every four business days under the agreement with Fusion Capital unless our stock price equals or exceeds $0.10, in which case we can sell greater amounts to Fusion Capital as the price of our common stock increases. Fusion Capital does not have the right nor the obligation to purchase any shares of our common stock on any business day that the market price of our common stock is less than $0.08. We registered 19,166,666 shares for sale by Fusion Capital from time to time. We sold 4,166,666 shares to Fusion Capital in January 2007 for proceeds of $500,000. Accordingly, the selling price of the common stock that may be sold to Fusion in fiscal 2008 and to the term of the common stock purchase agreement will have to average at least $0.53 per share for us to receive the maximum additional proceeds of $8 million. Assuming a purchase price of $0.24 per share (the closing sale price of the common stock on March 30, 2007) and the purchase by Fusion of the remaining shares under the common stock purchase agreement at that date, proceeds to us would only be an additional $3.6 million.

The extent we rely on Fusion Capital as a source of funding will depend on a number of factors including, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources, such as through the sale of our products or services or the licensing of our intellectual property. Specifically, Fusion Capital does not have the right nor the obligation to purchase any shares of our common stock on any business days that the market price of our common stock is less than $0.08. Fusion Capital may also terminate the arrangement for reasons including our failure to maintain effectiveness of the registration statement. If obtaining sufficient financing from Fusion Capital was to prove unavailable or prohibitively dilutive and if we are unable to raise additional funds through the sale of our products or services or the licensing of our intellectual property, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we are able to access the sufficient financing under the common stock purchase agreement with Fusion Capital, we may still need additional capital to fully implement our business, operating and development plans.

We cannot assure you that such additional financing will be available on terms favorable to us, or at all. If adequate funds are not available to us then we may not be able to continue operations or take advantage of opportunities. If we raise additional funds through the sale of equity, including common stock, the percentage ownership of our stockholders will be reduced.

We do not Anticipate Paying Dividends. We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain any future earnings to fund the development and growth of our business. An investment in our common stock, therefore, may be more suitable for an investor that is seeking capital appreciation rather than current yield and, as a consequence, may be more speculative. Accordingly, investors should not purchase our common stock with an expectation of receiving regular dividends.

We Expect Our Operating Results to Fluctuate Significantly - Our quarterly and annual operating results have fluctuated significantly in the past and we expect that they will continue to fluctuate in the future. This fluctuation is a result of a variety of factors, including the following:

•	Unpredictable demand and pricing for our contract development services

•	Market acceptance of our business customers’ products by end users

•	Uncertainties with respect to future customer product orders, their timing and the margins to be received, if any

•	Fluctuations in operating costs

•	Changes in research and development costs

•	Changes in general economic conditions

•	Changes in technology

•	Short product lifecycles

We May Experience Product Delays, Cost Overruns and Errors Which Could Adversely Affect our Operating Performance and Ability to Remain Competitive. We have experienced development delays and cost overruns associated with contract development services in the past. We may experience additional delays and cost overruns on current projects or future projects. Future delays and cost overruns could adversely affect our financial results and could affect our ability to respond to technological changes, evolving industry standards, competitive developments or customer requirements. Our technology, the results of our contract services and the products produced for our customers could contain errors that could cause delays, order cancellations, contract terminations, adverse publicity, reduced market acceptance of products, or lawsuits by our customers or others who have acquired our products, including customers branded products.

Risks Related to Sales, Marketing and Competition

We May Be Unable to Successfully Compete in the Electronic Products Market Which is Highly Competitive and Subject to Rapid Technological Change. We compete in the market for electronics products which is intensely competitive and subject to rapid technological change. The market is also impacted by evolving industry standards, rapid price changes and rapid product obsolescence. Our competitors include a number of large foreign companies with U.S. operations and a number of domestic companies, many of which have substantially greater financial, marketing, personnel and other resources. Our current competitors or new market entrants could introduce new or enhanced technologies or products with features that render the company’s technology or products obsolete or less marketable, or could develop means of producing competitive products at a lower cost. Our ability to compete successfully will depend in large measure on our ability to maintain our capabilities in connection with upgrading products and quality control procedures and to adapt to technological changes and advances in the industry. Competition could result in price reductions, reduced margins, and loss of contracts, any of which could harm our business. There can be no assurance that we will be able to keep pace with the technological demands of the marketplace or successfully enhance our products or develop new products that are compatible with the products of the electronics industry.

We Rely on a Limited Number of Customers for Revenue and Customer Litigation. Historically, a substantial portion of our revenues has been derived primarily from a limited number of customers. Two customers accounted for 92% of revenues in the year ended March 31, 2007 and one customer, digEcor, accounted for approximately 94% of revenues for fiscal 2006. The failure to receive orders for and produce products or a decline in the economic prospects of our customers or the products we may produce for sale may have a material adverse effect on our operations. In May 2006, the company and certain of its officers were sued by former customer digEcor. We are unable to determine at this time the impact this litigation and matter may have on our financial position or results of operations. An adverse ruling by the court could have a material adverse effect on our financial position and results of operations. See “Legal Proceedings.”

If We Are Unsuccessful in Achieving Market Acceptance of Our Products, It Could Harm Our Business. Sales and marketing strategy contemplates sales of developed products to the electronics and computer software market by our customers. The failure of our customers to penetrate their projected markets would have a material adverse effect upon our operations and prospects. Market acceptance of our products and those of our customers will depend in part upon our ability to demonstrate and maintain the advantages of our technology over competing products.

We Have Limited Marketing Capabilities and Resources Which Makes It Difficult For Us to Create Awareness of and Demand for Our Products and Technology. We have limited marketing capabilities and resources and are primarily dependent upon in-house executives for the marketing of our products, as well as our licensing business. Selling products and attracting new business customers requires ongoing marketing and sales efforts and expenditure of funds to create awareness of and demand for our technology. We cannot assure that our marketing efforts will be successful or result in future development contracts or other revenues.

The Success of Our Business Depends on Emerging Markets and New Products.  In order for demand for our technology, services and products to grow, the markets for portable digital devices, such as digital recorders and digital video/music players and other portable consumer devices must develop and grow. If sales for these products do not grow, our revenues could decline. To remain competitive, we intend to develop new applications for our technology and develop new technology and products. If new applications or target markets fail to develop, or if our technology, services and products are not accepted by the market, our business, financial condition and results of operations could suffer.

Development of New or Improved Products, Processes or Technologies May Render Our Technology Obsolete and Hurt Our Business. The electronics, contract manufacturing and computer software markets are characterized by extensive research and development and rapid technological change resulting in very short product life cycles. Development of new or improved products, processes or technologies may render our technology and developed products obsolete or less competitive. We will be required to devote substantial efforts and financial resources to enhance our existing products and methods of manufacture and to develop new products and methods. There can be no assurance we will succeed with these efforts. Moreover, there can be no assurance that other products will not be developed which may render our technology and products obsolete.

Risks Related to Operations

We Depend On a Limited Number of Contract Manufacturers and Suppliers and Our Business Will Be Harmed By Any Interruption of Supply or Failure of Performance. We rely on one major supplier for manufacturing our in-flight entertainment, eVU product. We depend on our contract manufacturer to (i) allocate sufficient capacity to our manufacturing needs, (ii) produce acceptable quality products at agreed pricing and (iii) deliver on a timely basis. If a manufacturer is unable to satisfy these requirements, our business, financial condition and operating results may be materially and adversely affected. Any failure in performance by our manufacturer for any reason could have a material adverse affect on our business. Production and pricing by such manufacturer is subject to the risk of price fluctuations and periodic shortages of components. We have no supply agreements with component suppliers and, accordingly, we are dependent on the future ability of our manufacturer to purchase components. Failure or delay by suppliers in supplying necessary components could adversely affect our ability to deliver products on a timely and competitive basis in the future.

If We Lose Key Personnel or Are Unable to Attract and Retain Additional Highly Skilled Personnel Required For the Expansion of Our Activities Our Business Will Suffer. Our future success depends to a significant extent on the continued service of our key technical, sales and senior management personnel and their ability to execute our strategy. The loss of the services of any of our senior level management, or certain other key employees, may harm our business. Our future success also depends on our ability to attract, retain and motivate highly skilled employees. Competition for employees in our industry is intense. We may be unable to retain our key employees or to attract, assimilate and retain other highly qualified employees in the future. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications.

Because Some of Our Management are Part-Time and Have Certain Conflicts of Interest, Our Business Could Be Harmed. Our Senior Vice President, Robert Putnam, is also investor relations of American Technology Corporation. As a result of his involvement with American Technology Corporation, Mr. Putnam has in the past, and is expected in the future to devote a substantial portion of his time to other endeavors and only part-time services to e.Digital. Certain conflicts of interest now exist and will continue to exist between e.Digital and Mr. Putnam due to the fact that he has other employment or business interests to which he devotes some attention and he is expected to continue to do so. It is conceivable that the respective areas of interest of e.Digital and American Technology Corporation could overlap or conflict.

Risks Related to Intellectual Property and Government Regulation

Failing to Protect Our Proprietary Rights to Our Technology Could Harm Our Ability to Compete, as well as Our Results of Our Operations. Our success and ability to compete substantially depends on our internally developed software, technologies and trademarks, which we protect through a combination of patent, copyright, trade secret and trademark laws. Patent applications or trademark registrations may not be approved. Even when they are approved, our patents or trademarks may be successfully challenged by others or invalidated. If our trademark registrations are not approved because third parties own such trademarks, our use of these trademarks would be restricted unless we enter into arrangements with the third-party owners, which may not be possible on commercially reasonable terms or at all. We generally enter into confidentiality or license agreements with our employees, consultants and strategic and industry partners, and generally control access to and distribution of our software, technologies, documentation and other proprietary information. Despite our efforts to protect our proprietary rights from unauthorized use or disclosure, parties may attempt to disclose, obtain or use our solutions or technologies. The steps we have taken may not prevent misappropriation of our solutions or technologies, particularly in foreign countries where laws or law enforcement practices may not protect our proprietary rights as fully as in the United States. We have licensed, and we may license in the future, certain proprietary rights to third parties. While we attempt to ensure that our business partners maintain the quality of our brand, they may take actions that could impair the value of our proprietary rights or our reputation. In addition, these business partners may not take the same steps we have taken to prevent misappropriation of our solutions or technologies.

We May Face Intellectual Property Infringement Claims That May Be Difficult to Defend and Costly to Resolve, Which Could Harm Our Business. Although we do not believe we infringe the proprietary rights of any third parties, we cannot assure you that third parties will not assert such claims against us in the future or that such claims will not be successful. We could incur substantial costs and diversion of management resources to defend any claims relating to proprietary rights, which could harm our business. In addition, we are obligated under certain agreements to indemnify the other party for claims that we infringe on the proprietary rights of third parties. If we are required to indemnify parties under these agreements, our business could be harmed. If someone asserts a claim relating to proprietary technology or information against us, we may seek licenses to this intellectual property. We may not be able to obtain licenses on commercially reasonable terms, or at all. The failure to obtain the necessary licenses or other rights may harm our business.

Risks Related to Government Regulation, Content and Intellectual Property Government Regulation May Subject Us to Liability and Require Us to Change the Way We Do Business. Our business is subject to rapidly changing laws and regulations. Although our operations are currently based in California, the United States government and the governments of other states and foreign countries have attempted to regulate activities on the Internet. Evolving areas of law that are relevant to our business include privacy law, copyright law, proposed encryption laws, content regulation and import/export regulations. Because of this rapidly evolving and uncertain regulatory environment, we cannot predict how these laws and regulations might affect our business. In addition, these uncertainties make it difficult to ensure compliance with the laws and regulations governing the Internet. These laws and regulations could harm us by subjecting us to liability or forcing us to change how we do business. We are also subject to regulations for portable electronic devices in various countries and for the emissions of such devices in aircraft. Failure to comply with these many regulations could harm our business or require us to repurchase products from customers.

The WEEE and RoHS Directives in Europe May Impact the Cost of Our Products and/or Our Ability to Sell products in Europe. The European Union (EU) has finalized the Waste Electrical and Electronic (WEEE) directive, which regulates the collection, recovery and recycling of waste from electrical and electronic products, and the Restrictions on the Use of Certain Hazardous Substances in Electrical and Electronic Equipment (RoHS) directive, which bans the use of certain hazardous materials including lead, mercury, cadmium, chromium and halogenated flame-retardants. In order to comply with the WEEE directive, we will be required to contribute to the cost of collection, treatment, disposal and recycling of past and future covered products. In order to comply with the RoHS directive, we may need to substantially alter product designs and/or find alternate suppliers for critical components used in those products. Because detailed regulations on practices and procedures related to WEEE and RoHS are evolving in member states and because we have yet to assess fully the ramifications to our products, we are presently unable to estimate the amount of any costs that we may incur in order to comply with WEEE and RoHS. Failure to achieve compliance with the RoHS directive prior to the required implementation date would adversely impact our ability to sell products in EU member states that have begun enforcement of the directive.

We May Incur Liability from Our Requirement to Indemnify Certain Customers Regarding Current Litigation and Certain Intellectual Property Matters. Our contracts with major airlines are subject to future performance by us and product warranties and intellectual property indemnifications including certain remedies, ranging from modification to product substitution or refund. We are also required to provide similar indemnification for adverse consequences of the litigation described below in “Legal Proceedings.” Should our products be deemed to infringe on the intellectual property of others the costs of modification, substitution or refund could be material and could harm our business and adversely impact our operations.

Failure to Achieve and Maintain Effective Internal Controls in accordance with Section 404 of the Sarbanes-Oxley Act Could Have a Material Adverse Effect On Our Business. As a public company, we will be required to document and test our internal financial control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which will require annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent auditors that both addresses management’s assessments and provides for the independent auditor’s assessment of the effectiveness of our internal controls. During the course of our testing, we may identify deficiencies, which we may not be able to remediate in time to meet our deadline for compliance with Section 404, and we may also identify inaccuracies or deficiencies in our financial reporting that could require revisions to or restatement of prior period results. Testing and maintaining internal controls also will involve significant costs and can divert our management’s attention from other matters that are important to our business. We may not be able to conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404, and our independent auditors may not be able or willing to issue a favorable assessment of our conclusions. Failure to achieve and maintain an effective internal control environment could harm our operating results and could cause us to fail to meet our reporting obligations and could require that we restate our financial statements for prior periods, any of which could cause investors to lose confidence in our reported financial information and cause a decline, which could be material, in the trading price of our common stock.

Risks Related to Trading in Our Common Stock

The Sale of our Common Stock to Fusion Capital May Cause Dilution and the Sale of the Shares of Common Stock Acquired by Fusion Capital Could Cause the Price of our Common Stock to Decline. In connection with entering into the common stock purchase agreement, we authorized the sale to Fusion Capital of up to 19,166,666 shares of our common stock. The number of shares ultimately offered for sale by Fusion Capital is dependent upon the number of shares purchased by Fusion Capital under the common stock purchase agreement. The purchase price for the common stock to be sold to Fusion Capital pursuant to the common stock purchase agreement will fluctuate based on the price of our common stock. All of the 19,166,666 shares in the offering are expected to be freely tradable. It is anticipated that the shares registered will be sold over the next 20 months. Depending upon market liquidity at the time, a sale of shares under the offering at any given time could cause the trading price of our common stock to decline. Fusion Capital may ultimately purchase all, some or none of the 15,000,000 shares of common stock not issued at March 31, 2007. After it has acquired the shares, it may sell all, some or none of the shares. Therefore, sales to Fusion Capital by us under the agreement may result in substantial dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock under this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. However, we have the right to control the timing and amount of any sales of our shares to Fusion Capital and the common stock purchase agreement may be terminated by us at any time at our discretion without any cost to us.

Investing in a Technology Stock (Such as Ours) May Involve Greater Risk Than Other Investments Due to Market Conditions, Stock Price Volatility and Other Factors. The trading price of our common stock has been subject to significant fluctuations to date, and will likely be subject to wide fluctuations in the future due to:

•	Quarter-to-quarter variations in operating results

•	Announcements of technological innovations by us, our customers or competitors

•	New products or significant design achievements by us or our competitors

•	General conditions in the markets for the our products or in the electronics industry

•	The price and availability of products and components

•	Changes in operating factors including delays of shipments, orders or cancellations

•	General financial market conditions

•	Market conditions for technology stocks

•	Litigation or changes in operating results or estimates by analysts or others

•	Or other events or factors

In addition, potential dilutive effects of future sales of shares of common stock by stockholders and by the Company, including Fusion Capital and subsequent sale of common stock by the holders of warrants and options could have an adverse effect on the market price of our shares.

We do not endorse and accept any responsibility for the estimates or recommendations issued by stock research analysts or others from time to time or comments on any electronic chat boards. The public stock markets in general, and technology stocks in particular, have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many high technology companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock in the future.

Low-Price Stocks and Stocks Traded on the OTC Electronic Bulletin Board are Subject to Special Regulations and may have Increased Risk. Our shares of common stock are traded on the OTC Electronic Bulletin Board, an electronic, screen-based trading system operated by the National Association of Securities Dealers, Inc. (“NASD”). Securities traded on the OTC Electronic Bulletin Board are, for the most part, thinly traded and are subject to special regulations not imposed on securities listed or traded on the NASDAQ system or on a national securities exchange. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock. Sales of substantial amounts of our outstanding common stock in the public market could materially adversely affect the market price of our common stock. To date, the price of our common stock has been extremely volatile with the sale price fluctuating from a low of $0.10 to a high of $0.285 in the last twelve months. In addition, our common stock is subject to Rules 15g-1-15g-6 promulgated under the Securities Exchange Act of 1934 that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally, a person with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with his or her spouse). For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company’s securities and may affect the ability of investors to sell their securities in the secondary market. The Securities and Exchange Commission has also adopted regulations which define a “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the regulations require the delivery, prior to the transaction, of a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer must also disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock in the account and information on the limited market in penny stocks.

Important Factors Related to Forward-Looking Statements and Associated Risks. This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 and we intend that such forward-looking statements be subject to the safe harbors created thereby. These forward-looking statements include our plans and objectives of management for future operations, including plans and objectives relating to the products and our future economic performance. The forward-looking statements included herein are based upon current expectations that involve a number of risks and uncertainties. These forward-looking statements are based upon assumptions that we will design, manufacture, market and ship new products on a timely basis, that competitive conditions within the computer and electronic markets will not change materially or adversely, that the computer and electronic markets will continue to experience growth, that demand for the our products will increase, that we will obtain and/or retain existing development partners and key management personnel, that future inventory risks due to shifts in market demand will be minimized, that our forecasts will accurately anticipate market demand and that there will be no material adverse change in our operations or business. Assumptions relating to the foregoing involve judgments with respect, among other things, to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking information will be realized. In addition, as disclosed above, our business and operations are subject to substantial risks which increase the uncertainty inherent in such forward-looking statements. Any of the other factors disclosed above could cause our net sales or net income (or loss), or our growth in net sales or net income (or loss), to differ materially from prior results. Growth in absolute amounts of costs of sales and selling and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated in the forward-looking statements. Budgeting and other management decisions are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and business developments, the impact of which may cause us to alter our marketing, capital expenditure or other budgets, which may in turn affect our results of operations. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information, should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

ITEM 1B. UNRESOLVED STAFF COMMENTS

None

ITEM 2. PROPERTIES

In March 2006, we entered into a sixty-two month lease, commencing June 1, 2006, for approximately 4,800 square feet at 16770 West Bernardo Drive, San Diego, California with an aggregate payment of $5,805 excluding utilities and costs. The aggregate payments adjust annually with maximum aggregate payments totaling $6,535 in the fifty-first through the sixty-second month.

We believe this facility is adequate to meet our needs for the next twelve months given current plans. However should we expand our operations, we may be required to obtain additional space or alternative space. We believe there is adequate availability of office space in the general vicinity to meet our future needs.

ITEM 3. LEGAL PROCEEDINGS

In May 2006, we announced that a complaint had been filed against our company and certain of our officers and employees by digEcor, Inc. in the Third Judicial District Court of Utah, County of Salt Lake. The complaint alleged breaches of contract, unjust enrichment, breaches of good faith and fair dealing, fraud, negligent misrepresentation, and interference with prospective economic relations. digEcor sought, among other things, an injunction to prevent our company from selling or licensing certain digital rights management technology and “from engaging in any competition with digEcor until after 2009.” digEcor also sought “actual damages” of $793,750 and “consequential damages...not less than an additional $1,000,000.” This action was related to a purchase order we placed for this customer in the normal course of business on November 11, 2005 for 1,250 digEplayers™ with our contract manufacturer, Maycom Co., Ltd.. Maycom was paid in full for the order by both e.Digital and digEcor by March 2006, but Maycom failed to timely deliver the order. We recorded an impairment charge of $603,750 in March 2006 for deposits paid to Maycom due to the uncertainty of obtaining future delivery. In October 2006 we received delivery from Maycom of the delayed 1,250-unit digEplayer order and delivered the order to digEcor. We recognized $713,750 of revenue from this order and reversed an impairment charge of $603,750 in our third fiscal 2007 quarter.

We have answered the complaint and are pursuing certain counterclaims. The case is currently in the discovery phase. In January 2007, the Court ruled on certain motions of the parties. In its ruling, the Court dismissed digEcor’s unjust enrichment, fraud, negligent misrepresentation, tortious interference and punitive damage claims. The Court further acknowledged the delivery of the 1,250-unit order and a partial settlement between the parties reducing digEcor’s claim for purchase-price or actual damages from $793,750 to $94,846 with such amount still being disputed by e.Digital. digEcor’s contract and damages claims remain in dispute, and the Court provided some interpretation of the contracts at issue in its ruling. The foregoing and other findings of the Court may be subject to appeal by either party. digEcor has since amended its Complaint to assert an alternative breach of contract claim, and claims for federal, state and common law unfair competition, and digEcor seeks an injunction prohibiting e.Digital “from engaging in any competition with digEcor until after 2013.” In April 2007 digEcor filed a motion for summary judgment seeking enforcement of an alleged noncompete provision and an injunction prohibiting e.Digital from competing with digEcor, to which we responded in June 2007. We believe we have substantive and multiple defenses and intend to vigorously challenge the pending summary judgment motion and all remaining matters. Due to the uncertainties inherent in any litigation, however, there can be no assurance whether we will or will not prevail in our defense against digEcor’s remaining claims. We are also unable to determine at this time the impact this complaint and matter may have on our financial position or results of operations. We have an accrual of $80,000 as an estimate of a deposit obligation related to the remaining general damage claim and we intend to seek restitution from Maycom for any damages we may incur but recovery from Maycom is not assured. Maycom is not involved in the design, tooling or production of our proprietary eVU mobile product. Moreover, we do not presently plan or expect to produce or sell digEplayer models to digEcor or other customers in the future.

In May, 2007 we filed a second amended counterclaim in the United States District Court of Utah seeking a declaratory judgment confirming the status of prior agreements between the parties, alleging breach of our confidential information and trade secrets by digEcor, seeking an injunction against digEcor’s manufacture and sale of a portable product based on our company’s technology, alleging breach of duty to negotiate regarding revenue sharing dollars our company believes it has the right to receive and tortious interference by digEcor in our contracts with third parties. We intend to vigorously prosecute these counterclaims. There can be no assurance, however, that we will prevail on any of our counterclaims.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None

PART II

ITEM 5. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock trades in the over-the-counter market on the OTC Electronic Bulletin Board. The following table sets forth, for the periods indicated, the high and low closing bid prices for our common stock, as reported by the National Quotation Bureau, for the quarters presented. Bid prices represent inter-dealer quotations without adjustment for markups, markdowns, and commissions.

Fiscal year ended March 31, 2006
First quarter	$0.22	$0.15
Second quarter	$0.16	$0.10
Third quarter	$0.11	$0.07
Fourth quarter	$0.17	$0.07

Fiscal year ended March 31, 2007
First quarter	$0.16	$0.08
Second quarter	$0.20	$0.12
Third quarter	$0.20	$0.15
Fourth quarter	$0.28	$0.16

Holders

At June 28, 2007 there were 245,415,499 shares of common stock outstanding and approximately 2,872 stockholders of record.

Dividends

We have never paid any dividends to our common stockholders. Future cash dividends or special payments of cash, stock or other distributions, if any, will be dependent upon our earnings, financial condition and other relevant factors. The Board of Directors does not intend to pay or declare any dividends on our common stock in the foreseeable future, but instead intends to have the company retain all earnings, if any, for use in the business.

Recent Sales of Unregistered Securities

The following common shares were issued during the fiscal year and not previously reported in a Quarterly Report on Form 10-Q or Current Report on Form 8-K:

•
On March 1, 2007 the Company issued 94,936 shares of common stock to Davric Corporation in consideration of a $15,000 monthly payment on its 7.5% term note. No commissions were paid and a restrictive legend was placed on the shares issued.

•
On March 30, 2007 the Company issued 59,523 shares of common stock to Davric Corporation in consideration of a $15,000 monthly payment on its 7.5% term note. No commissions were paid and a restrictive legend was placed on the shares issued.

Issuer Purchases of Equity Securities

Not applicable.

ITEM 6. SELECTED CONSOLIDATED FINANCIAL DATA

Selected Consolidated Financial Data
(In thousands, expect per share data)

Statement of Operations Data	2007	2006	2005	2004	2003
Revenues	$1,815	$3,250	$4,252	$3,418	$2,597
Gross profit (loss)	1,025	114	997	689	(900)
Operating loss	(2,068)	(2,541)	(2,035)	(2,328)	(5,841)
Loss for the year	(3,129)	(3,107)	(2,417)	(2,516)	(6,666)
Loss attributable to common stockholders	(3,252)	(5,268)	(3,743)	(3,468)	(6,727)
Basic earnings per common share (1)	($0.01)	($0.03)	$(0.02)	$(0.02)	$(0.05)
Weighted average number of common and
common equivalent shares outstanding	217,130	177,472	165,525	155,100	140,065

(1)	For information pertaining to the calculation of basic earnings (loss) per common shares, see Note 2 to the Consolidated Financial Statements elsewhere in this report.

Balance Sheet Data	2007	2006	2005	2004	2003
Total current assets	$1,092	$1,093	$1,847	$538	$715
Total current liabilities	2,440	3,610	3,337	1,634	2,021
Total assets	1,757	1,156	1,973	696	895
Long-term debt, less current maturities	754	-	897	836	637
Series D preferred stock	910	960	1,150	1,450	2,050
Series E preferred stock	-	-	-	862	-
Series EE preferred stock	-	250	1,250	-	-
Stockholders’ deficit	(1,437)	(2,454)	(2,261)	(1,774)	(1,874)

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements and the notes thereto and includes forward-looking statements with respect to the company’s future financial performance. Actual results may differ materially from those currently anticipated and from historical results depending upon a variety of factors, including those described elsewhere in this Annual Report and under the sub-heading, “Risk Factors - Important Factors Related to Forward-Looking Statements and Associated Risks.”

General

e.Digital Corporation is a holding company that operates through a wholly-owned California subsidiary of the same name and is incorporated under the laws of Delaware. We have innovated a proprietary secure digital video/audio technology platform (“DVAP”) that can be applied to produce complex portable electronic products. In 2003 our DVAP was applied to pioneer a portable in-flight entertainment (“IFE”) device, the digEplayer™, for one customer. In February 2006 we introduced a new and improved DVAP device, the eVU™ mobile entertainment device targeted at the IFE and additional markets. We commenced eVU customer trials in the late 2006 and commercial shipments to customers in the third quarter of fiscal 2007.

We believe we are the leading producer of dedicated portable IFE products delivering over 10,000 units since 2003 for airline use. Our latest model, eVU, features sharp images on a 7” or 8” high resolution LCD screen, a 40 GB to 200 GB of rugged and reliable storage, high audio fidelity, dual stereo headphone jacks, embedded credit card reader/processor, touch screen capabilities, a full feature graphical user interface, patent-pending hardware security technology, and 14 hours of high resolution video playback on a single battery charge. We also have the capability to add features and customize the product for target markets or select customers.

We also own an important portfolio of patents related to the use of flash memory in portable devices and we are actively engaged in a strategy to monetize our patent portfolio. In June 2006 we engaged an intellectual property consultant to investigate, document and develop the portfolio and to liaison with outside legal counsel. In March 2007 we selected and engaged the international legal firm Duane Morris LLP to handle certain patent enforcement matters on a contingent fee basis. We, and our advisors, have performed certain due diligence on our patents and we believe we have strong intellectual property rights that can be licensed.

Our strategy is to market our eVU products and services to a growing base of U.S. and international companies in the airline, healthcare, military, and other travel and leisure industries which desire to market eVU to consumers at their facilities. We employ both direct sales to customers and sales through value added distributors (VARs) that provide marketing, logistic and/or content services to customers.

Our revenue is derived from the sale or lease of DVAP products and accessories to customers, warranty and technical support services and content fees and related services. We also are experienced and available to customize DVAP products for customers with special applications. We also expect that we can obtain revenue from our flash memory patent portfolio.

Our business and technology is high risk in nature. There can be no assurance we can achieve sufficient eVU revenues to become profitable or produce future revenues from our patent portfolio or from new products or services. We continue to be subject to the risks normally associated with any new business activity, including unforeseeable expenses, delays and complications. Accordingly, there is no guarantee that we can or will report operating profits in the future.

Overall Performance

We have experienced substantial reduction in cash, projected revenues and increased costs that adversely affect our current results of operations and liquidity. We incurred significant operating losses and negative cash flow in each of the last three fiscal years and these losses have been material. We incurred an operating loss of $2.1 million, $2.5 million and $2.0 million in fiscal year 2007, 2006 and 2005, respectively, and have an accumulated deficit of $80.4 million at March 31, 2007. At March 31, 2007, we had a working capital deficit of $1.3 million.

Our operating plans require additional funds that may take the form of debt or equity financings. There can be no assurance that any additional funds will be available to our company on satisfactory terms and conditions, if at all. Our company’s ability to continue as a going concern is in substantial doubt and is dependent upon achieving a profitable level of operations and, if necessary, obtaining additional financing.

Management has undertaken steps as part of a plan to improve operations with the goal of sustaining operations for the next twelve months and beyond. These steps include (a) expanding sales and marketing to new customers and new markets; (b) monetizing the flash memory-related patent portfolio; (c) controlling overhead and expenses; and (c) raising additional capital and/or obtaining financing. We may have access to up to $8 million of additional funding pursuant to a common stock purchase agreement with Fusion Capital. The availability of additional funding under the Fusion Capital agreement is subject to many conditions, some of which are predicated on events that are not within our control. There can be no assurance this capital resource will be available or be sufficient.

For the year ended March 31, 2007:

•
Our revenues were $1.8 million. During the first half of fiscal 2007 we were transitioning to our new product and had no significant revenues. Sales to two customers accounted for 53% and 39% of our revenues and our recent results have been highly dependent on the timing and quantity of eVU orders by a limited number of customers and the potential of other airline customers. At March 31, 2007 we had approximately $1.725 million of backlog orders from customers. Although we expect growing orders for eVU players in future quarters, the failure to obtain such orders or delays of orders or production delays could have a material adverse impact on our operations.

•
We recorded a gross profit of $1.0 million in fiscal 2007 compared to a gross profit of $0.1 million for fiscal 2006. Gross profit in fiscal 2007 included a $603,750 reduction in costs due to the reversal of an impairment cost recorded in cost of sales in the prior year. Related revenue was $713,750 from this delayed order that we were uncertain would be produced by our Asian contract supplier. Excluding the effect of this one item, we anticipate improved margins once our new product is in full production with our contract manufacturer.

•
Operating expenses were $3.1 million, an increase from $2.7 million for fiscal 2006 consisting primarily from the adoption of SFAS 123R in which the company recognized approximately $254,000 as stock-based compensation expense and increased sales and marketing costs associated with the introduction of the eVU in the second half of fiscal 2007.

•
Other income and expenses were a net expense of $1.1 million consisting primarily of interest expense of $1.36 million (including non-cash interest of $1.1 million primarily related to amortization of warrants issued with now converted debt), $0.2 million as warrant inducement expense, reduced by $0.5 million of gain on debt settlement.

•	Our net loss was $3.1 million for both fiscal 2007 and 2006.

During fiscal 2007 we improved our financial position through:

•	The conversion of the $1,500,000 balance of our 12% Subordinated Promissory Notes due December 31, 2006 into 18,750,000 shares of common stock. At March 31, 2007 no such notes remained outstanding.

•
The exchange in December 2006 of two short-term 15% Unsecured Promissory Notes due December 31, 2006 with Davric Corporation for (i) a new 7.5% Convertible Subordinated Term Note, with principal and interest payable monthly, in the principal amount of $970,752 due November 30, 2009 and (ii) 500,000 shares of common stock representing consideration for extending the maturity date and reducing the interest rate from 15% to 7.5%. As a consequence of the exchange, the previously outstanding 15% Unsecured Promissory Notes due December 31, 2006 were cancelled.

•
In November 2006 we delivered the delayed 1,250 unit digEplayer order resulting in $713,750 of revenue through the reduction of $713,750 in customer deposit obligations and reversal of a $603,750 impairment charge previously recorded in March 2006.

•
In January 2007 we entered into a common stock purchase agreement with Fusion Capital. We sold $500,000 of our common stock to Fusion Capital in connection with this transaction in January 2007. We may have access to up to $8 million of additional funding pursuant to this common stock purchase agreement with Fusion Capital.

•	In March 2007 we obtained $750,000 of short-term working capital financing to accelerate production of an order to a large customer included in $2.5 million of new orders announced on March 29, 2007.

•	At fiscal year end we reduced our accrued liabilities by $515,000 for a disputed equipment lease liability. We no longer have legal liability for this disputed amount due to statute of limitations.

Our monthly cash operating costs have been on average approximately $200,000 per month for the period ending March 31, 2007. However, we may increase expenditure levels in future periods to support and expand our revenue opportunities and continue advanced product and technology research and development. Accordingly, our losses are expected to continue until such time as we are able to realize revenues and margins sufficient to cover our costs of operations. We may also face unanticipated technical or manufacturing obstacles and face warranty and other risks in our business. See “Risk Factors.”

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to product returns, bad debts, inventory valuation, intangible assets, financing operations, warranty obligations, estimated costs to complete research contracts and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

We recognize product revenue upon shipment of a product to the customer, FOB destination or FOB shipping point depending on the specific contract term, if a signed contract exists, the fee is fixed and determinable, collection of resulting receivables is probable and there are no resulting obligations. Research and development contract revenues on short-term projects or service revenue is recognized once the services or product has been delivered, the fee is fixed and determinable, collection of the resulting receivable is probable and there are no resulting obligations. If all of the service or product has been delivered and there is one element that is perfunctory to the services or product that has not been delivered, revenue will be recognized evenly over the remaining term of the undelivered element. Revenue from separately priced extended warranty or product replacement arrangements is deferred and recognized to income on a straight-line basis over the contract period. We evaluate these arrangements to determine if there are excess costs greater than future revenues to be recorded as a loss.

Funds received in advance of meeting the criteria for revenue recognition are deferred and are recorded as revenue as they are earned. If the costs we incur on a contract are expected to exceed the anticipated revenue we will record the loss in the period in which the facts that give rise to the revision becomes known.

We record estimated reductions to revenue for anticipated product returns, discounts offered to our customers and volume-based incentives. If market conditions were to decline, we may take actions to increase the discounts offered for future sales, which will result in an incremental reduction of revenue at the time the discounts are offered.

We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. We also review deposits with manufacturers and others for impairment and at March 31, 2006 considered $603,750 of deposits as impaired and recorded a corresponding expense. This amount was reversed in fiscal 2007 as we obtained recovery.

We value derivative instruments in accordance with the interpretative guidance of FASB Statement No. 133 “Accounting for Derivative Instruments and Hedging Activities”, EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, Accounting Principles Board Opinion No. 14 “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants”, EITF 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, and EITF 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments” and associated pronouncements relate to the classification and measurement of warrants and instruments with embedded conversion features. We must make certain assumptions and estimates to value our derivative liabilities. Factors affecting these liabilities and values include changes in our stock price and other assumptions.

We establish a warranty reserve based on anticipated warranty claims at the time product revenue is recognized. Factors affecting warranty reserve levels include the number of units sold and anticipated cost of warranty repairs and anticipated rates of warranty claims. We evaluate the adequacy of the provision for warranty costs each reporting period.

We have provided a full valuation reserve related to our substantial net deferred tax assets. In the future, if sufficient evidence of our ability to generate sufficient future taxable income in certain tax jurisdictions becomes apparent, we may be required to reduce our valuation allowances, resulting in income tax benefits in our consolidated statement of operations. We evaluate the realizability of the deferred tax assets and assess the need for valuation allowance quarterly. The utilization of the net operating loss carry forwards could be substantially limited due to restrictions imposed under federal and state laws upon a change in ownership.

Under our bylaws, we have agreed to indemnify our officers and directors for certain events. We also enter into certain litigation and intellectual property and other indemnification agreements in the normal course of our business. We have no liabilities recorded for such indemnities.

We are currently involved in certain legal proceedings. For any legal proceedings we are involved in, we estimate the range of liability relating to pending litigation, where the amount and range of loss can be estimated. We record our best estimate of a loss when a loss is considered probable. As additional information becomes available, we assess the potential liability related to pending litigation and will revise estimates. At March 31, 2007 we had a loss accrual of $80,000 as an estimate of our obligation related to the remaining general damage claim.

We do not have off-balance sheet transactions, arrangements or obligations. Inflation has not had any significant impact on our business.

The methods, estimates and judgments we use in applying our accounting policies, in conformity with generally accepted accounting principles in the United States, have a significant impact on the results we report in our financial statements. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. The estimates affect the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

Results of Operations

Year ended March 31, 2007, 2006 and 2005

Revenues:

The following table sets forth selected data from the statement of operations for the Company for the fiscal year ended March 31, 2005, 2006 and 2007 respectively.

	2005	2006	2007	2005 to 2006 variance in $'s	2005 to 2006 variance in %'s	2006 to 2007 variance in $'s	2006 to 2007 variance in %'s
	(in thousands, except percentages)
Net revenue	$4,252	$3,250	$1,815	($1,002)	(24%)	($1,435)	(44%)
Cost of goods sold	$3,255	$3,137	$790	($118)	(4%)	($2,347)	(75%)

Total Revenues: For the year ended March 31, 2007, we reported total revenue of $1.8 million, a 44% decrease from total revenues of $3.2 million for the comparable year. Product revenue for the year ended March 31, 2007 was $1.8 million, a decrease of 43% from product revenues of $3.2 million for the comparable year. During fiscal 2007 our business was in a transition from supplying a product to one customer accounting for substantially all of fiscal 2006 and 2005 revenues to our new eVU product developed for new customers. We had no significant revenues in the first six months of fiscal 2007 due to this transition period. Revenues for the first six months of fiscal 2007 were $34,122 compared to $1,780,892 for the last six months of the fiscal year. In the third quarter of fiscal 2007 we recognized revenue of $713,750 from a delayed 1,250 unit digEplayer order for our previous customer. Gross profit in fiscal 2007 included a $603,750 reduction in costs due to the reversal of an impairment cost recorded in cost of sales in the prior year related to this order for which delivery was previously uncertain by the Asian contract manufacturer.

For the year ended March 31, 2006, we reported total revenue of $3.2 million, a 24% decrease from total revenues of $4.2 million for fiscal 2005. Product revenue for the year ended March 31, 2006 was $3.1 million, a decrease of 21% from product revenues of $4.0 million for fiscal 2005. The decrease in product revenues in fiscal year 2006 resulted from the decrease in airline orders for the previous digEplayer product through APS/Wencor and due to the delayed order of $713,750 described above.

Service Revenue: In recent years we have focused on developing proprietary products for sale with less focus on contract work for OEM (original equipment manufacturer) customers.We had no service revenues for the year ended March 31, 2007 compared to $75,761 for 2006 which consisted primarily of engineering services. The decrease resulted primarily from our not obtaining additional service contracts due to the focus on proprietary products. Service revenues were $250,000 for the fiscal year 2005. The decrease of 70% in service revenues from 2005 to 2006 was primarily attributed to the completion of prior OEM contracts.

Cost of Revenues:

Gross Margin: For the year ended March 31, 2007, we reported a $1,025,000 or 56% gross profit as compared to a 4% gross profit for the comparable year. Gross profit in fiscal 2007 included a $603,750 reduction in costs due to the reversal of an impairment cost recorded in cost of sales in the prior year. Related revenue was $713,750 from this delayed order that we were uncertain would be produced by our Asian contract supplier. Excluding the effect of this and other non-eVU charges our eVU cost of sales approximated revenues for the second six months of fiscal 2007. This period included production startup costs. We anticipate improved margins once our new eVU product is in full production with our contract manufacturer and as revenues grow.

	2005	2006	2007	2005 to 2006 variance in $'s	2005 to 2006 variance in %'s	2006 to 2007 variance in $'s	2006 to 2007 variance in %'s
	(in thousands, except percentages)
Gross profit (loss)	$997	$114	$1,025	($883)	(89%)	$911	799%
Gross margin	23%	4%	56%		(19%)		52%

For the year ended March 31, 2006, we reported a $114,000 or 14% gross profit as compared to a 23% gross profit for the comparable year. Cost of revenues in fiscal 2006 included a $603,750 impairment charge for deposits made to a contract manufacturer that were considered not to be recoverable offset by a $115,139 reduction of previous supplier accruals no longer deemed payable for a net of $488,611 that was charged in the last fiscal quarter. Gross profit percentage is highly dependent on sales, price, volume, purchasing costs and overhead allocations. Gross margins may vary significantly from period to period.

Operating Expenses:

Total operating expenses (consisting of selling and administrative expenses and research and related expenditures) were $3.1 million, $2.7 million and $3.0 million for fiscal year 2007, 2006 and 2005, respectively.

	2005	2006	2007	2005 to 2006 variance in $'s	2005 to 2006 variance in %'s	2006 to 2007 variance in $'s	2006 to 2007 variance in %'s
	(in thousands, except percentages)
Selling, general and administration	$1,517	$1,318	$1,619	($199)	(13%)	$301	23%

Selling, General and Administrative: For the year ended March 31, 2007, selling and administrative costs were $1.6 million compared to $1.3 million for the comparable prior year. The $301,000 increase in selling and administrative costs consisted primarily of $187,000 of stock-based compensation expense from the adoption of SFAS 123R and a $124,000 increase in legal costs associated primarily with ongoing litigation. Recent quarterly selling and administrative expenses have been relatively constant as we maintained staffing levels and had no significant outside selling costs. However in the future we may incur additional legal costs associated with current litigation and additional costs to comply with Section 404 of the Sarbanes-Oxley Act. Otherwise we anticipate quarterly selling and administrative expenses to be relatively constant as we are focused on business customer opportunities with existing staffing.

For the year ended March 31, 2006, selling and administrative costs were $1.3 million compared to $1.5 million for the comparable year. The $199,000 decrease in selling and administrative costs resulted from the decrease of $148,000 in personnel and related costs due to a reduction in headcount, a reduction of $161,000 in legal and professional fees offset by an increase of $110,000 relating to an annual shareholders meeting.

	2005	2006	2007	2005 to 2006 variance in $'s	2005 to 2006 variance in %'s	2006 to 2007 variance in $'s	2006 to 2007 variance in %'s
	(in thousands, except percentages)
Research and development	$1,515	$1,338	$1,475	($177)	(12%)	$137	10%

Research and Development expenses: For the year ended March 31, 2007, research and development expenditures were $1.5 million as compared to year ended March 31, 2005 of $1.3 million. The increase of $137,000 consisted primarily of $67,000 of stock-based compensation expense from the adoption of SFAS 123R and an increase of $68,000 in contract consulting associated with the development of the eVU and ancillary products.

For the year ended March 31, 2006, research and development expenditures were $1.3 million as compared to year ended March 31, 2005 of $1.5 million. The decrease of $177,000 resulted from a decrease of $121,000 in personnel and related costs due to the reduction in headcount, a decrease of $60,000 in consulting and independent contract labor offset by an increase of $24,000 in materials and supplies associated with the development of the eVU product.

Research and development costs are subject to significant quarterly variations depending on the use of outside services, the assignment of engineers to development projects and the availability of financial resources.

We reported an operating loss of $2.1 million, $2.5 million, and $2.0 million for the year ended March 31, 2007, 2006, and 2005, respectively. The decrease in the operating loss in fiscal 2007 compared to fiscal 2006 resulted from the improved gross margin offset in part by reduced overall operating expenses including $254,000 of non-cash stock compensation expenses in fiscal 2007 from the adoption of SFAS 123R. The increase in operating loss in fiscal year 2006 compared to fiscal year 2005 was caused primarily by the impairment of deposits offset in part by reduced overall operating expenses. We believe that our strategy of investing in development of our digital video/audio technology platform will provide positive margins in future periods. The timing and amount of product sales and the recognition of service revenues impact our operating losses. Accordingly, there is uncertainty about future operating results and the results for the year ended March 31, 2007 are not necessarily reflective of operating results for future periods.

We reported interest expense of $1,357,000, $574,000 and $384,000 for the years ended March 31, 2007, 2006 and 2005, respectively. The interest expense in 2007 included $1.1 million of non-cash interest related to the amortization of warrants and warrant repricing associated with convertible debt. The interest expense in 2006 consisted of interest on the 12% and 15% Promissory Notes and the non-cash amortization expense associated with warrants and warrant repricing. The interest expense in 2005 consisted of interest on the 12% and 15 % Promissory Notes. Other income of $283,000 in fiscal 2007 was comprised of $0.5 million of gain on debt settlement.expenses reduced by $0.2 million of warrant inducement expense.

We reported a loss of $3.1 million, $3.1 million and $2.4 million in fiscal year 2007, 2006 and 2005, respectively.

The net loss available to common stockholders for fiscal year 2007 was increased in computing loss per share by accrued dividends of $123,000 on Series D and EE stock. The net loss available to common stockholders for fiscal year 2006 was increased in computing loss per share by accrued dividends of $162,000 on the Series D and EE stock and $2.0 million in additional expense associated with repricing of conversion prices of the preferred stock resulting from the February 2006 common stock sale. The net loss available to common stockholders for fiscal year 2005 was increased in computing loss per share by accrued dividends of $226,000 on the Series D and EE stock and $1.1 million for the beneficial conversion attributed to the issuance of the Series EE stock.

Liquidity and Capital Resources

	2006	2007	2006 to 2007 variance in $'s	2006 to 2007 variance in %'s
	(in thousands, except percentages)
Working capital (deficit)	($2,516)	($1,347)	$1,169	46%
Cash and cash equivalents	$1,059	$695	($364)	(34%)
Total assets	$1,156	$1,757	$601	52%

	2005	2006	2007	2005 to 2006 variance in $'s	2005 to 2006 variance in %'s	2006 to 2007 variance in $'s	2006 to 2007 variance in %'s
Net cash provided by (used in)	(in thousands, except percentages)
Operating activities	($1,951)	($2,327)	($2,456)	($376)	19%	($129)	(6%)
Investing activities	($16)	$0	($27)	$16	(100%)	($27)	(100%)
Financing activities	$2,788	$2,097	$2,120	($691)	(25%)	$23	1%

At March 31, 2007, we had a working capital deficit of $1.3 million compared to a working capital deficit of $2.5 million for the comparable year. We improved our working capital primarily through the conversion of and refinancing of debt. We had $37,000 and $3,000 of working capital invested in accounts receivable at March 31, 2007 and 2006, respectively. We have also improved terms with our contract suppliers reducing advance production payments required prior to product delivery. These payments are recorded as a prepaid until product has been built. Our terms to customers vary but we often require payment prior to shipment of product and any such payments are recorded as deposits. We expect certain airline customers to demand commercial terms such as 30 or 60 days in the future and this could increase our need for working capital.

For the year ended March 31, 2007, net cash decreased by $364,000. Cash used in operating activities was $2,456,000. The major components using cash were a loss of $3.1 million reduced by $1,187,000 of accrued interest and non-cash accretion relating to debt, $53,757 of depreciation and amortization, $231,000 of non-cash warrant inducement expense, $254,000 of stock-based compensation and increased by $515,000 of gain on debt settlement. Cash used in operating activities was also impacted by an increase of $426,000 in accounts payable and $62,000 in accrued employee benefits and other accrued liabilities. The major changes in assets and liabilities using operating cash was a $34,000 increase in accounts receivable, a $309,000 increase in inventory, $19,000 increase for prepaid and deposits and a decrease of $675,000 in customer deposits.

At March 31, 2007, we had cash on hand of $695,000. For the year ended March 31, 2007, cash provided by financing activities was $2,120,000. We obtained a net of $483,000 from the issuance of common stock, $750,000 from the promissory notes and $934,000 from the exercise of warrants.

Other than cash on hand, accounts receivable and the Fusion Capital financing commitment, we have no material unused sources of liquidity at this time. Based on our cash position at March 31, 2007 assuming (a) continuation of existing business customer arrangements, and (b) current planned expenditures and level of operation, we believe we will require approximately $1.5 million of additional capital resources for the next twelve months. Actual results could differ significantly from management plans. We believe we may be able to obtain some additional funds from future product margins from product sales but actual future margins to be realized, if any, and the timing of shipments and the amount and quantities of shipments, orders and reorders are subject to many factors and risks, many outside our control. Accordingly we will need equity or debt financing in the next twelve months for working capital and we may need equity or debt financing for payment of existing debt obligations and other obligations reflected on our balance sheet.

On December 12, 2006 our company and Davric completed an exchange of the 15% Unsecured Promissory Notes (“Exchange Agreement”) for (i) a new 7.5% Convertible Subordinated Term Note issued by us in the principal amount of $970,752 due November 30, 2009 (the “Exchange Note”) and (ii) 500,000 shares of common stock (the “Exchange Shares”). As a consequence of the exchange, the previously outstanding 15% Unsecured Promissory Notes were cancelled. The Exchange Shares were issued as consideration for extending the maturity date and reducing the interest rate from 15% to 7.5%. Without the exchange and the cancellation of the 15% Unsecured Promissory Notes, we would have been obligated to make total payments of approximately $982,300 at December 31, 2006.

Pursuant to the terms of the Exchange Note we have agreed to pay to Davric Corporation monthly principal and interest installments of $6,000 starting December 2006, increasing to $15,000 starting in February 2007, $30,000 starting in December 2007 and $50,000 starting in December 2008 with maturity November 30, 2009. Commencing with the February 2007 installment payment, we may, subject to certain limitations, elect to make such installment payments either in cash or in shares of common stock (“Monthly Installment Shares”). Monthly Installment Shares will be valued at the arithmetic average of the closing prices for the last five trading days of the applicable month without discount. Installment note payments must be paid in cash if the computed average price is less than $0.10 per share. Subject to certain notice periods and other limitations, the balance of the Exchange Note is convertible by Davric Corporation at $0.30 per common share beginning February 1, 2007 and we may elect to call the Exchange Note for mandatory conversion if the closing sale price of our common stock is at least $0.40 per share for ten consecutive trading days. We also may prepay the Exchange Note in full or in minimum parts of $50,000 on ten-day notice. The Exchange Note may be subordinate to certain future senior indebtedness as defined in the Exchange Note. The Company is not obligated to register the Exchange Shares, any Monthly Installment Shares or any shares issuable on conversion of the Exchange Note.

Pursuant to the terms of the Exchange Note we are obligated to make principal and interest payments, subject to prepayment or conversion in whole or in part, in cash or shares of common stock in the following amounts:

Fiscal year ending:
March 31, 2008	$240,000
March 31, 2009	$440,000
March 31, 2010	$398,165

On January 2, 2007, we entered into a common stock purchase agreement with Fusion Capital Fund II, LLC, an Illinois limited liability company. Pursuant to the purchase agreement, we sold to Fusion Capital $500,000 of our common stock at a purchase price of $0.12 per share in January 2007. We also issued to Fusion Capital 200,000 shares of our common stock as an expense reimbursement and 3,500,000 shares of our common stock as a commitment fee for entering into the common stock purchase agreement. Concurrently with entering into the common stock purchase agreement, we entered into a registration rights agreement with Fusion Capital. Under the registration rights agreement, we agreed to file a registration statement with the Securities and Exchange Commission covering the shares that have been issued or may be issued to Fusion Capital under the common stock purchase agreement. The registration statement was declared effective on February 9, 2007, and as of February 12, 2007, all conditions to the commencement of additional sales under the common stock purchase agreement, including the effectiveness of the registration statement, have been satisfied. As a result, generally we have the right but not the obligation from time to time to sell our shares to Fusion Capital in amounts between $80,000 and $1 million depending on certain conditions. We have the right to control the timing and amount of any sales of our shares to Fusion Capital. The purchase price of the shares will be determined based upon the market price, as defined in the common stock purchase agreement, of our shares without any fixed discount. The common stock purchase agreement may be terminated by us at any time at our discretion without any additional cost to us. Subsequent to March 31, 2007 and through June 28, 2007 we sold 1,735,796 common shares to Fusion Capital under the agreement for cash proceeds of $320,000.

Fusion Capital shall not have the right or the obligation to purchase any shares of our common stock on any business day that the price of our common stock is below $0.08. Additionally, the agreement may be terminated in the event of a default as described in the common stock purchase agreement. Accordingly, we cannot guarantee that this capital resource will be sufficient to fund our ongoing operations, nor can we guarantee that we will be able to raise additional equity or debt financing, if required, and/or renegotiate the terms of debts as they arise. We may also require additional capital to finance future developments and improvements to our technologies or develop new technologies.

Our operating plans require additional funds and should additional funds not be available, we may be required to curtail or scale back staffing or operations. Failure to obtain additional financings will have a material adverse affect on our Company. Our company’s ability to continue as a going concern is in substantial doubt and is dependent upon achieving a profitable level of operations and until then obtaining additional financing. Potential sources of such funds in addition to our common stock purchase agreement with Fusion Capital include exercise of outstanding warrants and options, or debt financing or additional equity offerings. However, there is no guarantee that warrants and options will be exercised or that debt or equity financing will be available when needed. Any future financing may be dilutive to existing stockholders.

Contractual Obligations

As of March 31, 2007, our contractual obligations and commercial commitments are summarized below:

Cash Contractual Obligations by Period	Total	Less than 1 year	1 - 2 years	2 - 3 years	3 - 4 years	Over 4 years
18% Secured promissory note and interest	$817,500	$817,500	$-	$-	$-	$-
7.5% convertible term note	1,078,165	240,000	440,000	398,165	-	-
Purchase commitments (1)	1,103,356	1,103,356	-	-	-	-
Operating Lease (2)	323,338	71,061	73,192	75,388	77,560	26,137
Total cash obligations	$3,322,359	$2,231,917	$513,192	$473,553	$77,560	$26,137

1	Purchase commitments for product and components are generally subject to modification as to timing, quantities and scheduling and in certain instances may be cancelable without penalty.

2	Office sublease agreement.

Future Commitments and Financial Resources

In the future, if our operations increase significantly, we may require additional funds. We also may require additional capital to finance future developments, acquisitions or expansion of facilities. We currently have no plans, arrangements or understandings regarding any acquisitions.

Selected Quarterly Financial Information

The following table sets forth unaudited income statement data for each of our last eight quarters. This unaudited quarterly financial information has been prepared on the same basis as the annual information presented elsewhere in the Form 10-K and, in the opinion of management, reflects all adjustments (consisting of normal recurring entries) necessary for a fair presentation of the information presented. The operating results for any quarter are not necessarily indicative of results for any future period.

	6/30/2006	9/30/2006	12/31/2006	3/31/2007	FYE 2007
Revenues	$21,105	$13,017	$1,302,312	$478,580	$1,815,014
Gross profit (loss)	4,493	419	939,544	80,785	1,025,241
Loss for the period	(1,123,576)	(1,605,462)	(156,433)	(243,802)	(3,129,273)
Operating profit (loss)	(683,685)	(878,706)	226,003	(731,884)	(2,068,272)
Loss attributable to common	(1,157,284)	(1,638,388)	(185,746)	(270,728)	(3,252,146)
Basic earnings per common share	($0.01)	($0.01)	($0.00)	($0.00)	($0.01)
Weighted average shares outstanding	200,431,000	205,997,409	220,870,444	242,537,926	217,130,347

	6/30/2005	9/30/2005	12/31/2005	3/31/2006	FYE 2006
Revenues	$998,209	$1,990,139	$114,696	$147,447	$3,250,491
Gross profit (loss)	170,692	411,881	9,146	(477,748)	113,971
Loss for the period	(647,276)	(382,625)	(656,486)	(1,420,294)	(3,106,681)
Operating loss	(529,873)	(273,183)	(514,594)	(1,223,806)	(2,541,456)
Loss attributable to common	(690,376)	(425,210)	(699,072)	(3,453,669)	(5,268,327)
Basic earnings per common share	$-	$-	$-	$(0.02)	$(0.03)
Weighted average shares outstanding	175,208,630	175,260,786	175,260,876	184,440,251	177,472,037

Inflation

Inflation has not had any significant impact on our business.

New Accounting Pronouncements

On September 13, 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. (“SAB 108”) which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The guidance is applicable for our fiscal 2007. SAB No. 108 is not expected to have any material impact on our financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measures” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies to other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. We are currently evaluating the impact of SFAS No. 157.

In June 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes." FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006. We do not expect that the adoption of FIN 48 will have a significant impact on our consolidated financial position, results of operations and cash flows. However we are evaluating the impact that FIN 48 will have on the amount, reporting and disclosures of fully reserved deferred net tax assets resulting primarily from tax loss carryforwards.

In February 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - an amendment of FASB Statement No. 115,” which permits entities to measure many financial instruments and certain other items at fair value, and establishes the presentation and disclosure requirements to facilitate comparisons between entities choosing different measurement attributes for similar types of assets. SFAS 159 is effective for fiscal years ending after November 15, 2007. We are currently evaluating the impact of SFAS No. 159.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Interest Rate Risk

Our exposure to market risk for changes in interest rates relates primarily to, our investment in cash and cash equivalents. We do not use derivative financial instruments in our investment portfolio and due to the nature of our investments, do not expect our operating results or cash flows to be significantly affected by potential changes in interest rates. At March 31, 2007, the market value of these investments, which were all classified as cash and cash equivalents and debt approximated cost.

Foreign Currency Exchange Rate Risk

In fiscal 2007 and prior periods we invoiced our customers in U.S. dollars for all products and purchase our products from our suppliers in U.S. dollars. To date the foreign currency exchange risk has not been material. We have not entered into hedging transactions or activities. In fiscal 2008 we have contracts denominated in foreign currencies subject to exchange risk. We do not currently plan to enter into hedging transactions or activities.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The Consolidated Financial Statements of the company required to be included in this Item 8 are set forth in a separate section of this report and commence on Page F-1 immediately following page 36.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

ITEM 9A. CONTROLS & PROCEDURES

We maintain disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that are designed to ensure that information required to be disclosed in our reports filed under the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in the Securities Exchange Commission’s rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Interim Chief Accounting Officer, as appropriate, to allow timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

We carried out an evaluation under the supervision and with the participation of management, including our Chief Executive Officer and Interim Chief Accounting Officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of March 31, 2007, the end of the period covered by this report. Based on that evaluation and remedial measures instituted during the year for the material weakness described below, our Chief Executive Officer and Interim Chief Accounting Officer concluded that our disclosure controls and procedures were effective at a reasonable assurance level as of March 31, 2007.

Changes in Internal Control over Financial Reporting

There have been no changes in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the year ended March 31, 2007 that materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B. OTHER INFORMATION

None

PART III

Certain information required by this Part III is omitted from this report and is incorporated by reference to our Definitive Proxy Statement to be filed with the Securities and Exchange Commission in connection with the Annual Meeting of Stockholders to be held in 2007 (the Proxy Statement).

Item 10. Directors, Executive Officers and Corporate Governance.

We have adopted a Code of Business Conduct and Ethics applicable to all our employees, including our principal executive officer, principal financial officer and principal accounting officer. We will provide any person, without charge, a copy of our Code of Business Conduct and Ethics upon written request to:

The remainder of the response required by this item is incorporated by reference to the Proxy Statement.

Item 11. Executive Compensation.

The information required by this item is incorporated by reference to the Proxy Statement.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The information required by this item is incorporated by reference to the Proxy Statement.

Item 13. Certain Relationships and Related Transactions and Director Independence.

The information required by this item is incorporated by reference to the Proxy Statement, under the heading “Certain Relationships and Related Transactions.”

Item 14. Principal Accounting Fees and Services.

The information required by this item is incorporated by reference to the Proxy Statement, under the heading “Principal Accounting Fees and Services.”

 PART IV

ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following documents are filed as part of this Annual Report on Form 10-K:

(a) Consolidated Financial Statements

See “Index to Consolidated Financial Statements” on page F-1

(b) Exhibits

Each exhibit marked with an asterisk is filed with this Annual Report on Form 10-K. Each exhibit not marked with an asterisk is incorporated by reference to the exhibit of the same number (unless otherwise indicated) previously filed by the company as indicated below.

Exhibit
Number	Description of Exhibit
2.6	Plan of Reorganization and Agreement of Merger, dated July 1996 and filed as Exhibit A to the Company's July 3, 1996 Proxy Statement.

3.1	Certificate of Incorporation of Norris Communications, Inc. (as amended through May 28, 1996) and filed as Exhibit B to the Company's July 3, 1996 Proxy Statement.

3.1.1
Certificate of Amendment of Certificate of Incorporation of Norris Communications, Inc. filed with the State of Delaware on January 14, 1998 and filed as Exhibit 3.1.1 to the Company’s Quarterly Report on Form 10-QSB for the quarter ended December 31, 1997.

3.1.2
Certificate of Amendment of Certificate of Incorporation of Norris Communications Inc. filed with the State of Delaware on January 13, 1999 and filed as Exhibit 3.1.2 to the Company’s Quarterly Report on Form 10-QSB for the quarter ended December 31, 1998.

3.2	Bylaws of Norris Communications, Inc., filed as Exhibit C to the Company's July 3, 1996 Proxy Statement.

3.3
Certificate of Designation of Preferences, Rights and Limitations of Series A Redeemable Convertible Preferred Stock filed with the State of Delaware on September 19, 1997 and filed as Exhibit 3.3 to the Company’s Current Report on Form 8-K dated October 3, 1997.

3.4
Certificate of Designation of Preferences, Rights and Limitations of Series B Redeemable Convertible Preferred Stock filed with the State of Delaware on June 24, 1999 and filed as Exhibit 3.4 to the Company's Annual Report on Form 10-KSB dated March 31, 1999.

3.5
Certificate of Designation of Preferences, Rights and Limitations of Series C Redeemable Convertible Preferred Stock filed with the State of Delaware on October 4, 2000 and filed as Exhibit 3.5 to the Company’s Form S-3, dated November 3, 2000.

3.6
Certificate of Designation of Preferences, Rights and Limitations of Series D preferred stock filed with the State of Delaware on December 23, 2002 and filed as Exhibit 3.6 to the Company’s Current Report on Form 8-K dated December 30, 2002.

3.7
Certificate of Designation of Preferences, Rights and Limitations of Series E preferred stock filed with the State of Delaware on November 19, 2003 and filed as Exhibit 3.7 to the Company’s Current Report on Form 8-K dated November 21, 2003

3.8
Certificate of Designation of Preferences, Rights and Limitations of Series E preferred stock filed with the State of Delaware on November 19, 2003 and filed as Exhibit 3.7 to the Company’s Current Report on Form 8-K dated November 21, 2003.

3.9
Certificate of Designation of Preferences, Rights and Limitations of Series EE preferred stock filed with the State of Delaware on November 19, 2004 and filed as Exhibit 3.7 to the Company’s Current Report on Form 8-K dated November 19, 2004.

4.3
Form of Stock Purchase Warrant (Series EE Warrants) exercisable until November 2006 issued to seventeen accredited investors for an aggregate of 4,070,000 common shares (individual warrants differ only as to holder and number of shares) and filed as Exhibit 4.55 to the Company’s Current Report on Form 8-K dated November 19, 2004.

4.4
Convertible Preferred Stock Purchase Agreement between the Company and the Series EE preferred stockholders dated as of November 18, 2004 and filed as Exhibit 4.53 to the Company’s Current Report on Form 8-K dated November 19, 2004.

4.5
Registration Rights Agreement between the Company and the Series EE preferred stockholders dated as of November 18, 2004 and filed as Exhibit 4.54 to the Company’s Current Report on Form 8-K dated November 19, 2004.

4.6
Form of 12% Subordinated Promissory Note and Warrant Purchase Agreement entered into with certain accredited investors in a maximum aggregate amount of $1,000,000 and filed as Exhibit 4.50 to the Company’s 2004 Form 10-K.

4.6.1
Form of First Amendment to 12% Subordinated Promissory Note dated as of June 30, 2005 between the company and certain accredited investors (individual amendments differ only as to name of Payee) filed as Exhibit 4.51.1 to Form 8-K dated July 13, 2005.

4.6.2
Form of Second Amendment to 12% Subordinated Promissory Note dated as of October 25, 2005 between the company and certain accredited investors (individual amendments differ only as to name of Payee) filed as Exhibit 4.50.2 to Form 8-K dated November 8, 2005.

4.6.3
Form of Amendment to 12% Subordinated Promissory Note and Warrant Purchase Agreement dated as of October 25, 2005 between the company and certain accredited investors (individual amendments differ only as to name of Purchaser) filed as Exhibit 4.50.1 to Form 8-K dated November 8, 2005.

4.7
Form of Stock Purchase Warrant exercisable until June 30, 2007 issued to certain accredited investors for up to an aggregate of 2,000,000 common shares (individual warrants differ only as to holder and number of shares) and filed as Exhibit 4.52 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004.

4.7.1
Form of First Amendment to Stock Purchase Warrant dated as of June 30, 2005 between the company and certain accredited investors (individual amendments differ only as to name of Holder) filed as Exhibit 4.51.2 to Form 8-K dated July 13, 2005.

4.8
Form of Restricted Common Stock Purchase Agreement, dated February 24, 2006 between the Company and certain accredited investors for purchase of 18,750,000 common shares (individual agreements differ only as to number of shares) and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated February 27, 2006.

4.9
Form of Series “A” Warrant exercisable until February 28, 2009, issued February 24, 2006 to certain accredited investors for up to an aggregate of 4,687,500 common shares (individual warrants differ only as to holder and number of shares) and filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated February 27, 2006.

4.10
Form of Series “B” Warrant exercisable until six months after the effectiveness of this Registration Statement or July 31, 2008 whichever is earlier, issued February 24, 2006 to certain accredited investors for up to an aggregate of 4,687,500 common shares (individual warrants differ only as to holder and number of shares) and filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K dated February 27, 2006.

4.11
Form of New Warrant issued to 29 investors in August and September 2006 for an aggregate of 2,331,572 common shares exercisable at $0.15 per share through August 31, 2009 filed as Exhibit 4.53 to Form 8-K dated August 28, 2006

4.12
15% Unsecured Promissory Note due February 11, 2002 in the amount of $750,000 entered into with Davric Corporation and filed as Exhibit 4.40 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

4.12.1	First Amendment to 15% Promissory Note due February 11, 2002 filed as Exhibit 4.40.1 to the Company’s form 8-k dated December 30, 2002.

4.12.2	Second Amendment to 15% Promissory Note between the Company and Davric Corporation effective as of January 14, 2004 filed as Exhibit 4.40.2 to Form 8-K dated July 26, 2006.

4.12.3	Third Amendment to 15% Promissory Note between the company and Davric Corporation effective as of January 31, 2005 filed as Exhibit 4.40.3 to Form 8-K dated July 26, 2006.

4.12.4	Fourth Amendment to 15% Promissory Note between the company and Davric Corporation effective as of June 30, 2006 filed as Exhibit 4.40.4 to Form 8-K dated July 26, 2006.

4.12.5	Promissory Note between the company and Davric Corporation in the principal amount of $150,000 effective as of January 31, 2005 filed as Exhibit 4.40.5 to Form 8-K dated July 26, 2006.

4.12.6	Promissory Note between the company and Davric Corporation in the principal amount of $290,164.36 effective as of June 30, 2006 filed as Exhibit 4.40.6 to Form 8-K dated July 26, 2006.

4.12.7	Exchange Agreement between the Company and Davric Corporation dated December 1, 2006 filed as Exhibit 99.1 to Form 8-K dated December 12, 2006.

4.12.8	7.5% Convertible Subordinated Term Note issued by the Company to Davric Corporation dated December 1, 2006 filed as Exhibit 99.2 to Form 8-K dated December 12, 2006.

4.13	Common Stock Purchase Agreement, dated as of January 2, 2007, by and between e.Digital Corporation and Fusion Capital Fund II, LLC filed as Exhibit 10.1 to Form 8-K dated January 8, 2007.

4.14	Registration Rights Agreement, dated as of January 2, 2007, by and between e.Digital Corporation and Fusion Capital Fund II, LLC filed as Exhibit 10.2 to Form 8-K dated January 8, 2007.

10.1	Lease Agreement between the Company and LBA Industrial Fund - Holding Co. II, Inc. and Innsbruck Holdings, L.P. dated March 3, 2006 filed as Exhibit 10.2 to the Company’s Form 10-K for March 31, 2006.

10.2
Agreement for Legal Services and Contingent Fee Arrangement dated March 23, 2007 between the Company and Duane Morris LLP filed as Exhibit 99.1 to Form 8-K dated March 28, 2007. (Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended.)

10.3	Secured Promissory Note of the Company to ASI Capital Corporation dated March 23, 2007 filed as Exhibit 99.3 to Form 8-K dated March 28, 2007.

10.4	Security Agreement between the Company and its subsidiary and ASI Capital Corporation dated March 23, 2007 filed as Exhibit 99.4 to Form 8-K dated March 28, 2007.

10.5	Stock Option Plan adopted by the Company on September 29, 1994 ("1994 Plan"), filed as Exhibit 10.10 to the Company's 1995 Form 10-KSB.

10.5.1	First Amendment to Stock Option Plan adopted by the Company on January 26, 1996 and filed previously as Exhibit 10.14.1 to the Company's Annual Report on Form 10-KSB dated March 31, 1998.

10.5.2	Second Amendment to Stock Option Plan adopted by the Company on September 3, 1997 and filed previously as Exhibit 10.14.2 to the Company's Annual Report on Form 10-KSB dated March 31, 1998.

10.5.3	Third Amendment to Stock Option Plan adopted by the Company on November 9, 2000 and filed previously as Exhibit B to the Company's Annual Report on Schedule 14A dated September 22, 2000.

10.6	2005 Equity-Based Compensation Plan, filed as Exhibit B to the to the Company's July 12, 2005 Definitive Proxy Statement.

10.6.1	Form of Incentive Stock Option Agreement under the 2005 Equity-Based Compensation Plan. *

10.6.2	Form of Nonstatutory Stock Option Agreement under the 2005 Equity-Based Compensation Plan. *

10.7	Employment letter between the Company and William A. Blakeley dated October 20, 2005 filed as Exhibit 99.2 to Form 8-K dated October 27, 2005.

10.7.1	Inducement Stock Option Grant Notice and Inducement Stock Option Agreement for William A. Blakeley dated November 14, 2005.*

10.7.2	Special Stock Option Grant Notice and Stock Option Agreement for William A. Blakeley dated March 30, 2006.*

21.1	List of subsidiaries. *

23	Consents of Experts and Counsel

23.1	Singer Lewak Greenbaum & Goldstein, LLP *

31	Certifications *

31.1	Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, signed by William Blakeley, Chief Executive Officer.

31.2	Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, signed by Robert Putnam, Principal Accounting Officer.

32.1
Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, signed by William Blakeley, Chief Executive Officer and Robert Putnam, Principal Accounting Officer.

* Filed concurrently herewith.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

e.Digital Corporation

By:	/s/ WILLIAM BLAKELEY
President and Chief Technical Officer

Date: June 29, 2007

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name	Position	Date

/s/ WILLIAM BLAKELEY	President and Chief Technical Officer	June 29, 2007
William Blakeley	(Principal Executive Officer)

/s/ ALEX DIAZ	Chairman of the Board and Director	June 29, 2007
Alex Diaz

/s/ ROBERT PUTNAM	Senior Vice President and Director	June 29, 2007
Robert Putnam	Interim Chief Accounting Officer and Secretary (Principal Financial and Accounting Officer)

/s/ ALLEN COCUMELLI	Director	June 29, 2007
Allen Cocumelli

/s/ RENEE WARDEN	Director	June 29, 2007
Renee Warden

INDEX TO FINANCIAL STATEMENTS

Page

CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND SUBSIDIARY

REPORT OF SINGER LEWAK GREENBAUM & GOLDSTEIN LLP, INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM	F-2

CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2007 AND 2006	F-3

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED
MARCH 31, 2007, 2006 AND 2005	F-4

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT FOR THE YEARS ENDED
MARCH 31, 2007, 2006 AND 2005	F-5

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
MARCH 31, 2007, 2006 AND 2005	F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-7 to F-24

VALUATION AND QUALIFYING ACCOUNTS

REPORT OF SINGER LEWAK GREENBAUM & GOLDSTEIN LLP, INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM	F-25

SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS	F-26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
e.Digital Corporation
San Diego, CA

We have audited the consolidated balance sheets of e.Digital Corporation and subsidiary (the “Company”) as of March 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the three years in the period ended March 31, 2007. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2007 and 2006, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 2007 in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, and its total liabilities exceeds its total assets. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP

Santa Ana, California
June 11, 2007

e.Digital Corporation and subsidiary

CONSOLIDATED BALANCE SHEETS
[See Note 1 - Nature of Operations and Basis of Presentation]

	As of March 31
	2007	2006
	$	$
ASSETS
Current
Cash and cash equivalents	694,757	1,058,723
Accounts receivable, trade	37,029	2,670
Inventory	309,392	-
Deposits and prepaid expenses	50,999	31,667
Total current assets	1,092,177	1,093,060
Property and equipment, net of accumulated depreciation of
$472,063 and $593,266, respectively	36,206	62,508
Prepaid transaction costs	628,584	-
Total assets	1,756,967	1,155,568
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current
Accounts payable, trade	687,132	261,196
Other accounts payable and accrued liabilities	131,107	107,145
Accrued lease liability	-	515,000
Accrued employee benefits	149,528	117,108
Dividends	464,025	402,305
Customer deposits	118,850	793,750
Current maturity of convertible term note, less $34,000 and $-0- of debt discount	138,902	-
Convertible subordinated promissory notes, less $-0- and $1,103,031 for debt discount	-	396,969
Secured promissory note	750,000	-
Unsecured promissory note	-	1,015,954
Total current liabilities	2,439,544	3,609,427
Long-term convertible term note, less $31,983 and $-0- of debt discount	748,082	-
Deferred revenue - long term	6,000	-
Total long-term liabilities	754,082	-
Total liabilities	3,193,626	3,609,427

Commitments and Contingencies

Stockholders' deficit
Preferred stock, $0.001 par value; 5,000,000 shares authorized
Series D Convertible Preferred stock 250,000 shares designated: 91,000 and 96,000 issued and outstanding, respectively. Liquidation preference
of $1,347,099 and $1,334,321, respectively	910,000	960,000
Series EE Convertible and Redeemable Preferred stock 20,000 shares designated:
-0- and 2,500 issued and outstanding, respectively. Liquidation preference
of $-0- and $277,342 respectively	-	250,000
Common stock, $0.001 par value, authorized 300,000,000,
243,453,037 and 200,431,000 shares and outstanding, respectively	243,453	200,431
Additional paid-in capital	78,236,434	73,710,110
Dividends	(464,025)	(402,305)
Accumulated deficit	(80,362,521)	(77,172,095)
Total stockholders' deficit	(1,436,659)	(2,453,859)

Total liabilities and stockholders' deficit	1,756,967	1,155,568

See accompanying notes

e.Digital Corporation and subsidiary

CONSOLIDATED STATEMENTS OF OPERATIONS
[See Note 1 - Nature of Operations and Basis of Presentation]

	For the year ended
	March 31
	2007	2006	2005
Revenues:	$	$	$
Products	1,815,014	3,174,730	4,002,212
Services	-	75,761	250,175
	1,815,014	3,250,491	4,252,387

Cost of revenues:
Products	789,773	2,643,034	3,149,357
Services	-	4,875	105,795
Impairment of deposits and other	-	488,611	-
	789,773	3,136,520	3,255,152
Gross profit	1,025,241	113,971	997,235

Operating expenses:
Selling and administrative	1,618,973	1,317,859	1,517,619
Research and related expenditures	1,474,540	1,337,568	1,515,238
Total operating expenses	3,093,513	2,655,427	3,032,857

Operating loss	(2,068,272)	(2,541,456)	(2,035,622)

Other income (expense):
Interest income	12,729	9,062	3,785
Interest expense	(1,357,029)	(573,500)	(384,040)
Other	283,299	(787)	(936)
Other expense	(1,061,001)	(565,225)	(381,191)

Loss and comprehensive loss for the period	(3,129,273)	(3,106,681)	(2,416,813)
Imputed deemed dividends on Series EE Preferrred Stock	-	-	(1,100,611)
Additional deemed dividends on conversion repricing of
Series D and EE Preferred Stock	-	(1,999,951)	-
Accrued dividends on the Series D and EE Preferred stock	(122,873)	(161,695)	(225,588)
Loss attributable to common stockholders	(3,252,146)	(5,268,327)	(3,743,012)
Loss per common share - basic and diluted	(0.01)	(0.03)	(0.02)

Weighted average common shares outstanding	217,130,347	177,472,037	165,525,386

See accompanying notes

e.Digital Corporation and subsidiary

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT
[See Note 1 – Nature of Operations and Basis of Presentation]

		Common stock		Additional		Accumulated
	Preferred stock	Shares	Amount	paid-in capital	Dividends	deficit
Balance, March 31, 2004	2,312,050	160,527,868	160,528	64,316,408	(246,798)	(68,316,261)
Shares issued upon exercise of stock options	-	30,000	30	4,620	-	-
Shares issued to satisfy trade payable	-	-	-	11,729	-	-
Shares issued upon exercise of warrants	-	394,872	395	66,105	-	-
Value assigned to warrants in connection with equity financing	-	-	-	271,121	-	-
Deemed dividends on Series EE preferred stock	-	-	-	1,100,611	-	(1,100,611)
Issuance of Series EE preferred stock	1,850,000	-	-	-	-	-
Offering costs on Series EE preferred stock	-	-	-	(168,435)	-	-
Shares issued for conversion of Series E preferred stock	(862,050)	4,375,146	4,375	896,576	38,902	(38,902)
Shares issued for conversion of Series D preferred stock	(300,000)	1,931,871	1,932	365,119	67,051	(67,051)
Shares issued for conversion of Series EE preferred stock	(600,000)	3,233,628	3,234	611,155	14,389	(14,389)
Dividends on Series D, E & EE preferred stock	-	-	-	-	(225,588)	-
Loss and comprehensive loss	-	-	-	-	-	(2,416,813)
Balance, March 31, 2005	2,400,000	170,493,385	170,494	67,475,009	(352,044)	(71,954,029)
Shares issued for conversion of Series D preferred stock	(190,000)	2,755,976	2,756	254,649	67,406	(67,406)
Shares issued for conversion of Series EE preferred stock	(1,000,000)	6,956,639	6,956	1,037,072	44,028	(44,028)
Dividends on Series D and EE preferred stock	-	-	-	-	(161,695)	-
Shares issued upon exercise of warrants	-	1,475,000	1,475	116,525	-	-
Value assigned to reprice of subordinated debt warrants	-	-	-	120,062	-	-
Proceeds from sale of common stock at $0.08 per share	-	18,750,000	18,750	1,481,250	-	-
Value assigned to warrants and preferred convertible debt repricing in connection with common stock issuance	-	-	-	3,225,543	-	-
Value on repricing of preferred stock	-	-	-	-	-	(1,999,951)
Loss and comprehensive loss	-	-	-	-	-	(3,106,681)
Balance, March 31, 2006	1,210,000	200,431,000	200,431	73,710,110	(402,305)	(77,172,095)
Stock-based compensation				254,275
Shares issued for conversion of Series D preferred stock	(50,000)	907,123	907	71,664	22,570	(22,570)
Shares issued for conversion of Series EE preferred stock	(250,000)	3,607,289	3,607	284,976	38,583	(38,583)
Dividends on Series D and EE preferred stock	-	-	-	-	(122,873)	-
Value assigned to inducement warrants	-	-	-	230,709	-	-
Shares issued upon exercise of warrants	-	11,236,500	11,236	1,028,291	-	-
Shares issued upon conversion of notes	-	18,750,000	18,750	1,481,250	-	-
Shares issued for note refinancing	-	500,000	500	77,000	-	-
Shares issued for term debt payments	-	154,459	155	29,845	-	-
Shares issued for services	-	200,000	200	33,800	-	-
Shares issued for financing commitment	-	3,500,000	3,500	591,500	-	-
Proceeds from sale of common stock at $0.12 per share	-	4,166,666	4,167	495,833	-	-
Offering costs on sale of common stock	-	-	-	(52,819)	-	-
Loss and comprehensive loss	-	-	-	-	-	(3,129,273)
Balance, March 31, 2007	910,000	243,453,037	243,453	78,236,434	(464,025)	(80,362,521)

See accompanying notes

e.Digital Corporation and subsidiary

CONSOLIDATED STATEMENTS OF CASH FLOWS
[See Note 1 - Nature of Operations and Basis of Presentation]

	For the year ended
	March 31
	2007	2006	2005
OPERATING ACTIVITIES	$	$	$
Loss for the period	(3,129,273)	(3,106,681)	(2,416,813)
Adjustments to reconcile loss to net cash used in operating activities:
Depreciation and amortization	53,757	63,494	48,452
Accrued interest related to unsecured promissory notes	72,332	112,500	37,500
Value assigned to inducement warrants	230,709	-	-
Impairment of deposit	-	603,750	-
Amortization of interest from warrants and common stock	-
issued in connection with promissory notes	1,114,548	300,665	174,138
Stock issued to vendor	-	-	11,729
Gain on settlement of accounts payable debt	-	(125,135)	-
Write-off of accrued lease liability	(515,000)	-	-
Interest paid in stock	12,080	-	-
Stock-based compensation	254,275	-	-
Changes in assets and liabilities:
Accounts receivable, trade	(34,359)	50,171	(16,690)
Inventory	(309,392)	-	5,009
Prepaid expenses and other	(19,332)	(130,064)	(476,268)
Accounts payable, trade	425,936	(135,016)	135,894
Other accounts payable and accrued liabilities	29,962	23,850	12,441
Customer deposits	(674,900)	86,500	707,250
Accrued employee benefits	32,420	(17,334)	(51,295)
Deferred revenue	-	(53,830)	(122,613)
Cash used in operating activities	(2,456,237)	(2,327,130)	(1,951,265)

INVESTING ACTIVITIES
Purchase of property and equipment	(27,455)	-	(15,816)
Cash used in investing activities	(27,455)	-	(15,816)

FINANCING ACTIVITIES
Payments on promissory notes	(12,337)	(21,400)	(3,270)
Proceeds from promissory notes	750,000	500,000	1,000,000
Proceeds from sale of preferred stock	-	-	1,850,000
Proceeds from sale of common stock	500,000	1,500,000	-
Payment for stock offering costs	(18,819)	-	(129,500)
Proceeds from exercise of warrants	934,466	118,000	66,500
Payment of prepaid transaction costs	(33,584)	-	-
Proceeds from exercise of stock options	-	-	4,650
Cash provided by financing activities	2,119,726	2,096,600	2,788,380
Net increase (decrease) in cash and cash equivalents	(363,966)	(230,530)	821,299
Cash and cash equivalents, beginning of period	1,058,723	1,289,253	467,954
Cash and cash equivalents, end of period	694,757	1,058,723	1,289,253

See accompanying notes

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2007

1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION
e.Digital Corporation is a holding company that operates through a wholly-owned California subsidiary of the same name and is incorporated under the laws of Delaware. The Company has innovated a proprietary secure digital video/audio technology platform ("DVAP") and markets the eVU™ mobile entertainment device for the travel and recreational industries. The Company also owns a portfolio of patents related to the use of flash memory in portable devices and has commenced activities to license the portfolio.

The consolidated financial statements have been prepared, by management, in accordance with accounting principles generally accepted in the United States on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

The Company has incurred significant losses and negative cash flow from operations in each of the last three years and has an accumulated deficit of $80,362,521 at March 31, 2007 [2006 - $77,172,095]. At March 31, 2007, the Company had a working capital deficiency of $1,347,367. Substantial portions of the losses are attributable to marketing costs of the Company’s new product and substantial expenditures on research and development of technologies. The Company’s operating plans require additional funds that may take the form of debt or equity financings. There can be no assurance that any additional funds will be available. The Company’s ability to continue as a going concern is in substantial doubt and is dependent upon obtaining additional financing and achieving a profitable level of operations.

Management has undertaken steps as part of a plan to improve operations with the goal of sustaining operations for the next twelve months and beyond. These steps include (a) expanding sales and marketing to new customers and new markets; (b) executing a strategy to monetize the flash memory-related patent portfolio; (c) controlling overhead and expenses; and (c) raising additional capital and/or obtaining financing. The Company may have access to up to $8 million of additional funding pursuant to a common stock purchase agreement with Fusion Capital Fund II, LLC (“Fusion”). The availability under the Fusion agreement is subject to many conditions, some of which are predicated on events that are not within the Company’s control. There can be no assurance this capital resource will be available or be sufficient.

There can be no assurance the Company will achieve a profitable level of operations and obtain additional financing pursuant to the Fusion financing agreement or otherwise. There can be no assurance that any additional financings will be available to the Company on satisfactory terms and conditions, if at all.

In the event the Company is unable to continue as a going concern, it may elect or be required to seek protection from creditors by filing a voluntary petition in bankruptcy or may be subject to an involuntary petition in bankruptcy. To date, management has not considered this alternative, nor does management view it as a likely occurrence.

These consolidated financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying consolidated financial statements.

2. SIGNIFICANT ACCOUNTING POLICIES
The following is a summary of significant accounting policies used in the preparation of these consolidated financial statements:

Principles of consolidation
These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, e.Digital Corporation (a company incorporated in the State of California). All significant intercompany accounts and transactions have been eliminated.

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2007

Use of estimates
The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Fair value of financial instruments
The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable trade, other accounts payable and accrued liabilities, preferred stock and promissory notes. Management has determined that the carrying value of cash and cash equivalent, accounts receivable, accounts payable trade and other accounts payable and accrued liabilities and accrued employee benefits approximate their fair value due to their short term nature. Management has determined that the carrying value of the preferred stock and promissory notes approximates its fair value based on discounted cash flows at market rates.

Translation of foreign currencies
Monetary assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the rate in effect at the balance sheet date. Other balance sheet items and revenues and expenses are translated into U.S. dollars at the rates prevailing on the respective transaction dates. Gains and losses on foreign currency transactions, which have not been material, are reflected in the consolidated statements of operations.

Loss per share
Basic loss per share is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the year. Diluted loss per share reflects the potential dilution of securities that could share in the loss of an entity. As at March 31, 2007, stock options, warrants and convertible preferred stock and notes exercisable into 36,564,110 [2006 - 64,049,961] [2005 - 28,255,962] shares of common stock were outstanding. These securities were not included in the computation of diluted loss per share because they are antidilutive, but they could potentially dilute earnings (loss) per share in future years.

The provisions of each of the Company’s series D, E and EE of preferred stock provided for a 12%, 8% and 8% per annum accretion, respectively in the conversion value (similar to a dividend). These amounts increase the net loss available to common stockholders. Net loss available to common stockholders is computed as follows:

Years ended March 31,	2007	2006	2005
Net loss	$(3,129,273)	$(3,106,681)	$(2,416,813)
Imputed deemed dividends on Series EE preferred stock	-	-	(1,100,611)
Additional deemed dividends on conversion repricing of Series D and EE preferred stock	-	(1,999,951)	-
Accretion on preferred stock:
Series D preferred stock, 12% stated rate	(112,364)	(126,944)	(156,289)
Series E preferred stock, 8% stated rate	-	-	(17,966)
Series EE preferred stock, 8% stated rate	(10,509)	(34,751)	(51,333)
Net loss available to common stockholders	$(3,252,146)	$(5,268,327)	$(3,743,012)

Guarantees and indemnifications
In November 2002, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation (“FIN”) No. 45 “Guarantor’s Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others -- an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FIN 34.” The following is a summary of the Company’s agreements that the Company has determined are within the scope of FIN No. 45:

The Company provides a one year limited warranty for most of its products. See “Warranty Liabilities.”

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2007

Some of the Company’s product sales and services agreements include a limited indemnification provision for claims from third parties relating to the Company’s intellectual property. Such indemnification provisions are accounted for in accordance with SFAS No. 5, ‘‘Accounting for Contingencies.’’ The indemnification is generally limited to the amount paid by the customer. To date, there have been no claims under such indemnification provisions.

Revenue recognition
The Company recognizes product revenue upon shipment of a product to the customer, FOB shipping point, or upon acceptance by the customer depending on the specific contract terms, if a signed contract exists, the fee is fixed and determinable, collection of resulting receivables is probable and there are no resulting obligations. Research and development contract revenues on short-term projects or service revenue is recognized once the services or product has been delivered, the fee is fixed and determinable, collection of the resulting receivable is probable and there are no resulting obligations. If all of the service or product has been delivered and there is one element that is perfunctory to the services or product that has not been delivered, revenue will be recognized evenly over the remaining term of the undelivered element.

Revenue from separately priced extended warranty or product replacement arrangements is deferred and recognized to income on a straight-line basis over the contract period. The Company evaluates these arrangements to determine if there are excess costs greater than future revenues to be recorded as a loss.

Funds received in advance of meeting the criteria for revenue recognition are deferred and are recorded as revenue as they are earned.

Deferred revenue and deposits
Deferred revenue and deposits relates primarily to prepaid extended warranty arrangements and product sales paid but not delivered at period end.

Shipping and handling costs and sales taxes
Amounts paid by customers for shipping and handling and for sales taxes are included in product revenues. Actual shipping and handling costs and sales taxes are included in product cost of revenues.

Cash equivalents
Cash equivalents are highly liquid investments with insignificant interest rate risk and maturities of three months or less at the date of purchase and are recorded at cost, which approximates fair value. Cash equivalents consist principally of investments in short-term money market instruments.

Deposits and prepaid expenses
Deposits and prepaid expenses are recorded at amounts paid to suppliers or others. Amounts recorded are evaluated for impairment periodically and at March 31, 2006 a charge of $603,750 was expensed to cost of revenues to reflect impairment of deposits made to a contract manufacturer that failed to timely deliver with no assurance of future performance. During fiscal 2007 the contract manufacturer delivered the products and the impairment charge was reversed at the time of recognition of revenue to the customer.

Inventory
Inventory is recorded at the lower of cost and net realizable value. Cost is determined on a first-in, first-out basis. Carrying value of inventory is periodically reviewed and impairments, if any, are recognized when the expected benefit is less than carrying value.

Due to the use of a turn-key contract manufacturers for major products and accessories, the Company does not take title until receipt of finished goods and accordingly does not maintain inventories of raw materials or assemblies. See Note 14 for purchase commitments.

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2007

Property and equipment
Property and equipment are recorded at cost. Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the related assets, ranging from 3 to 7 years or, in the case of leasehold improvements, over the lesser of the useful life of the related asset or the lease term. When assets are sold or retired, the cost and accumulated depreciation are removed from the respective accounts and any gain or loss on the disposition is credited or charged to income. Maintenance and repair costs are charged to operations when incurred.

Intangible assets
Intangible assets include third party costs relating to obtaining patents, which are deferred when management is reasonably certain the patent will be granted. Such costs are amortized to operations over the life of the patent. If management determines that development of products to which patent costs relate is not reasonably certain, or that deferred patent costs exceed net recoverable value, such costs are charged to operations. Intangible assets also include website development costs incurred during the application development stage of the Company’s website which have been capitalized and are amortized over a two year period on the straight-line method. All other patent and website related costs are charged to operations when incurred.

Advertising
Advertising costs are charged to expense as incurred. The Company expensed $1,020, $104 and $420 for the years ending March 31, 2007, 2006 and 2005, respectively.

Research and development costs
Research and development costs are expensed as incurred.

Warranty liability
The Company warrants its products to be free from defects in materials and workmanship for a period ranging up to one year from the date of purchase, depending on the product. The warranty is generally a limited warranty, and in some instances imposes certain shipping costs on the customer. The Company currently provides warranty service directly and through subcontractors. Some agreements with customers require certain quantities of product be made available for use as warranty replacements. International market warranties are generally similar to the U.S. market.

The Company establishes a warranty reserve based on anticipated warranty claims at the time product revenue is recognized. Factors affecting warranty reserve levels include the number of units sold and anticipated cost of warranty repairs and anticipated rates of warranty claims. The Company evaluates the adequacy of the provision for warranty costs each reporting period. See Note 9 for additional information regarding warranties.

Interest expense
Interest expense includes interest expense and non-cash amortization of debt discount.

Leases
Leases entered into are classified as either capital or operating leases. Leases, which substantially transfer all benefits and risks of ownership of property to the Company, are accounted for as capital leases. At the time a capital lease is entered into, an asset is recorded together with its related long-term obligation to reflect the purchase and financing.

Rental payments under operating leases are expensed as incurred.

Income taxes
The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect for the year in which the differences are expected to reverse.

Stock based compensation
The Company has adopted stock plans as summarized in Note 12 below. The Company adopted SFAS No. 123 (Revised 2004), “Share Based Payment”, effective April 1, 2006 the first day of the Company’s 2007 fiscal year. SFAS 123R requires the recognition of fair value of stock compensation as an expense in the calculation of net income. The Company recognizes stock compensation expense ratably over the vesting period of individual option grants. All stock compensation recorded during the period ended March 31, 2007 has been accounted for as an equity instrument. Prior to April 1, 2006 the Company followed the Accounting Principles Board (“APB”) Opinion 25, “Accounting for Stock Issued to Employees”, and related interpretations for stock compensation.

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2007

Options or stock awards issued to non-employees who are not directors of the Company are recorded at their estimated fair value at the measurement date in accordance with SFAS No. 123 and EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services,” and are periodically revalued as the options vest and are recognized as expense over the related service period on a graded vesting method. Stock options issued to consultants with performance conditions are measured and recognized when the performance is complete.

The Company elected the modified prospective transition method for adopting SFAS 123R. Under this method, the provisions of SFAS 123R apply to all stock-based awards granted or other awards granted that are subsequently reclassified into equity. The fair values of options issued in prior periods are not revised for comparative purposes and the financial statements of prior interim and fiscal periods do not reflect any restated amounts. The unrecognized expense of awards not yet vested as of April 1, 2006, the date of SFAS 123R adoption, is now being recognized as an expense in the calculation of net loss using the same valuation method (Black-Scholes) and assumptions disclosed in the Company’s previous filings.

In November, 2005, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position No. SFAS 123(R)-3, “Transition Election Related to Accounting for Tax Effects of Share-Based Payment Awards”. The Company is considering whether to adopt the alternative transition method provided in the FASB Staff Position for calculating the tax effects of stock-based compensation pursuant to SFAS 123(R). The alternative transition method includes simplified methods to establish the beginning balance of the additional paid-in capital pool (APIC pool) related to the tax effects of employee stock-based compensation, and to determine the subsequent impact on the APIC pool and statements of cash flows of the tax effects of employee stock-based compensation awards that are outstanding upon adoption of SFAS 123(R).

The Company’s stock options have various restrictions that reduce option value, including vesting provisions and restrictions on transfer, among others, and are often exercised prior to their contractual maturity. The Company plans to issue shares on each option exercise and has no plans to repurchase option shares.

The Company recorded $254,187 of stock compensation expense for the year ended March 31, 2007. A total of $187,354 was included in selling and administrative costs and $66,833 was included in research and related expenditures. A total of $207,956 of this expense relates to prior year awards vesting after April 1, 2006. A total of $46,133 relates to options granted after the adoption of SFAS 123R to consultants. The weighted-average estimated fair value of options granted during the year ended March 31, 2007 was $0.11 per share, using the Black-Scholes option pricing model with the following weighted average assumptions (annualized percentages):

Year Ended March 31, 2007
Volatility	82% - 91.0%
Risk-free interest rate	4.4% - 4.7%
Forfeiture rate	0.0% - 5.0%
Dividend yield	0.0%
Expected life in years	4

The dividend yield of zero is based on the fact that the Company has never paid cash dividends and has no present intention to pay cash dividends. Expected volatility is based on the historical volatility of the common stock over the period commensurate with the expected life of the options. The expected life is based on observed and expected time to post-vesting exercise. The expected forfeiture rate is zero for consultant options and five percent for employee options.

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2007

Since the Company has a net operating loss carryforward as of March 31, 2007, no excess tax benefit for the tax deductions related to stock-based awards was recognized for the year ended March 31, 2007. Additionally, no incremental tax benefits were recognized from stock options exercised during the year ended March 31, 2007 that would have resulted in a reclassification to reduce net cash provided by operating activities with an offsetting increase in net cash provided by financing activities.

As of March 31, 2007 total estimated compensation cost of options granted but not yet vested was approximately $147,000 and is expected to be recognized over the weighted average period of 1.2 years.

SFAS 123R requires the Company to present pro forma information for the comparative period prior to the adoption as if the Company had accounted for all employee stock options under the fair value method of the original SFAS 123. The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation to the prior-year periods.

	Year Ended	Year Ended
	March 31, 2006	March 31, 2005
Net loss attributable to common stockholders	$(5,268,327)	$(3,743,012)
Plus: Stock-based employee compensation expense included in reported net loss	-	-
Less: Total stock-based employee compensation expense determined using fair value based method	(147,050)	(132,220)
Pro forma net loss attributable to common stockholders	$(5,415,377)	$(3,875,232)
Net loss per common share - basic and diluted - pro forma	($0.03)	($0.02)
Net loss per common share - basic and diluted - as reported	($0.03)	($0.02)

The Company estimated the fair value of each stock award at the grant date by using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 2006 and 2005: dividend yield of zero percent for each period; expected volatility of 72 to 87 percent; risk-free interest rates of 2.86 percent to 4.95 percent; and expected life of 2.5 years.

The amortization of stock compensation under SFAS 123R for the period after its adoption, and under APB 25 or SFAS 123 (pro forma disclosure) for the period prior to the adoption of SFAS 123R was done in accordance with FASB Interpretation (“FIN”) No. 28.

Comprehensive loss
Comprehensive loss is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. For the years ended March 31, 2007, 2006 and 2005, there were no material differences between comprehensive loss and net loss for the year.

Software development costs
The Company accounts for software development costs in accordance with Financial Accounting Standards Board (“FASB”) Statement No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed,” under which certain software development costs incurred subsequent to the establishment of technological feasibility are capitalized and amortized over the estimated lives of the related products. Technological feasibility is established upon completion of a working model. Development costs incurred subsequent to the establishment of technological feasibility have not been significant, and all software development costs have been charged to research and related expenditures in the accompanying consolidated statements of operations.

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2007

Impairment of long-lived assets
Long-lived assets and identifiable intangibles held for use are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of undiscounted expected future cash flows is less than the carrying amount of the asset or if changes in facts and circumstances indicate, an impairment loss is recognized and measured using the asset’s fair value.

Segment information
The Company identifies its operating segments based on how management internally evaluates separate financial information (if available), business activities and management responsibility. The Company believes it operates in a single business segment, the development, manufacture and marketing of electronic technology and products for portable digital devices.

Common stock issued for services
The Company records compensation expense for common stock issued for services based on the estimated fair market value. Estimated fair market value is determined based on the quoted closing-bid stock price on the day of issuance.

Derivative instruments
The Company values derivative instruments in accordance with the interpretative guidance of FASB Statement No. 133 “Accounting for Derivative Instruments and Hedging Activities”, EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, Accounting Principles Board Opinion No. 14 “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants”, EITF 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, and EITF 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments” and associated pronouncements related to the classification and measurement of warrants and instruments with embedded conversion features. The Company makes certain assumptions and estimates to value its derivative liabilities. Factors affecting these liabilities and values include changes in the stock price and other assumptions.

Reclassifications
Certain amounts included in the prior year financial statements have been reclassified to conform to the current year’s presentation. These reclassifications have no affect on the reported net income.

Recent accounting pronouncements
On September 13, 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. (“SAB 108”) which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The guidance is applicable for the Company’s fiscal 2007. The Company is not yet in a position to determine what, if any, effects SAB No. 108 will have on its financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measures” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies to other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of SFAS No. 157.

In June 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes." FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect that the adoption of FIN 48 will have a significant impact on its consolidated financial position, results of operations and cash flows. However the Company is evaluating the impact that FIN 48 will have on the amount, reporting and disclosures of fully reserved deferred net tax assets resulting primarily from tax loss carryforwards.

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2007

In February 2007, the FASB issued Statement No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159). SFAS 159.permits entities to choose to measure certain financial instruments and certain other items at fair value for those financial assets and liabilities not currently required to be measured at fair value. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We are currently evaluating the impact of adopting SFAS 159 on our consolidated financial statements.

3. CREDIT RISK
Financial instruments totaling $655,798 [2006 - $888,762] [2005 - $1,131,525] which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents, certificate of deposit and accounts receivable. The Company maintains cash and cash equivalents with three financial institutions. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses which, when realized, have been within the range of management’s expectations.

Amounts owing from one customer comprise approximately 86% of accounts receivable at March 31, 2007 [2006 - one customer comprised 100%].

4. MAJOR CUSTOMERS AND SUPPLIERS
The Company operates in one major line of business, the development, manufacture and marketing of electronic products. Sales to two customers comprised approximately 53% and 39% of revenues respectively in fiscal 2007 [2006 - one customer comprised 94%] [2005 - one customer comprised 94%]. The Company purchases its primary component from one distributor accounting for 73% of total purchases for fiscal 2007. Purchases from two distributors accounting for 74% ad 13% of total purchases for fiscal 2006. Purchases from one distributor accounted for 92% of total purchases for fiscal 2005. The provision for doubtful accounts receivable at March 31, 2007 and 2006 was $-0-.

5. STATEMENT OF CASH FLOWS
The Company had non-cash operating and financing activities and made cash payments as follows:

	2007	2006	2005
	$	$	$
Non-cash financing activities:
Common stock issued on conversion of preferred stock	361,154	5,742,416	1,882,391
Shares issued on conversion of debt	1,500,000	—	—
Shares issued for term debt payments	17,920	—	—
Shares issued for financing commitment	595,000	—	—
Shares issued for note refinancing	77,500	—	—
Note principal applied to exercise of warrants	105,062	—	—
Value assigned to 370,000 warrants granted in connection
with the issuance of Series EE preferred stock		—	271,121
Value assigned to common shares issued for placement costs	34,000	—	—
Accrued dividends on preferred stock	122,873	161,695	225,588
Value assigned to inducement warrants for early exercise of warrants	230,709	—	—
Beneficial conversion feature on the issuance of Series EE preferred stock		—	1,100,611
Deemed dividends on preferred repricing		1,999,951	—
Amortization of warrants		300,665	—
Impairment of deposit		603,750	—
Cash payments for interest were as follows:
Interest	153,063	272,835	384,040

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2007

6. PROPERTY AND EQUIPMENT		Accumulated
		depreciation and	Net book
	Cost	amortization	value
	$	$	$
2007
Computer hardware and software	91,927	80,832	11,095
Furniture and equipment	26,499	26,499	—
Machinery and equipment	82,912	77,521	5,391
Tooling	224,372	204,652	19,720
	425,710	389,504	36,206
2006
Computer hardware and software	84,192	74,561	9,631
Furniture and equipment	26,499	26,499	—
Machinery and equipment	82,912	71,474	11,438
Leasehold improvements	174,960	174,960	—
Tooling	204,652	163,213	41,439
	573,215	510,707	62,508

7. INTANGIBLE ASSETS
		Accumulated	Net book
	Cost	amortization	value
	$	$	$
2007
Website development costs	43,150	43,150	—
Patents and licenses	39,409	39,409	—
	82,559	82,559	—
2006
Website development costs	43,150	43,150	—
Patents and licenses	39,409	39,409	—
	82,559	82,559	—

8. PROMISSORY NOTES
	March 31, 2007	March 31, 2006
7.5% Convertible Subordinated Term Note	$952,967	$-
Less unamortized debt discount	(65,983)
Less long-term portion	(748,082)	-
Short term portion	138,902
18% Secured Promissory Note	750,000	-
15% Unsecured Promissory Notes and accrued interest		1,015,954
12% Convertible Subordinated Promissory Notes	-	1,500,000
Less unamortized debt discount	-	(1,103,031)
Short-term portion of promissory notes	$888,902	$1,412,923

7.5% Convertible Subordinated Term Note
On December 12, 2006 the Company issued a new 7.5% Convertible Subordinated Term Note in the principal amount of $970,752 due November 30, 2009 in exchange for the 15% Unsecured Promissory Notes described below. The note provided for monthly principal and interest installments of $6,000 starting December 2006, increased to $15,000 in February 2007, increasing to $30,000 starting in December 2007 and $50,000 in December 2008 with maturity November 30, 2009. Commencing with the February 2007 installment payment, the Company has the option, subject to certain limitations, elect to make such installment payments either in cash or in shares of common stock (“Monthly Installment Shares”). Monthly Installment Shares are valued at the arithmetic average of the closing prices for the last five trading days of the applicable month without discount. Installment note payments must be paid in cash if the computed average price is less than $0.10 per share. Subject to certain notice periods and other limitations, the balance of the note is convertible by the holder at $0.30 per common share and the Company may elect to call the note for mandatory conversion if the closing sale price of the Company’s common stock is at least $0.40 per share for ten consecutive trading days. The Company may also prepay the note in full or in minimum parts of $50,000 on ten-day notice. The note may be subordinate to certain future senior indebtedness.

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2007

15% Unsecured Promissory Note
On December 11, 2002, the Company issued a 15% Unsecured Promissory Note for cash proceeds of $750,000. On January 31, 2005, the 15% Unsecured Promissory Note was amended to extend the maturity date to September 30, 2006. On January 31, 2005, the Company paid cash interest of $8,500 and issued to the noteholder a secondary 15% Unsecured Promissory Note for accrued interest of $150,000. The secondary 15% Unsecured Promissory Note also was due on September 30, 2006. Principal and interest on the secondary 15% Unsecured Promissory Note was payable in monthly installments of $3,500 with the balance due at maturity. Effective June 30, 2006 the maturity date of both notes was extended to December 31, 2006.

On December 12, 2006 the Company exchanged the balance of the two short-term 15% Unsecured Promissory Notes due December 31, 2006 for (i) a new 7.5% Convertible Subordinated Term Note, with principal and interest payable monthly, in the principal amount of $970,752 due November 30, 2009 and (ii) 500,000 shares of common stock representing consideration for extending the maturity date and reducing the interest rate from 15% to 7.5%. As a consequence of the exchange, the previously outstanding 15% Unsecured Promissory Notes due December 31, 2006 were cancelled.

The Company evaluated the note exchange under FASB No. 15 “Accounting by Debtors and Creditors for Troubled Debt Restructurings” and determined that no gain or loss should be recorded as a result of the exchange. The fair value of the 500,000 shares issued of $77,500 is a debt discount being amortized over the term of the note using the interest method.

The following table summarized activity for the period from April 1, 2006 to the December 12, 2006 note exchange:

Balance at April 1, 2006	$1,015,954
Principal exchanged in August 2006 as exercise price of warrants	(105,062)
Principal payments	(12,337)
Accrued, unpaid interest	72,198
Balance exchanged for new three year term note (1)	(970,752)
$-

12% Convertible Subordinated Promissory Notes and Related Royalty Obligation
In June and July 2004, the Company sold $1,000,000 of unsecured 12% Subordinated Promissory Notes due July 1, 2005. The purchasers were also granted warrants to purchase 2,000,000 shares of common stock at an exercise price of $0.25 per share, exercisable until December 31, 2007. The estimated fair market value of the warrants at issuance was $232,186 and was recorded as a deferred financing charge. The deferred financing charge was amortized as a debt discount over the original term of the 12% Subordinated Promissory Notes. On June 30, 2005, the 12% Subordinated Promissory Notes and warrants were modified by extending the maturity date from July 1, 2005 to December 31, 2005 and by reducing the purchase price of each warrant share from $0.25 to $0.19. Due to this modification, the Company recorded additional debt discount of $120,062 on the 12% Subordinated Promissory Notes.

In October 2005, the 12% Subordinated Promissory Notes were further modified by extending the maturity date to December 31, 2006 and to increase the maximum allowable note amount from $1,000,000 to $1,500,000 with all $500,000 of additional notes being sold (one officer/director purchased $50,000 of the additional notes). Noteholders acquiring the additional $500,000 of 12% Subordinated Promissory Notes (the “Additional Notes”) are entitled to receive a royalty equal to (i) the principal of the Additional Notes purchased divided by (ii) $500,000 multiplied by (iii) Twenty Dollars ($20.00) for each entertainment device sold during the calendar years of 2006, 2007 and 2008. The outstanding 12% Subordinated Promissory Notes were also amended such that the principal amount was convertible at $0.19 per common share, subject to anti-dilution adjustments for certain future issuances of stock at a lower price. On February 24, 2006, the conversion price on the $1,500,000 of 12% Subordinated Promissory Notes was adjusted from $0.19 per share to $0.08 per share pursuant to an antidilution adjustment. The exercise price of the 2,000,000 warrants was also adjusted from $0.19 per share to $0.08. An additional debt discount of $1,225,590 was recorded to reflect the value of the reduced conversion price of the debt and the value of the warrants due to the new warrant exercise price and this amount was amortized over the term of the notes and accelerated on any note conversions.

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2007

During the period September through December 2006, the $1,500,000 balance of notes was converted into 18,750,000 common shares and all debt discount was charged as non-cash interest expense.

The Company recorded in other income and expenses royalty expense related to the $500,000 of notes as described above of $15,280 for the year ended March 31, 2007.

18% Secured Promissory Note
In March 2007 the Company obtained $750,000 in short-term purchase order financing from a commercial lender pursuant to an 18% secured promissory note with interest payable monthly for any full or partial month the principal is outstanding subject to a security agreement providing a security interest in substantially all of the Company’s assets. The note is due the earlier of September 23, 2007 or within two business days of receipt by the Company of final payments from certain purchase orders, contains no prepayment fee and provides customary late payment penalties and default provisions. Subsequent to March 31, 2007 the Company paid an associated $15,000 finance charge by issuing 73,385 restricted shares of common stock with no registration rights.

9. WARRANTY RESERVE
Details of the estimated warranty liability are as follows:

	Year Ended March 31,
	2007	2006
	$	$
Beginning balance	15,789	15,789
Warranty provision	24,283	-
Warranty deductions	-	-
Ending balance	40,072	15,789

10. INCOME TAXES

There is no net provision for income taxes in 2007, 2006 and 2005 as the Company incurred losses in each year. Income taxes consist of the following:
	2007	2006	2005
Deferred (benefit):
Federal	$(628,000)	$(914,000)	$(845,000)
State	(103,000)	(154,000)	(63,000)
	(731,000)	(1,068,000)	(908,000)
Change in valuation allowance	731,000	1,068,000	908,000
	$—	$—	$—

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. For financial statement purposes, a change in valuation allowance of $(1,050,000) [2006 - $2,570,000] has been recognized to offset certain nets deferred tax assets for which realization is uncertain. Significant components of the Company’s deferred tax liabilities and assets as of March 31(substantially all liabilities and assets being long-term) are as follows:

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2007

	2007	2006
	$	$
Deferred tax liabilities
State Taxes	540,000	570,000
Tax over book depreciation	30,000	60,000
Total deferred tax liabilities	580,000	630,000
Deferred tax assets
Net operating loss carryforwards	21,610,000	22,460,000
Allowances and other	210,000	460,000
Total deferred tax assets	21,820,000	22,920,000
Valuation allowance for deferred tax assets	(21,240,000)	(22,290,000)
Net deferred tax assets	580,000	630,000
Net deferred tax balance	—	—

A reconciliation between federal statutory income tax rates and the effective tax rate of the Company at March 31 is as follows:

	Liability method
	2007	2006	2005
	%	%	%
U.S. federal statutory rate	35.0	35.0	35.0
U.S. federal net operating loss rate	(35.0)	(35.0)	(35.0)
Effective rate on operating loss	—	—	—

The Company has U.S. federal net operating loss carryforwards available at March 31, 2007 of approximately $57,400,000 [2006 - $55,250,000] which will begin to expire in 2007. The Company has state net operating loss carryforwards of $17,240,000 [2006 - $17,600,000] which will begin to expire in 2010. The difference between federal and state net operating loss carryforwards is due to certain percentage limitations of California loss carryforwards and to expired California carryforwards. The utilization of the net operating loss carry-forwards could be substantially limited due to restrictions imposed under federal and state laws upon a change of ownership. The amount of the limitation, if any, has not been determined at this time.

11. CAPITAL STOCK
Authorized capital
The authorized capital of the Company consists of 300,000,000 common shares with a par value of $.001 per share and 5,000,000 preferred shares with a par value of $10.00 per share.

Common stock
The issued common stock of the Company consisted of 243,453,037, 200,431,000 and 170,493,385 common shares as of March 31, 2007, 2006 and 2005, respectively.

Fusion Capital Equity Purchase Agreement
On January 2, 2007, the Company entered into an agreement with Fusion Capital Fund II, LLC (“Fusion”) pursuant to which the Company (a) sold 4,166,666 common shares for $500,000 cash at $0.12 per share, and (b) has the right, subject to certain conditions and limitations, to sell to Fusion up to $8.0 million worth of additional common stock, at the Company’s election, over a two year period at prices determined based upon the market price of the Company’s common stock at the time of each sale, without any fixed discount to the market price as defined in the agreement. Common stock may be sold in $80,000 increments every fourth business day, with additional $100,000 increments available every third business day if the market price of the common stock is $0.10 or higher. This $100,000 increment may be further increased at graduated levels up to $1.0 million if the market price increases from $0.10 to $0.80. If the price of the stock is below $0.08 per share, no sales shall be made under the agreement.

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2007

Under the terms of the agreement, the Company issued 3,500,000 shares of common stock to Fusion for no consideration as a commitment fee and 200,000 shares of common stock as an expense reimbursement fee. The fair value of the 3,700,000 shares was $629,000 and recorded as offering costs along with legal and related direct costs of $52,403. A total of $52,819 of these costs were associated with the January 2007 sale of common stock and the balance of $628,584 are prepaid transaction costs to be discounted against future stock sales under the agreement or charged to expense if the arrangement is terminated or management determines it will not issue sufficient shares to offset the offering costs.

Under a related registration rights agreement, before Fusion was obligated to purchase shares, the Company was required to file a registration statement covering the sale of the common shares described above. The Form S-1 registration statement was declared effective on February 9, 2007. A total of 15,000,000 shares were registered for future sale, accordingly the Company is currently limited to selling the lesser of 15,000,000 shares or $8 million. The Company is required to maintain effectiveness of the registration statement until the earlier of the date that Fusion may sell the shares without restriction pursuant to Rule 144(k) or the date that Fusion has sold all registered shares and no available unpurchased shares remain under the agreement. Upon occurrence of certain events of default as defined, including lapse of effectiveness of the registration statement for 10 or more consecutive business days or for 30 or more business days within a 365-day period, suspension of trading for 3 consecutive business days, delisting of the shares from the principal market on which they are traded, failure by the stock transfer agent to issue shares within 5 business days, or other material breaches, Fusion may terminate the stock purchase agreement. The Company may terminate the agreement at any time.

Subsequent to March 31, 2007 during the period to June 28, 2007, the Company sold 1,735,796 common shares to Fusion under the agreement for cash of $320,000.

Stock options
The Company has stock options outstanding under two stock option plans. The 1994 Stock Option Plan entitled certain directors, key employees and consultants of the Company to purchase common shares of the Company. The 1994 Plan covered a maximum aggregate of 14,000,000 shares, as amended and expired on August 18, 2004. At March 31, 2007 there were options outstanding on 3,636,666 common shares pursuant to the 1994 Plan.

The 2005 Equity-Based Compensation Plan was approved by the stockholders on August 5, 2005 and covers a maximum of 10,000,000 common shares. The Company may grant incentive options, nonstatutory options, stock appreciation rights or restricted stock awards to employees, directors or consultants. At March 31, 2007 there were options outstanding on 5,648,000 common shares pursuant to the 2005 Plan with options on 4,352,000 shares available for future grant under the 2005 Plan.

The Company has granted options outside the above plans as inducements to new employees and for the continued service of key employees. At March 31, 2007 there were options outstanding on 1,750,000 common shares from grants outside the stock option plans.

During 2007, 973,000 [2006 - 7,190,000] options were granted at exercise prices ranging from $0.145 to $0.23 [2006 - $0.09 to $0.145] per share. The following table summarizes stock option transactions:

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2007

		Weighted average
	Shares	exercise price
	#	$
Outstanding March 31, 2004	4,141,665	0.80
Fiscal 2005
Granted	3,380,000	0.22
Canceled/expired	(835,000)	1.87
Exercised	(30,000)	0.16
Outstanding March 31, 2005	6,656,665	0.37
Exercisable at March 31, 2005	3,608,506	0.50
Fiscal 2006
Granted	7,190,000	0.37
Canceled/expired	(2,774,999)	0.49
Outstanding March 31, 2006	11,071,666	0.19
Exercisable at March 31, 2006	5,405,199	0.23
Fiscal 2007
Granted	973,000	0.16
Canceled/expired	(1,010,000)	0.31
Outstanding March 31, 2007	11,034,666	0.17
Exercisable at March 31, 2007	8,015,835	0.18
Weighted average fair value of options granted during the year		0.11

The following table summarizes the number of options exercisable at March 31, 2007 and the weighted average exercise prices and remaining contractual lives of the options.

Range of exercise prices	Number outstanding at March 31, 2007	Number exercisable at March 31, 2007	Weighted Average exercise price	Weighted average remaining contractual life	Weighted average Exercise price of options exercisable at March 31, 2007
$	#	#	$	Years	$
$0.09	1,500,000	1,125,000	0.09	3.6	0.09
$0.145-$0.16	7,044,166	4,842,495	0.15	2.7	0.15
$0.20-$0.28	1,763,000	1,320,840	0.22	2.3	0.22
$0.42-$0.55	727,500	727,500	0.50	0.4	0.50

The options generally vest over a period of two to three years. Options on 500,000 shares are subject to and vest based on future performance conditions.

Subsequent to March 31, 2007 on May 15, 2007 the Company granted stock options with a contract life of four years to two employees on an aggregate of 100,000 shares of common stack vesting over a two year term exercisable at $0.185 per share and on June 6, 2007 the Company granted stock options with a contract life of four years to three directors on an aggregate of 750,000 shares of common stock vesting over a three year term exercisable at $0.18 per share.

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2007

Share warrants
A summary of warrant activity during the years ended March 31, 2005, 2006 and 2007 is presented below:

	Number	Average Purchase Price Per Share $
Shares purchasable under outstanding warrants at March 31, 2004	3,164,688	0.68
Stock purchase warrants issued	6,070,000	0.42
Stock purchase warrants exercised	(437,500)	0.19
Stock purchase warrants expired	(1,712,333)	0.60
Shares purchasable under outstanding warrants at March 31, 2005	7,084,855	0.48
Stock purchase warrants issued	9,375,000	0.10
Stock purchase warrants exercised	(1,475,000)	0.08
Stock purchase warrants expired	(902,355)	1.00
Shares purchasable under outstanding warrants at March 31, 2006	14,082,500	0.09
Stock purchase warrants issued	2,331,572	0.15
Stock purchase warrants exercised	(11,236,500)	0.09
Shares purchasable under outstanding warrants at March 31, 2007	5,177,572	0.11

In February 2006, the Company issued 4,687,500 of A warrants exercisable at $0.10 per common share and 4,687,500 of B warrants exercisable at $0.09 per common share in connection with a restricted common stock sale of 18,750,000 shares for gross proceeds of $1,500,000.

In August and September 2006, as an inducement for early warrant exercise, the Company offered to holders of outstanding “A” and “B” Warrants (issued in connection with a common stock offering in February 2006) a new warrant exercisable for 25% of the shares issued exercisable at $.15 per share through August 31, 2009 (“New Warrant”). A total of 9,218,750 warrants were exercised for cash proceeds of $786,719 and debt reduction of $89,062 and the Company issued 2,304,692 New Warrants. Two officers exercised 500,000 warrants for cash of $47,500 and were granted 125,000 New Warrants on the same terms as other investors.

In August and September 2006, as an inducement for early warrant exercise of Series EE Warrants, the Company offered holders a New Warrant equal to 12% of the shares issued upon exercise. A total of 224,000 warrants were exercised for cash proceeds of $17,920 and the Company issued 26,880 New Warrants.

The Company recorded a non-cash other expense in the statement of operations for $230,709 representing the fair value of the 2,331,572 New Warrants issued as an inducement for early exercise. Fair value was determine using the Black-Scholes option pricing model assuming no expected dividends, 120% volatility, expected life of 3 years and a risk-free interest rate of 4.85%.

During the year ended March 31, 2007 a total of 1,793,750 other warrants were exercised for cash proceeds of $129,844 and debt reduction of $16,000. No inducement was granted in connection with these warrant exercises.

The Company has the following outstanding share warrants as of March 31, 2007, granted in connection with Series EE preferred stock and as an inducement for early exercise of warrants, respectively, entitling the holders to purchase one common share for each warrant held (subject to certain future antidilution price protection):

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2007

Number of		Exercise Price
Description	Common Shares	Per Share $	Expiration Date
Warrant	2,846,000	0.08	November 30, 2007
Warrant	2,331,572	0.15	August 31, 2009
Total	5,177,572

12. REDEEMABLE AND NON-REDEEMABLE PREFERRED STOCK
The Company is authorized to issue 5,000,000 shares of $0.001 par value preferred stock in one or more series from time to time by action of the Board of Directors.

The following is a summary of the terms of the preferred stock series outstanding during the fiscal years ended March 31, 2007 and 2006, respectively.

Preferred Series	Issuance Date	Aggregate Purchase Price	Number of Shares Authorized/Issued	Terms
12% Convertible Non-redeemable Series D stated value of $10 per share	December 2002	$2,050,000	205,000/205,000
Purchase price plus 12% accretion. Convertible at $0.08 per share subject to certain adjustments if the company issues shares less then $0.08 per share. Subject to automatic conversion on December 31, 2007.

8% Convertible Redeemable Series EE issued at $100 per share	November 2004	$1,850,000	20,000/18,500
Purchase price plus 8% accretion. Convertible at $0.25 for the first 90 days following original issuance date then lower of $0.25 and 85% of market, with a floor of $0.08 per share, as adjusted. Automatic conversion in November 2006.

On December 30, 2002, the Company issued 205,000 shares of 12% Series D non-redeemable convertible preferred stock (the "Series D Stock") with a stated value of $10 per share. The Series D stock was issued pursuant to a conversion agreement with respect to $2,050,000 of notes payable. The conversion price was reduced to $0.19 pursuant to anti-dilution protection given to the preferred stockholders triggered by the sale of $129,000 of shares of Common Stock in January 2003 and to $0.08 per share by the sale of $1,500,000 of common stock in February 2006. In connection with the repricing to $0.08, the Company recorded an additional deemed dividend of $1,522,400 to reflect the new beneficial conversion price. During the fiscal year ended March 31, 2007 a total of 5,000 shares of Series D Stock were converted into 907,123 shares of common stock. At March 31, 2007 a total of 91,000 shares of Series D Stock were outstanding convertible, subject to certain limitations, into 17,175,315 shares of common stock.

On November 30, 2004, the Company issued 18,500 shares of 8% Series EE Convertible Preferred Stock (the "Series EE Stock") at a per share price of $100 for an aggregate amount of $1,850,000. The Company also issued to the Investors, warrants to purchase 3,700,000 shares of common stock at $0.50 per share until November 30, 2007. The Company utilized the Black Scholes Method in valuing the warrants, and calculated the relative fair value of the Series EE Stock and warrants. The effective conversion price of the Series EE Stock was then determined by the Company based on the relative fair value of the stock. The beneficial conversion feature was calculated, based on EITF 98-5 as modified by EITF 00-27, as a “convertible instrument containing fixed terms that change”. Utilizing the calculated intrinsic value of the Series EE Stock, the Company calculated a beneficial conversion charge in the amount of $1,100,611, which was recorded in the loss attributed to common stockholders in the accompanying financial statements. As a result of a reset of the conversion price of the Series EE Stock in February 2006 to $0.08 per common share, the Company recorded an additional deemed dividend of $477,551 to reflect the new beneficial conversion price.

The Series EE Stock was subject to automatic conversion in November 2006 and no shares were outstanding at March 31, 2007. During the fiscal year ended March 31, 2007 a total of 2,500 shares of Series EE Stock were converted into 3,607,289 shares of common stock.

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2007

The following table summarizes values assigned as deemed dividends during the last three fiscal years for the value of warrants and the beneficial conversion feature on each series of preferred stock:

Preferred Series	Issuance Date	Number of Warrants	Warrant Exercise Price	Warrant Expiration Date	Value Assigned to Warrants	Value of Beneficial Conversion Discount
8% Series EE	November 2004	3,700,000	$0.50	November 2007	$389,364	$1,100,611
8% Series EE(1)	November 2004					$477,551
12% Series D(1)	December 2002					$1,522,400

(1) Additional values for deemed dividends associated with a reset of the conversion price from $0.19 per common share to $0.08 per common share.

13. LITIGATION
In May 2006, the Company announced that a complaint had been filed against the Company and certain of its officers and employees by digEcor, Inc. in the Third Judicial District Court of Utah, County of Salt Lake. The complaint alleged breaches of contract, unjust enrichment, breaches of good faith and fair dealing, fraud, negligent misrepresentation, and interference with prospective economic relations. digEcor sought, among other things, an injunction to prevent the company from selling or licensing certain digital rights management technology and “from engaging in any competition with digEcor until after 2009.” digEcor also sought “actual damages” of $793,750 and “consequential damages...not less than an additional $1,000,000.” This action was related to a purchase order the Company placed for this customer in the normal course of business on November 11, 2005 for 1,250 digEplayers™ with a contract manufacturer, Maycom Co., Ltd. Maycom was paid in full for the order by both e.Digital and digEcor by March 2006, but Maycom failed to timely deliver the order. The Company recorded an impairment charge of $603,750 in March 2006 for deposits paid to Maycom due to the uncertainty of obtaining future delivery. In October 2006 the Company received delivery from Maycom of the delayed 1,250-unit digEplayer order and delivered the order to digEcor. The Company recognized $713,750 of revenue from this order and reversed an impairment charge of $603,750 in its third fiscal 2007 quarter.

The Company has answered the complaint. The case is currently in the discovery phase. In January 2007, the Court ruled on certain motions of the parties. In its ruling, the Court dismissed digEcor’s unjust enrichment, fraud, negligent misrepresentation, tortuous interference and punitive damage claims. The Court further acknowledged the delivery of the 1,250-unit order and a partial settlement between the parties reducing digEcor’s claim for purchase-price or actual damages from $793,750 to $94,846 with such amount still being disputed by e.Digital. digEcor’s contract and damages claims remain in dispute, and the Court provided some interpretation of the contracts at issue in its ruling. The foregoing and other findings of the Court may be subject to appeal by either party. digEcor has since amended its Complaint to assert an alternative breach of contract claim, and claims for federal, state and common law unfair competition, and digEcor seeks an injunction prohibiting the Company “from engaging in any competition with digEcor until after 2013.”  In April 2007 digEcor filed a motion for summary judgment seeking enforcement of an alleged noncompete provision and an injunction prohibiting the Company from competing with digEcor, to which the Company responded in June 2007. The Company believes it has substantive and multiple defenses and intends to vigorously challenge the pending summary judgment motion and all remaining matters. Due to the uncertainties inherent in any litigation, however, there can be no assurance whether the Company will or will not prevail in its defense against digEcor’s remaining claims. The Company is also unable to determine at this time the impact this complaint and matter may have on its financial position or results of operations. The Company has an accrual of $80,000 as an estimate of a deposit obligation related to the remaining general damage claim and the Company intends to seek restitution from Maycom for any damages it may incur but recovery from Maycom is not assured. Maycom is not involved in the design, tooling or production of the Company’s proprietary eVU mobile product. Moreover, the Company does not presently plan or expect to produce or sell digEplayer models to digEcor or other customers in the future.

In April 2007 the Company filed a second amended counterclaim in the United States District Court of Utah seeking a declaratory judgment confirming the status of prior agreements between the parties, alleging breach of e.Digital’s confidential information and trade secrets by digEcor, seeking an injunction against digEcor’s manufacture and sale of a portable product based on the Company’s technology, alleging breach of duty to negotiate regarding revenue sharing dollars the Company believes it has the right to receive and tortious interference by digEcor in the Company’s contracts with third parties. The Company intends to vigorously prosecute these counterclaims. There can be no assurance, however, that the Company will prevail on any of its counterclaims.

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2007

14. COMMITMENTS AND CONTINGENCIES

Commitment Related to Legal Services
On March 23, 2007 the Company entered into an agreement for legal services and a contingent fee arrangement with Duane Morris LLP. The agreement provides that Duane Morris will be the Company’s exclusive legal counsel in connection with the assertion of the Company’s flash memory related patents against infringers (“Patent Enforcement Matters’).

Duane Morris has agreed to handle the Company’s Patent Enforcement Matters and certain related appeals on a contingent fee basis. Duane Morris also has agreed to advance certain costs and expenses including travel expenses, court costs and expert fees. The Company has agreed to pay Duane Morris a fee equal to 40% of any license or litigation recovery related to Patent Enforcement Matters, after recovery of expenses, and 50% of recovery if appeal is necessary.

In the event the Company is acquired or sold or elects to sell the covered patents or upon certain other corporate events or in the event the Company terminates the agreement for any reason, then Duane Morris shall be entitled to collect accrued costs and a fee equal to three times overall time and expenses accrued in connection with the agreement and a fee of 15% of a good faith estimate of the overall value of the covered patents. The Company has provided Duane Morris a lien and a security interest in the covered patents to secure its obligations under the agreement.

Contract Manufacturers and Suppliers
The Company depends on contract manufacturers and suppliers to (i) allocate sufficient capacity to its manufacturing needs, (ii) produce acceptable quality products at agreed pricing and (iii) deliver on a timely basis. If a manufacturer is unable to satisfy these requirements, the Company's business, financial condition and operating results may be materially and adversely affected. Any failure in performance by either of these manufacturers for any reason could have a material adverse affect on the Company's business. Production and pricing by such manufacturers is subject to the risk of price fluctuations and periodic shortages of components. The Company does not have supply agreements with component suppliers and, accordingly, it is dependent on the future ability of its manufacturers to purchase components. Failure or delay by suppliers in supplying necessary components could adversely affect the Company's ability to deliver products on a timely and competitive basis in the future.

At March 31, 2007 the Company had outstanding unfilled purchase orders and was committed to a contract manufacturers and component suppliers for approximately $1.1 million of future deliveries.

Facility Lease
In March 2006 the Company entered into a sixty-two month lease, commencing June 1, 2006, for approximately 4,800 square feet with an aggregate payment of $5,805 excluding utilities and costs. The aggregate payments adjust annually with maximum aggregate payments totaling $6,535 in the fifty-first through the sixty-second month. Office rent expense recorded by the Company for the year ended March 31, 2007 was $91,932 [2006 - $102,194] and [2005 - $111,480].

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
e.Digital Corporation
San Diego, CA

Our audits of the consolidated financial statements referred to in our report dated June 11, 2007 (included elsewhere in this Annual Report on Form 10-K) also included the financial statement schedules of e.Digital Corporation (the “Company”), listed in Item 15(a) of this Form 10-K. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits of the consolidated financial statements.

In our opinion, the financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Our report covering the basic financial statements indicates that there is substantial doubt as to the Company's ability to continue as a going concern, the outcome of which cannot presently be determined and that the financial statements do not include any adjustments, that might result from the outcome of this uncertainty.

SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP

Santa Ana, California
June 11, 2007

e.Digital Corporation Schedule II - Valuation and Qualifying Accounts

ALLOWANCE FOR DOUBTFUL ACCOUNTS

Description	Balance at beginning of period	Charged to cost and expense	Deductions	Balance at end of period
Year ended March 31, 2007	—	—	—	—
Year ended March 31, 2006	—	—	—	—
Year ended March 31, 2005	$174,255	—	174,255	—

RESERVE FOR OBSOLESCENCE

Description	Balance at beginning of period	Charged to cost and expense	Deductions	Balance at end of period
Year ended March 31, 2007	—	—	—	—
Year ended March 31, 2006	—	—	—	—
Year ended March 31, 2005	$ 4,600	—	4,600	—

WARRANTY RESERVE

Description	Balance at beginning of period	Charged to cost and expense	Deductions	Balance at end of period
Year ended March 31, 2007	$15,789	$24,283	—	$40,072
Year ended March 31, 2006	$15,789	—	—	$15,789
Year ended March 31, 2005	$15,789	—	—	$15,789

EXHIBIT 10.6.1

THE SHARES ISSUABLE PURSUANT TO THIS AGREEMENT ARE SUBJECT TO THE PROVISIONS OF THE COMPANY’S 2005 EQUITY-BASED COMPENSATION PLAN AND THIS AGREEMENT IS ENTERED INTO PURSUANT THERETO. A COPY OF SUCH PLAN IS AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

E.DIGITAL CORPORATION

2005 EQUITY-BASED COMPENSATION PLAN

INCENTIVE STOCK OPTION AGREEMENT
_______________

Re: Grant of Stock Option

Dear Fred:

The board of directors (the “Board”) of e.Digital Corporation (the “Company”) has adopted the Company’s 2005 Equity-Based Compensation Plan (the “Plan”) for certain employees and service providers of the Company and its Subsidiaries. A copy of the Plan is being furnished to you concurrently with the execution of this Incentive Stock Option Agreement (the “Option Agreement”) and shall be deemed a part of this Option Agreement as if fully set forth herein. Unless the context otherwise requires, all terms defined in the Plan shall have the same meaning when used herein.

1. The Grant. Subject to the conditions set forth below, the Company hereby grants to you, effective as of _____________ (“Grant Date”), as a matter of separate inducement and not in lieu of any salary or other compensation for your services, the right and option to purchase (the “Option”), in accordance with the terms and conditions set forth herein and in the Plan, an aggregate of ________ shares of Stock of the Company (the “Option Shares”), at the Exercise Price (as hereinafter defined). As used herein, the term “Exercise Price” shall mean a price equal to $______ per share, subject to the adjustments and limitations set forth herein and in the Plan. In no event shall the exercise price exceed the Fair Market Value of a share of Stock as of the Grant Date. The Option granted hereunder is intended to constitute an Option which is designed pursuant to section 422 of the Internal Revenue Code of 1986. You should consult with your tax advisor concerning the proper reporting of any federal or state tax liability that may arise as a result of the grant or exercise of the Option.

2. Exercise.

(a) For purposes of this Option Agreement, the Option Shares shall be deemed “Nonvested Shares” unless and until they have become “Vested Shares.” The Option shall in all events terminate at the close of business on the __________ anniversary of the date of this Option Agreement. Subject to other terms and conditions set forth herein, the Option may be exercised in cumulative installments as follows:

On or After Each of the Following Vesting Dates	Cumulative Percentage of Shares as to Which Option is Exercisable

Option Shares shall constitute Vested Shares once they are exercisable.

(b) Subject to the relevant provisions and limitations contained herein and in the Plan, you may exercise the Option to purchase all or a portion of the applicable number of Vested Shares at any time prior to the termination of the Option pursuant to this Option Agreement. In no event shall you be entitled to exercise the Option for any Nonvested Shares or for a fraction of a Vested Share.

(c) Notwithstanding any other provision of this Agreement as of the business day immediately preceding a Change in Control you shall become entitled to exercise the Option with respect to all the Option Shares.

(d) Any exercise by you of the Option shall be in writing addressed to the Secretary of the Company at its principal place of business (a copy of the form of exercise to be used will be available upon written request to the Secretary).

(e) Payment of the Exercise Price may be made, at your election, (i) in cash, by certified or official bank check or by wire transfer of immediately available funds, (ii) by delivery to the Company of a number of shares of Stock having a fair market value as of the date of exercise equal to the Exercise Price, or (iii) by net issue exercise, pursuant to which the Company will issue to you a number of Option Shares as to which the Option is exercised, less a number of shares with a fair market value as of the date of exercise, as determined in good faith by the Committee, equal to the Exercise Price.

The terms and provisions of the employment agreement, if any, between you and the Company or any Subsidiary (the “Employment Agreement”) that relate to or affect the Option are incorporated herein by reference. Notwithstanding the foregoing provisions of this Section 2, in the event of any conflict or inconsistency between the terms and conditions of this Section 2 and the terms and conditions of the Employment Agreement, the terms and conditions of the Employment Agreement shall be controlling.

3. Termination of Employment.

(a) . In the event that you shall cease to be employed by the Company or any Subsidiary or parent thereof on a full-time basis for any reason other than as a result of your death or “disability” (within the meaning of section 22(e)(3) of the Code), the Option may only be exercised within one month after the date on which you ceased to be so employed, and only to the same extent that you were entitled to exercise the Option on the date on which you ceased to be so employed and had not previously done so.

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(b) In the event that you shall cease to be employed by the Company or any Subsidiary or parent thereof on a full-time basis by reason of “disability” (within the meaning of section 22(e)(3) of the Code), the Option may only be exercised within one year after the date you ceased to be so employed, and only to the same extent that you were entitled to exercise the Option on the date on which you ceased to be so employed by reason of such disability and had not previously done so.

(c) In the event that you shall die while employed by the Company or any Subsidiary or parent thereof (or within a period of one month after ceasing to be employed by the Company or any Subsidiary or parent thereof for any reason other than a “disability” (within the meaning of section 22(e)(3) of the Code) or within a period of one year after ceasing to be employed by the Company or any Subsidiary or parent thereof by reason of such “disability”), the Option may only be exercised within one year after your death. In such event, the Option may be exercised during such one-year period by the executor or administrator of your estate or by any person who shall have acquired the Option through bequest or inheritance, but only to the same extent that you were entitled to exercise the Option immediately prior to the time of your death and you had not previously done so.

(d) If you are on leave of absence for any reason, the Company may, in its sole discretion, determine that you will be considered to still be in the employ of or providing services for the Company, provided that rights to the Option Shares will be limited to the extent to which those rights were earned or vested when the leave or absence began.

Notwithstanding the foregoing provisions of this Section 3, in the event of any conflict or inconsistency between the terms and conditions of this Section 3 and the terms and conditions of the Employment Agreement, the terms and conditions of the Employment Agreement shall be controlling.

4. Transferability. The Option may not be transferred by your (other than by will or the laws of descent and distribution) and may be exercised during your lifetime only by you.

5. Withholding Taxes. The Committee may, in its discretion, require you to pay to the Company (or the Company’s Subsidiary if you are an employee of a Subsidiary of the Company), at the time of the exercise of an Option or thereafter, the amount that the Committee deems necessary to satisfy the Company’s or its Subsidiary’s current or future obligation to withhold federal, state or local income or other taxes that you incur by exercising an Option. In connection with the exercise of an Option requiring tax withholding, you may (a) direct the Company to withhold from the shares of Stock to be issued to you the number of shares necessary to satisfy the Company’s obligation to withhold taxes, that determination to be based on the shares’ Fair Market Value as of the date of exercise; (b) deliver to the Company sufficient shares of Stock (based upon the Fair Market Value as of the date of such delivery) to satisfy the Company’s tax withholding obligation, which tax withholding obligation is based on the shares’ Fair Market Value as of the later of the date of exercise or the date as of which the shares of Stock issued in connection with such exercise become includable in your income; or (c) deliver sufficient cash to the Company to satisfy its tax withholding obligations. If you elect to use such a Stock withholding feature you must make the election at the time and in the manner that the Committee prescribes. The Committee may, at its sole option, deny your request to satisfy withholding obligations through Stock instead of cash. In the event the Committee subsequently determines that the aggregate Fair Market Value (as determined above) of any shares of Stock withheld or delivered as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you shall pay to the Company, immediately upon the Committee’s request, the amount of that deficiency in the form of payment requested by the Committee.

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6. Adjustments. The terms of an Option shall be subject to adjustment from time to time, in accordance with the following provisions:

(a) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (i) the number of shares of Stock (or other kind of securities) that may be acquired under the Option shall be increased proportionately and (ii) the price (including Exercise Price) for each share of Stock (or other kind of shares or securities) subject to the then outstanding Option shall be reduced proportionately, without changing the aggregate purchase price or value of the outstanding Option.

(b) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse Stock split or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (i) the number of shares of Stock (or other kind of shares or securities) that may be acquired under the Option shall be decreased proportionately; and (ii) the price (including Exercise Price) for each share of Stock (or other kind of shares or securities) subject to the Option shall be increased proportionately, without changing the aggregate purchase price or value of the outstanding Option.

(c) Whenever the number of shares of Stock subject to the Option and the price for each share of Stock subject to the Option are required to be adjusted as provided in this Section 6, the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to the Option after giving effect to the adjustments. The Committee shall promptly give you such a notice.

(d) Adjustments under this Section 6 shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

7. Notice. All notices required or permitted under this Option Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed. A notice shall be effective when actually received by the Company in writing and in conformance with this Option Agreement and the Plan. Until changed in accordance herewith, the Company and the optionee specify their respective addresses as set forth below:

Company:	e.Digital Corporation
13114 Evening Cr. Dr. S.
San Diego, CA 92128
Attention: Robert Putnam

Optionee:	_________________
__________________________________
__________________________________

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8. Information Confidential. As partial consideration for the granting of this Option, you agree that you will keep confidential all information and knowledge that you have relating to the manner and amount of your participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse, tax and financial advisors, or a financial institution to the extent that such information is necessary to obtain a loan.

9. Non-Competition; Non-Solicitation.

(a) During your employment by the Company, you will have access to and become acquainted with Confidential Information of the Company (“Confidential Information” includes, but is not limited to, sales materials, technical information, records, processes and compilations of information, specifications and information concerning customers or vendors, customer lists, and information regarding methods of doing business, but it shall not include information that is generally known to other persons or entities who can obtain economic value from its disclosure or use. You agree and acknowledge that the Confidential Information has been developed or acquired by the Company through the expenditure of substantial time, effort and money, and that it provides the Company with an advantage over competitors who do not know or use such Confidential Information.). Accordingly, in consideration for having access to such Confidential Information (and in order to protect its value to the Company), and in consideration for your participation in the Plan, you agree that during the Term of Non-Competition (as defined below) or the Term of Non-Solicitation (as defined below), you will not directly or indirectly disclose or use for any reason whatsoever any Confidential Information obtained by reason of employment with the Company or any predecessor, except as required to conduct the business of the Company. The Term of Non-Competition (herein so called) and the Term of Non-Solicitation (herein so called) shall be for a term beginning on the date hereof and continuing until the one year anniversary of the date of termination.

(b) You acknowledge and agree that the nature of the Confidential Information to which you will have access during your employment by the Company would make it difficult, if not impossible, for you to perform in a similar capacity for a Competing Business (as defined below) without disclosing or utilizing the Confidential Information. You acknowledge and agree that the Company’s business is conducted throughout the country in a highly-competitive market. Accordingly, you agree that you will not (other than for the benefit of the Company pursuant to this Agreement) directly or indirectly, individually or as an officer, director, employee, shareholder, consultant, contractor, partner, joint venturer, agent, equity owner or in any capacity whatsoever (i) during the term of Non-Competition, engage in the business of providing management and administrative services to any competitors or in any other business activity that the Company is conducting, or is intending to conduct, on your date of termination (a “Competing Business”), or (ii) during the Term of Non-Solicitation, (A) hire, attempt to hire, or contact or solicit with respect to hiring any employee of the Company, or (B) solicit, divert or take away any customers or customer leads (as of your date of termination) of the Company.

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(c) During the term of Non-Competition, you will not use your access to, knowledge of, or application of Confidential Information to perform any duty for any Competing Business; it being understood and agreed to that this Section 9(c) shall be in addition to and not be construed as a limitation upon the covenants in Section 9(b) hereof.

(d) You acknowledge that the geographic boundaries, scope of prohibited activities, and time duration of the preceding paragraphs are reasonable in nature and are no broader than are necessary to maintain the confidentiality and the goodwill of the Company and the confidentiality of its Confidential Information and to protect the other legitimate business interests of the Company.

(e) If any court determines that any portion of this Section 9 is invalid or unenforceable, the remainder of this Section 9 shall not thereby be affected and shall be given full effect without regard to the invalid provisions. If any court construes any of the provisions of this Section 9, or any part thereof, to be unreasonable because of the duration or scope of such provision, such court shall have the power to reduce the duration or scope of such provision and to enforce such provision as so reduced.

(f) As used in this Section 9, “Company” shall include the Company and any of its affiliates.

10. Arbitration. The Company and you agree to the resolution by binding arbitration of all claims, demands, causes of action, disputes, controversies or other matters in question (“claims”), whether or not arising out of this Option Agreement or your employment (or its termination), whether sounding in contract, tort or otherwise and whether provided by statute or common law, that the Company may have against you or that you may have against the Company or its parents, Subsidiaries and affiliates, and each of the foregoing entities’ respective officers, directors, employees or agents in their capacity as such or otherwise; except that this agreement to arbitrate shall not limit the Company’s right to seek equitable relief, including injunctive relief and specific performance, and damages in a court of competent jurisdiction for an alleged breach of Sections 8 and 9 of this Option Agreement. Claims covered by this agreement to arbitrate also include claims by you for breach of this Option Agreement, wrongful termination, discrimination (based on age, race, sex, disability, national origin, religion or any other factor) and retaliation. In the event of any such action by you against the Company, it is expressly agreed that the only damages to which you shall be entitled are lost compensation and benefits. The Company and you agree that any arbitration shall be in accordance with the Federal Arbitration Act (“FAA”) and, to the extent an issue is not addressed by the FAA, with the then-current National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“AAA”) or such other rules of the AAA as applicable to the claims being arbitrated. If a party refuses to honor its obligations under this agreement to arbitrate, the other party may compel arbitration in either federal or state court. The arbitrator shall apply the substantive law of the State of Delaware (excluding Delaware’s choice-of-law principles that might call for the application of some other state’s law), or federal law, or both as applicable to the claims asserted. The arbitrator shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this agreement to arbitrate, including any claim that all or part of this Option Agreement is void or voidable and any claim that an issue is not subject to arbitration. The parties agree that venue for arbitration will be in Dallas, Texas, and that any arbitration commenced in any other venue will be transferred to Dallas, Texas upon the written request of any party to this Option Agreement. In the event that an arbitration is actually conducted pursuant to this Section 10, the party in whose favor the arbitrator renders the award shall be entitled to have and recover from the other party all costs and expenses incurred, including reasonable attorneys’ fees, expert witness fees, and costs actually incurred. Any and all of the arbitrator’s orders, decisions and awards may be enforceable in, and judgment upon any award rendered by the arbitrator may be confirmed and entered by, any federal or state court having jurisdiction. All proceedings conducted pursuant to this agreement to arbitrate, including any order, decision or award of the arbitrator, shall be kept confidential by all parties. YOU ACKNOWLEDGE THAT, BY SIGNING THIS OPTION AGREEMENT, YOU ARE WAIVING ANY RIGHT THAT YOU MAY HAVE TO A JURY TRIAL OR A COURT TRIAL OF ANY EMPLOYMENT-RELATED CLAIM ALLEGED BY YOU.

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11. Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

12. Company Records. Records of the Company or its Subsidiaries regarding your period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder.

13. Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

14. Headings. The titles and headings of paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

15. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

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16. Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

17. Miscellaneous.

(a) This Option Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan. In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling.

(b) This Option Agreement is not a contract of employment and the terms of your employment shall not be affected by, or construed to be affected by, this Option Agreement, except to the extent specifically provided herein. Nothing herein shall impose, or be construed as imposing, any obligation (i) on the part of the Company or any Subsidiary to continue your employment, or (ii) on your part to remain in the employ of the Company or any Subsidiary.

(c) This Option Agreement may be amended as provided in Section 10(c) of the Plan.

(d) You represent and warrant that you understand the Federal, state and local income tax consequences of the granting of the Option to you, the acquisition of rights to exercise the Option with respect to any Option Shares, the exercise of the Option and purchase of Option Shares, and the subsequent sale or other disposition of any Option Shares.

[Remainder of page intentionally left blank]

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Please indicate your acceptance of all the terms and conditions of the Option and the Plan by signing and returning a copy of this Option Agreement.

e.Digital Corporation

By:
Name: W.A. Blakeley Title: President

ACCEPTED:

__________________________________
Signature of Optionee

__________________________________
Name of Optionee (Please Print)

Date: _________________, ___________

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EXHIBIT 10.6.2

THE SHARES ISSUABLE PURSUANT TO THIS AGREEMENT ARE SUBJECT TO THE PROVISIONS OF THE COMPANY’S 2005 EQUITY-BASED COMPENSATION PLAN AND THIS AGREEMENT IS ENTERED INTO PURSUANT THERETO. A COPY OF SUCH PLAN IS AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

E.DIGITAL CORPORATION

2005 EQUITY-BASED COMPENSATION PLAN

NONSTATUTORY STOCK OPTION AGREEMENT

__________________

Re: Grant of Stock Option

Dear Renee:

The board of directors (the “Board”) of e.Digital Corporation (the “Company”) has adopted the Company’s 2005 Equity-Based Compensation Plan (the “Plan”) for certain employees and service providers of the Company and its Subsidiaries. A copy of the Plan is being furnished to you concurrently with the execution of this Nonstatutory Stock Option Agreement (the “Option Agreement”) and shall be deemed a part of this Option Agreement as if fully set forth herein. Unless the context otherwise requires, all terms defined in the Plan shall have the same meaning when used herein.

1. The Grant. Subject to the conditions set forth below, the Company hereby grants to you, effective as of ______________ (“Grant Date”), as a matter of separate inducement and not in lieu of any salary or other compensation for your services, the right and option to purchase (the “Option”), in accordance with the terms and conditions set forth herein and in the Plan, an aggregate of ___________ shares of Stock of the Company (the “Option Shares”), at the Exercise Price (as hereinafter defined). As used herein, the term “Exercise Price” shall mean a price equal to $________ per share, subject to the adjustments and limitations set forth herein and in the Plan. In no event shall the exercise price exceed the Fair Market Value of a share of Stock as of the Grant Date. The Option granted hereunder is intended to constitute an Option which is not designed pursuant to section 422 of the Internal Revenue Code of 1986, as amended: however, you should consult with your tax advisor concerning the proper reporting of any federal or state tax liability that may arise as a result of the grant or exercise of the Option.

2. Exercise.

(a) For purposes of this Option Agreement, the Option Shares shall be deemed “Nonvested Shares” unless and until they have become “Vested Shares.” The Option shall in all events terminate at the close of business on the _________ anniversary of the date of this Option Agreement. Subject to other terms and conditions set forth herein, the Option may be exercised in cumulative installments as follows:

On or After Each of the Following Vesting Dates	Cumulative Percentage of Shares as to Which Option is Exercisable
Upon Grant Date	__	%
First Anniversary of the Grant Date	__	%
Second Anniversary of the Grant Date	___	%

Option Shares shall constitute Vested Shares once they are exercisable.

(b) Subject to the relevant provisions and limitations contained herein and in the Plan, you may exercise the Option to purchase all or a portion of the applicable number of Vested Shares at any time prior to the termination of the Option pursuant to this Option Agreement. In no event shall you be entitled to exercise the Option for any Nonvested Shares or for a fraction of a Vested Share.

(c) Any exercise by you of the Option shall be in writing addressed to the Secretary of the Company at its principal place of business (a copy of the form of exercise to be used will be available upon written request to the Secretary), and shall be accompanied by a certified or bank check payable to the order of the Company in the full amount of the Exercise Price of the shares so purchased, or in such other manner as described in the Plan and approved by the Committee.

The terms and provisions of the employment agreement, if any, between you and the Company or any Subsidiary (the “Employment Agreement”) that relate to or affect the Option are incorporated herein by reference. Notwithstanding the foregoing provisions of this Section 2, in the event of any conflict or inconsistency between the terms and conditions of this Section 2 and the terms and conditions of the Employment Agreement, the terms and conditions of the Employment Agreement shall be controlling.

3. Termination of Employment. Except as provided below in this Section 3 upon the termination of your employment with the Company or any Subsidiary, any and all Options heldby you that are not then exercisable will become null and void upon the date of such terminationand you may, until the earlier of (x) ninety (90) days from the date of such termination or (y) the expiration of the Option in accordance with its terms, exercise the Option with respect to all orany part of the Vested Shares which you were entitled to purchase immediately prior to such termination and, thereafter, the Option shall, to the extent not previously exercised, automatically terminate and become null and void, provided that:

(a) in the case of termination of your employment with the Company or any Subsidiary due to death, your estate (or any Person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of your death) may, until the earlier of (x) the date that is one (1) year after the date of death or (y) the expiration of the Option in accordance with its terms, exercise the Option with respect to all or any part of the Vested Shares to which the Option relates;

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(b) in the case of termination of your employment with the Company or any Subsidiary due to your Disability, as determined in the sole discretion of the Committee and as defined in Section 15, you or your legal representative may, until the earlier of (x) the one hundred and eightieth (180) day after the date your employment was terminated or (y) the expiration of the Option in accordance with its terms, exercise the Option with respect to all or any part of the Vested Shares to which the Option relates;

(c) in the case of termination of your employment by the Company or any Subsidiary for any reason other than Cause, as determined in the sole discretion of the Committee and as defined in Section 15, within one (1) year of a Change in Control or in the case of your resignation from the Company or any Subsidiary for Good Reason, as determined in the sole discretion of the Committee and as defined in Section 15, within one (1) year of a Change in Control, then any portion of the Option held by you as of the date of separation that is not yet exercisable but would, pursuant to Section 2(a), become exercisable over the twelve month period immediately following such termination, shall become exercisable, as of the date of separation, and any portion of the Option held by you as of the date of separation that is exercisable (either as a result of this sentence or otherwise) shall be exercisable for a period of the lesser of (x) the remainder of the term of the Option or (y) the date which is one (1) year after the termination of employment; and

(d) if you are on leave of absence for any reason, the Company may, in its sole discretion, determine that you will be considered to still be in the employ of or providing services for the Company, provided that rights to the Option Shares will be limited to the extent to which those rights were earned or vested when the leave or absence began.

Notwithstanding the foregoing provisions of this Section 3, in the event of any conflict or inconsistency between the terms and conditions of this Section 3 and the terms and conditions of the Employment Agreement, the terms and conditions of the Employment Agreement shall be controlling.

4. Transferability. Any rights or interests herein will be assignable or transferable by you only as provided in Section 10(a) of the Plan and by will or the laws of descent and distribution.

5. Withholding Taxes. The Committee may, in its discretion, require you to pay to the Company (or the Company’s Subsidiary if you are an employee of a Subsidiary of the Company), at the time of the exercise of an Option or thereafter, the amount that the Committee deems necessary to satisfy the Company’s or its Subsidiary’s current or future obligation to withhold federal, state or local income or other taxes that you incur by exercising an Option. In connection with the exercise of an Option requiring tax withholding, you may (a) direct the Company to withhold from the shares of Stock to be issued to you the number of shares necessary to satisfy the Company’s obligation to withhold taxes, that determination to be based on the shares’ Fair Market Value as of the date of exercise; (b) deliver to the Company sufficient shares of Stock (based upon the Fair Market Value as of the date of such delivery) to satisfy the Company’s tax withholding obligation, which tax withholding obligation is based on the shares’ Fair Market Value as of the later of the date of exercise or the date as of which the shares of Stock issued in connection with such exercise become includable in your income; or (c) deliver sufficient cash to the Company to satisfy its tax withholding obligations. If you elect to use such a Stock withholding feature you must make the election at the time and in the manner that the Committee prescribes. The Committee may, at its sole option, deny your request to satisfy withholding obligations through Stock instead of cash. In the event the Committee subsequently determines that the aggregate Fair Market Value (as determined above) of any shares of Stock withheld or delivered as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you shall pay to the Company, immediately upon the Committee’s request, the amount of that deficiency in the form of payment requested by the Committee.

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6. Adjustments. The terms of an Option shall be subject to adjustment from time to time, in accordance with the following provisions:

(a) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (i) the number of shares of Stock (or other kind of securities) that may be acquired under the Option shall be increased proportionately and (ii) the price (including Exercise Price) for each share of Stock (or other kind of shares or securities) subject to the then outstanding Option shall be reduced proportionately, without changing the aggregate purchase price or value of the outstanding Option.

(b) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse Stock split or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (i) the number of shares of Stock (or other kind of shares or securities) that may be acquired under the Option shall be decreased proportionately; and (ii) the price (including Exercise Price) for each share of Stock (or other kind of shares or securities) subject to the Option shall be increased proportionately, without changing the aggregate purchase price or value of the outstanding Option.

(c) Whenever the number of shares of Stock subject to the Option and the price for each share of Stock subject to the Option are required to be adjusted as provided in this Section 6, the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to the Option after giving effect to the adjustments. The Committee shall promptly give you such a notice.

(d) Adjustments under this Section 6 shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

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7. Notice. All notices required or permitted under this Option Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed. A notice shall be effective when actually received by the Company in writing and in conformance with this Option Agreement and the Plan. Until changed in accordance herewith, the Company and the optionee specify their respective addresses as set forth below:

Company:	e.Digital Corporation
13114 Evening Cr. Dr. S.
San Diego, CA 92128
Attention: Robert Putnam

Optionee:	_______________
_____________________________________________
_____________________________________________

8. Information Confidential. As partial consideration for the granting of this Option, you agree that you will keep confidential all information and knowledge that you have relating to the manner and amount of your participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse, tax and financial advisors, or a financial institution to the extent that such information is necessary to obtain a loan.

9. Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

10. Company Records. Records of the Company or its Subsidiaries regarding your period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder.

11. Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

12. Headings. The titles and headings of paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

13. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

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14. Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

15. Miscellaneous.

(a) This Option Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan. In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling.

(b) This Option Agreement is not a contract of employment and the terms of your employment shall not be affected by, or construed to be affected by, this Option Agreement, except to the extent specifically provided herein. Nothing herein shall impose, or be construed as imposing, any obligation (i) on the part of the Company or any Subsidiary to continue your employment, or (ii) on your part to remain in the employ of the Company or any Subsidiary.

(c) This Option Agreement may be amended as provided in Section 10(c) of the Plan.

(d) Definitions.

(i) Cause shall have the meaning given such term in your Employment Agreement (if any) with the Company or a Subsidiary of the Company; provided, however, that if you do not have an Employment Agreement or such agreement does not define Cause, Cause shall mean, as determined by the Board or Committee in its sole discretion exercised in good faith, (A) your breach of any nondisclosure, noncompetition, or other agreement to which you and the Company are parties; (B) your commission of a felony or of a misdemeanor involving moral turpitude; (C) the participation by you in any fraud; (D) your dishonesty that is detrimental to the best interest of the Company; (E) the willful and continued failure by you to substantially perform your duties to the Company (other than any such failure resulting from your incapacity due to physical or mental illness) after written demand for substantial performance is delivered by the Company specifically identifying the manner in which the Company believes you have not substantially performed your duties; or (F) the willful engagement by you in misconduct which is materially injurious to the Company, monetarily or otherwise.

(ii) Disability shall have the meaning given such term in your Employment Agreement (if any) with the Company or a Subsidiary of the Company; provided, however, that if you do not have an Employment Agreement or it does not define Disability, Disability shall mean, as determined by the Board or Committee in its sole discretion exercised in good faith, a physical or mental impairment of sufficient severity that either you are unable to continue performing the duties you performed before such impairment or your condition entitles you to disability benefits under any insurance or employee benefit plan of the Company or its subsidiaries and that impairment or condition is cited by the Company as the reason for termination of your employment.

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(iii) Good Reason shall have the meaning given such term in your Employment Agreement (if any) with the Company or a Subsidiary of the Company; provided, however, that if you do not have an Employment Agreement or the Employment Agreement does not define Good Reason, Good Reason shall mean, as determined by the Board or Committee in its sole discretion exercised in good faith, the occurrence of one or more of the following events: (A) breach by the Company of any provision of you Employment Agreement where such breach continues for a period of ten (10) days after written notice thereof by you; (B) the Company gives notice to you pursuant to the provisions of your Employment Agreement that the Company does not wish to extend the Employment Agreement and you resign before the expiration of the Employment Agreement; (C) relocation of your regular work address by more than fifty miles without your consent; or (D) any material adverse change in your job responsibilities, duties, functions, status, offices, title, prerequisites or support staff. By way of example only and without limiting the applicability of the preceding clause, a material adverse change in your job responsibilities, functions and status would result from a demotion which significantly reduces your discretion and independent judgment within the Company or significantly reduces the number of employees subject to your authority.

[Remainder of page intentionally left blank]

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Please indicate your acceptance of all the terms and conditions of the Option and the Plan by signing and returning a copy of this Option Agreement.

e.Digital Corporation

By:
Name: W.A. Blakeley
Title: President

ACCEPTED:

__________________________________
Signature of Optionee

__________________________________
Name of Optionee (Please Print)

Date: _________________, ___________

8

EXHIBIT 10.7.1

e.Digital Corporation
INDUCEMENT STOCK OPTION GRANT NOTICE

e.Digital Corporation (the “Company”) hereby grants to the Optionee named below, an employee of the Company, as an inducement material to the Optionee’s entering into employment with the Company, a stock option to purchase the number of shares of the Company’s common stock set forth below. This option is subject to all of the terms and conditions as set forth herein and the Stock Option Agreement (attached hereto), which is incorporated herein in its entirety.

Optionee:	William Blakeley
Grant No:	S-01
Date of Grant:	11/14/2005
Shares Subject to Option:	1,000,000 common shares
Exercise Price Per Share:	$.09
Expiration Date:	11/14/2010
Intended to be Incentive Stock Option:	Yes (Subject to limit)

VESTING SCHEDULE:
Vesting Start Date	Vesting Schedule
(First 125,000 shares vest 2/14/2006)
Subject to continuing Service (as defined in the Stock Option Agreement) this option becomes exercisable with respect to the Shares Subject to Option in equal quarterly installments of 125,000 shares through the second anniversary of the date on which the option is granted. Accordingly, subject to continuing service 100% of the shares shall be vested on November 14, 2007.

ADDITIONAL TERMS/ACKNOWLEDGMENTS: This grant is a part of a total grant of 1,500,000 shares by the Board as an inducement to your employment with the Company with the balance documented in a separate option agreement. The undersigned Optionee acknowledges receipt of, and represents that the Optionee has read, understands, accepts and agrees to the terms of this Grant Notice and the Stock Option Agreement. Optionee hereby accepts the Option subject to all of its terms and conditions and further acknowledges that as of the Date of Grant, this Grant Notice and the Stock Option Agreement set forth the entire understanding between Optionee and the Company regarding the acquisition of stock in the Company for the shares so indicated and supersede all prior oral and written agreements pertaining to this particular option.

NOTE: THE OPTIONEE IS SOLELY RESPONSIBLE FOR ANY ELECTION TO EXERCISE THE OPTION, AND THE COMPANY SHALL HAVE NO OBLIGATION WHATSOEVER TO PROVIDE NOTICE TO THE OPTIONEE OF ANY MATTER, INCLUDING, BUT NOT LIMITED TO, THE DATE THE OPTION TERMINATES.

e.Digital Corporation:	Optionee:

/s/ROBERT PUTNAM	/s/ WILLIAM BLAKELEY
By: Robert Putnam	William Blakeley
Senior Vice President

e.Digital Corporation
INDUCEMENT STOCK OPTION AGREEMENT

Pursuant to the Grant Notice and this Stock Option Agreement (“Agreement”), e.Digital Corporation (the “Company”) has granted to the Optionee named in the Grant Notice (“you” or the “Optionee”) an Option to purchase the number of shares of the Company’s common stock (“Stock”) indicated in the Grant Notice at the exercise price indicated in the Grant Notice.

The details of this Option are as follows:

1. Definitions And Construction.

1.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities, or (iii) an entity which the Board designates as an Affiliate. For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

(b) “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer outstanding stock options, “Board” also means such Committee(s).

(c) A “Change In Control” means the occurrence of any of the following events:

(i) The agreement to acquire or a tender offer that is accepted for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), of 50% or more of either (x) the then outstanding shares of Stock (the “Outstanding Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below; or

(ii) Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, following such Business Combination, the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries); or

(v) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(e) “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer this Agreement and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein.

(f) “Company” means e.Digital Corporation, a Delaware corporation, or any Successor.

(g) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company.

(h) “Director” means a member of the Board or of the board of directors of any other Participating Company.

(i) “Disability” means the Optionee has been determined by the long-term disability insurer of the Participating Company Group as eligible for disability benefits under the long-term disability plan of the Participating Company Group or the Optionee has been determined eligible for Supplemental Security Income benefits by the Social Security Administration of the United States of America.

(j) “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company. The Company shall determine in good faith and in the exercise of its discretion whether the Optionee has become or has ceased to be an Employee and the effective date of the Optionee’s employment or termination of employment, as the case may be.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” means, as of any date, the value of the Stock determined as follows:

(vi) if shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the last reported sale price, regular way, on the composite tape of that exchange on that business day or, if no such sale takes place on that business day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange or, if no such closing prices are available for that day, the last reported sale price, regular way, on the composite tape of that exchange on the last business day before the date in question; or

(vii) if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and if sales prices for shares of Stock of the same class in the over-the-counter market are reported by the OTC Bulletin Board (“OTCBB”) as of the date of determining the Fair Market Value, then the last reported sales price so reported on that business day or, if no such sale takes place on that business day, the average of the high bid and low asked prices so reported or, if no such prices are available for that day, the last reported sale price so reported on the last business day before the date in question; or

(viii) if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and sales prices for shares of Stock of the same class are not reported by the OTCBB (or a similar system then in use) as provided in subparagraph (ii), and if bid and asked prices for shares of Stock of the same class in the over-the-counter market are reported by OTCBB (or, if not so reported, by the National Quotation Bureau Incorporated) as of the date of determining the Fair Market Value, then the average of the high bid and low asked prices on that business day or, if no such prices are available for that day, the average of the high bid and low asked prices on the last business day before the date in question; or

(ix) if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and sales prices or bid and asked prices therefor are not reported by OTCBB (or the National Quotation Bureau Incorporated) as provided in subparagraph (ii) or subparagraph (iii) as of the date of determining the Fair Market Value, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes; orif shares of Stock of the same class are listed or admitted to unlisted trading privileges as provided in subparagraph (i) or sales prices or bid and asked prices therefor are reported by OTCBB (or the National Quotation Bureau Incorporated) as provided in subparagraph (ii) or subparagraph (iii) as of the date of determining the Fair Market Value, but the volume of trading is so low that the Board of Directors determines in good faith that such prices are not indicative of the fair value of the Stock, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes notwithstanding the provisions of subparagraphs (i), (ii) or (iii).

(m) “Incentive Stock Option” means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(n) “Insider” means an Officer, a Director of the Company or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(o) “Non-Control Affiliate” means any entity in which any Participating Company has an ownership interest and which the Board shall designate as a Non-Control Affiliate.

(p) “Officer” means any person designated by the Board as an officer of the Company.

(q) An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all, as determined by the Board in its discretion, of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(r) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(s) “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation or Affiliate.

(t) “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

(u) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(v) “Securities Act” means the Securities Act of 1933, as amended.

(w) “Service” means

(i) the Optionee’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. The Optionee’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company Group or a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee’s Service. Furthermore, only to such extent as may be provided by the Company’s leave policy, the Optionee’s Service with the Participating Company Group shall not be deemed to have terminated if the Optionee takes any military leave, sick leave, or other leave of absence approved by the Company. Notwithstanding the foregoing, a leave of absence shall be treated as Service for purposes of vesting only to such extent as may be provided by the Company’s leave policy. The Optionee’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Optionee performs Service ceasing to be a Participating Company; except that if the entity for which Optionee performs Service is a Subsidiary Corporation and ceases to be a Participating Company as a result of the distribution of the voting stock of such Subsidiary Corporation to the stockholders of the Company, Service shall not be deemed to have terminated as a result of such distribution. Subject to the foregoing, the Company, in its discretion, shall determine whether the Optionee’s Service has terminated and the effective date of such termination.

(ii) Notwithstanding any other provision of this Section, an Optionee’s Service shall not be deemed to have terminated merely because the Participating Company for which the Optionee renders Service ceases to be a member of the Participating Company Group by reason of a Spinoff Transaction, nor shall Service be deemed to have terminated upon resumption of Service from the Spinoff Company to a Participating Company. For all purposes under this Agreement, the Optionee’s Service shall include Service, whether in the capacity of an Employee, Director or a Consultant, for the Spinoff Company provided the Optionee was employed by the Participating Company Group immediately prior to the Spinoff Transaction. Notwithstanding the foregoing, if the Company’s auditors determine that the provisions or operation of the preceding two sentences would cause the Company to incur a compensation expense and provided further that in the absence of the preceding two sentences no such compensation expense would be incurred, then the two preceding sentences shall be without force or effect, and the vesting and exercisability of each outstanding Option and any shares acquired upon the exercise thereof shall be determined under any other applicable provision of this Agreement.

(x) “Spinoff Company” means a Participating Company which ceases to be such as a result of a Spinoff Transaction.

(y) “Spinoff Transaction” means a transaction in which the voting stock of an entity in the Participating Company Group is distributed to the shareholders of a parent corporation as defined by Section 424(e) of the Code, of such entity.

(z) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 9.

(aa) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(bb) “Successor” means a corporation into or with which the Company is merged or consolidated or which acquires all or substantially all of the assets of the Company and which is designated by the Board as a Successor for purposes of this Agreement.

1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. Vesting. Except as otherwise provided in this Agreement, this option will vest as provided in the Grant Notice.

3. Exercise Of The Option.

3.1 Method Of Exercise. You may exercise the vested portion of this Option at any time prior to the expiration of the Option by delivering a notice of exercise in such form as may be designated by the Company from time to time together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours and prior to the expiration of the Option, together with such additional documents as the Company may then require.

3.2 Method Of Payment. Payment of the exercise price may be by cash (or check), or pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to a broker which provides for the payment of the aggregate exercise price to the Company, or a combination of the above methods, as the Company may designate from time to time. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

3.3 Tax Withholding. By exercising this Option you agree that as a condition to any exercise of this Option, the Company may withhold from your pay and any other amounts payable to you, or require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of this Option; or (2) the disposition of Stock acquired upon such exercise.

3.4 Responsibility For Exercise. You are responsible for taking any and all actions as may be required to exercise this Option in a timely manner and for properly executing any such documents as may be required for exercise in accordance with such rules and procedures as may be established from time to time. By signing this Agreement you acknowledge that information regarding the procedures and requirements for this exercise of the Option is available to you on request. The Company shall have no duty or obligation to notify you of the expiration date of this Option.

4. Securities Law Compliance. Notwithstanding anything to the contrary contained herein, this Option may not be exercised unless the Stock issuable upon exercise of this Option is then registered under the Securities Act or, if such Stock is not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

5. Termination Of The Option. The term of this Option commences on the Date of Grant (as specified in the Grant Notice) and expires and shall no longer be exercisable upon the earliest of:

5.1 the Expiration Date indicated in the Grant Notice;

5.2 the last day for exercising the Option following termination of your Service as described in Section 6 below; or

5.3 a Change of Control, to the extent provided in Section 7 below.

6. Effect Of Termination Of Service.

6.1 Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein, the Option shall be exercisable after the Optionee’s termination of Service only during the applicable time period determined in accordance with this Section 6 and thereafter shall terminate.

(a) Disability. If the Optionee’s Service terminates because of the Disability of the Optionee, the Option shall continue for a period of one year from termination of employment resulting from such Disability and may be exercised by the Optionee at any time during the one year period but in any event no later than the Expiration Date.

(b) Death. If the Optionee’s Service terminates because of the death or because of the Disability of the Optionee and such termination is subsequently followed by the death of the Optionee, (A) the exercisability and vesting of the Option shall be accelerated effective upon the Optionee’s death, and (B) the Option, to the extent unexercised and exercisable on the date of the Optionee’s death, may be exercised by the Optionee’s legal representative or other person who acquired the right to exercise the Option by reason of the Optionee’s death at any time prior to the expiration of twelve (12) months after the date of the Optionee’s death, but in any event no later than the Expiration Date.

(c) Termination After Change In Control. If the Optionee’s Service ceases as a result of Termination After Change in Control (as defined below), then (A) the exercisability and vesting of the Option shall be accelerated effective as of the date on which the Optionee’s Service terminated, and (B) the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the expiration of six (6) months after the date on which the Optionee’s Service terminated, but in any event no later than the Expiration Date.

(e) Other Termination Of Service. If the Optionee’s Service with the Participating Company Group terminates for any reason except Disability, death, Transfer to a Non-Control Affiliate, or Termination after Change in Control, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee’s Service terminates, may be exercised by the Optionee at any time prior to the expiration of one month after the date on which the Optionee’s Service terminates, but in any event no later than the Expiration Date.

6.2 Extension If Exercise Prevented By Law. Notwithstanding the foregoing, other than termination for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.1 is prevented by the provisions of Section 4 above, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date.

6.3 Extension If Optionee Subject To Section 16(b). Notwithstanding the foregoing, other than termination for Cause, if a sale within the applicable time periods set forth in Section 6.1 of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee’s termination of Service, or (iii) the Expiration Date.

6.4 Certain Definitions.

(a) “Cause” shall mean any of the following: (1) the Optionee’s theft, dishonesty, or falsification of any Participating Company documents or records; (2) the Optionee’s improper use or disclosure of a Participating Company’s confidential or proprietary information; (3) any action by the Optionee which has a detrimental effect on a Participating Company’s reputation or business; (4) the Optionee’s failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (5) any material breach by the Optionee of any employment or service agreement between the Optionee and a Participating Company, which breach is not cured pursuant to the terms of such agreement; (6) the Optionee’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Optionee’s ability to perform his duties with a Participating Company; or (7) violation of a material Company policy.

(b) “Good Reason” shall mean any one or more of the following:

(i) without the Optionee’s express written consent, the assignment to the Optionee of any duties, or any limitation of the Optionee’s responsibilities, substantially inconsistent with the Optionee’s positions, duties, responsibilities and status with the Participating Company Group immediately prior to the date of the Change in Control;

(ii) without the Optionee’s express written consent, the relocation of the principal place of the Optionee’s employment or service to a location that is more than fifty (50) miles from the Optionee’s principal place of employment or service immediately prior to the date of the Change in Control, or the imposition of travel requirements substantially more demanding of the Optionee than such travel requirements existing immediately prior to the date of the Change in Control;

(iii) any failure by the Participating Company Group to pay, or any material reduction by the Participating Company Group of, (A) the Optionee’s base salary in effect immediately prior to the date of the Change in Control (unless reductions comparable in amount and duration are concurrently made for all other employees of the Participating Company Group with responsibilities, organizational level and title comparable to the Optionee’s), or (B) the Optionee’s bonus compensation, if any, in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Optionee);

(iv) any failure by the Participating Company Group to (A) continue to provide the Optionee with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee or service provider group which customarily includes a person holding the employment or service provider position or a comparable position with the Participating Company Group then held by the Optionee, in any benefit or compensation plans and programs, including, but not limited to, the Participating Company Group’s life, disability, health, dental, medical, savings, profit sharing, stock purchase and retirement plans, if any, in which the Optionee was participating immediately prior to the date of the Change in Control, or their equivalent, or (B) provide the Optionee with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any employee group which customarily includes a person holding the employment or service provider position or a comparable position with the Participating Company Group then held by the Optionee;

(v) any breach by the Participating Company Group of any material agreement between the Optionee and a Participating Company concerning Optionee’s employment; or

(vi) any failure by the Company to obtain the assumption of any material agreement between the Optionee and the Company concerning the Optionee’s employment by a successor or assign of the Company.

(c) “Termination After Change In Control” shall mean either of the following events occurring within twenty-four (24) months after a Change in Control:

(i) termination by the Participating Company Group of the Optionee’s Service with the Participating Company Group for any reason other than for Cause; or

(ii) the Optionee’s resignation for Good Reason from all capacities in which the Optionee is then rendering Service to the Participating Company Group within a reasonable period of time following the event constituting Good Reason.

Notwithstanding any provision herein to the contrary, Termination After Change in Control shall not include any termination of the Optionee’s Service with the Participating Company Group which (1) is for Cause; (2) is a result of the Optionee’s death or Disability; (3) is a result of the Optionee’s voluntary termination of Service other than for Good Reason; or (4) occurs prior to the effectiveness of a Change in Control.

7. Change In Control. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of the Optionee, either assume the Company’s rights and obligations the Option or substitute for the Option substantially equivalent options for the Acquiring Corporation’s stock. In the event the Acquiring Corporation elects not to assume or substitute for the Option in connection with a Change in Control, the exercisability and vesting of the Option shall be accelerated, effective as of the date ten (10) days prior to the date of the Change in Control. The exercise or vesting of this Option that was permissible solely by reason of this Section shall be conditioned upon the consummation of the Change in Control. To the extent this Option is neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control, it shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of the Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the Option immediately prior to an Ownership Change Event described in Section 1.1(q)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the Option shall not terminate unless the Board otherwise provides in its discretion.

8. Option Not A Service Contract. This Option is not an employment or service contract and nothing in this Agreement or the Grant Notice shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company, or of the Company to continue your service with the Company. In addition, nothing in your Option shall obligate the Company, its stockholders, Board, Officers or Employees to continue any relationship which you might have as a Director or Consultant for the Company.

9. Adjustments For Changes In Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Option and in the exercise price per share of the Option. If a majority of the shares of Stock are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Board may unilaterally amend this Agreement to provide that the Option is exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the Option shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the exercise price of the Option be decreased to an amount less than the par value, if any, of the Stock subject to the Option.

10. Representations. By executing this Agreement, you hereby warrant and represent that you are acquiring this Option for your own account and that you have no intention of distributing, transferring or selling all or any part of this Option except in accordance with the terms of this Agreement and Section 25102(f) of the California Corporations Code. You also hereby warrant and represent that you have either (i) preexisting personal or business relationships with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect your own interests in connection with the grant of this Option by virtue of the business or financial expertise of you or any of your professional advisors who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

11. Notices. Any notices provided for in this Agreement or the Grant Notice shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

12. Transferability. This Option shall not be transferable in any manner (including without limitation, sale, alienation, anticipation, pledge, encumbrance, or assignment) other than, (i) by will or by the laws of descent and distribution, (ii) by written designation of a beneficiary, in a form acceptable to the Company, with such designation taking effect upon the death of the Optionee, (iii) by delivering written notice to the Company, in a form acceptable to the Company (including such representations, warranties and indemnifications as the Company shall require the Optionee to make to protect the Company’s interests and ensure that this Option has been transferred under the circumstances approved by the Company), by gift to the Optionee’s spouse, former spouse, children, stepchildren, grandchildren, parent, stepparent, grandparent, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, persons having one of the foregoing types of relationship with the Optionee due to adoption, any person sharing the Optionee’s household (other than a tenant or employee), a foundation in which these persons or the Optionee control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests. A transfer to an entity in which more than fifty percent of the voting interests are owned by these persons (or the Optionee) in exchange for an interest in that entity is specifically included as a permissible type of transfer. In addition, a transfer to a trust created solely for the benefit (i.e., the Optionee and/or any or all of the foregoing persons hold more than 50 percent of the beneficial interest in the trust) of the Optionee and/or any or all of the foregoing persons is also a permissible transferee, or (iv) such other transferees as may be authorized by the Board in its sole and absolute discretion. During the Optionee’s life this Option is exercisable only by the Optionee or a transferee satisfying the above conditions. Except in the event of the Optionee’s death, upon transfer of this Option to any or all of the foregoing persons, the Optionee is liable for any and all taxes due upon exercise of this transferred Option. At no time will a transferee who is considered an affiliate under Rule 144(a)(1) be able to sell any or all such Stock without complying with Rule 144. The right of a transferee to exercise the transferred portion of this Option shall terminate in accordance with the Optionee’s right of exercise under this Option and is further subject to such representations, warranties and indemnifications from the transferee that the Company requires the transferee to make to protect the Company’s interests and ensure that this Option has been transferred under the circumstances approved by the Company. Once a portion of this Option is transferred, no further transfer may be made of that portion of this Option.

13. Arbitration. Any dispute or claim concerning the Option, the Grant Notice or this Agreement shall be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association pursuant to the commercial arbitration rules in San Diego, California. By accepting the Option, the Optionee and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

14. Amendment. The Board may amend your Option at any time, provided no such amendment may adversely affect the Option or any unexercised portion of your Option, without your consent unless such amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing or, in such electronic form as may be designated by the Company.

EXHIBIT 10.7.2

e.Digital Corporation
SPECIAL STOCK OPTION GRANT NOTICE

e.Digital Corporation (the “Company”) hereby grants to the Optionee named below, an employee of the Company, as an inducement material to the Optionee’s continuing employment with the Company, a stock option to purchase the number of shares of the Company’s common stock set forth below. This option is subject to all of the terms and conditions as set forth herein and the Stock Option Agreement (attached hereto), which is incorporated herein in its entirety.

Optionee:	William Blakeley
Grant No:	S-02
Date of Grant:	3/30/2006
Shares Subject to Option:	250,000 common shares
Exercise Price Per Share:	$0.145
Expiration Date:	3/30/2010
Intended to be Incentive Stock Option:	Yes (Subject to limit)

VESTING SCHEDULE:

Vesting Start Date	Vesting Schedule
(83,334 shares vest on grant)
Subject to continuing Service (as defined in the Stock Option Agreement) this option becomes exercisable with respect to the Shares Subject to Option with 83,334 on the date of grant and the balance in equal annual installments of 83,333 shares on each of the first and second annual anniversary of the date of grant. Accordingly, subject to continuing service 100% of the shares shall be vested on 3/30/2008.

ADDITIONAL TERMS/ACKNOWLEDGMENTS: The undersigned Optionee acknowledges receipt of, and represents that the Optionee has read, understands, accepts and agrees to the terms of this Grant Notice and the Stock Option Agreement. Optionee hereby accepts the Option subject to all of its terms and conditions and further acknowledges that as of the Date of Grant, this Grant Notice and the Stock Option Agreement set forth the entire understanding between Optionee and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements pertaining to this particular option.

NOTE: THE OPTIONEE IS SOLELY RESPONSIBLE FOR ANY ELECTION TO EXERCISE THE OPTION, AND THE COMPANY SHALL HAVE NO OBLIGATION WHATSOEVER TO PROVIDE NOTICE TO THE OPTIONEE OF ANY MATTER, INCLUDING, BUT NOT LIMITED TO, THE DATE THE OPTION TERMINATES.

e.Digital Corporation:	Optionee:

/s/ ROBERT PUTNAM	/s/ WILLIAM BLAKELEY
By: Robert Putnam	William Blakeley
Senior Vice President

e.Digital Corporation
SPECIAL STOCK OPTION AGREEMENT

Pursuant to the Grant Notice and this Stock Option Agreement (“Agreement”), e.Digital Corporation (the “Company”) has granted to the Optionee named in the Grant Notice (“you” or the “Optionee”) an Option to purchase the number of shares of the Company’s common stock (“Stock”) indicated in the Grant Notice at the exercise price indicated in the Grant Notice.

The details of this Option are as follows:

1. Definitions And Construction.

1.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities, or (iii) an entity which the Board designates as an Affiliate. For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

(b) “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer outstanding stock options, “Board” also means such Committee(s).

(c) A “Change In Control” means the occurrence of any of the following events:

(i)  The agreement to acquire or a tender offer that is accepted for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), of 50% or more of either (x) the then outstanding shares of Stock (the “Outstanding Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below; or

(ii)  Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board; or

(iii)  Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)  Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, following such Business Combination, the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries); or

(v)  Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(e) “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer this Agreement and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein.

(f) “Company” means e.Digital Corporation, a Delaware corporation, or any Successor.

(g) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company.

(h) “Director” means a member of the Board or of the board of directors of any other Participating Company.

(i) “Disability” means the Optionee has been determined by the long-term disability insurer of the Participating Company Group as eligible for disability benefits under the long-term disability plan of the Participating Company Group or the Optionee has been determined eligible for Supplemental Security Income benefits by the Social Security Administration of the United States of America.

(j) “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company. The Company shall determine in good faith and in the exercise of its discretion whether the Optionee has become or has ceased to be an Employee and the effective date of the Optionee’s employment or termination of employment, as the case may be.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” means, as of any date, the value of the Stock determined as follows:

(vi)  if shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the last reported sale price, regular way, on the composite tape of that exchange on that business day or, if no such sale takes place on that business day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange or, if no such closing prices are available for that day, the last reported sale price, regular way, on the composite tape of that exchange on the last business day before the date in question; or

(vii)  if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and if sales prices for shares of Stock of the same class in the over-the-counter market are reported by the OTC Bulletin Board (“OTCBB”) as of the date of determining the Fair Market Value, then the last reported sales price so reported on that business day or, if no such sale takes place on that business day, the average of the high bid and low asked prices so reported or, if no such prices are available for that day, the last reported sale price so reported on the last business day before the date in question; or

(viii)  if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and sales prices for shares of Stock of the same class are not reported by the OTCBB (or a similar system then in use) as provided in subparagraph (ii), and if bid and asked prices for shares of Stock of the same class in the over-the-counter market are reported by OTCBB (or, if not so reported, by the National Quotation Bureau Incorporated) as of the date of determining the Fair Market Value, then the average of the high bid and low asked prices on that business day or, if no such prices are available for that day, the average of the high bid and low asked prices on the last business day before the date in question; or

(ix)  if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and sales prices or bid and asked prices therefor are not reported by OTCBB (or the National Quotation Bureau Incorporated) as provided in subparagraph (ii) or subparagraph (iii) as of the date of determining the Fair Market Value, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes; orif shares of Stock of the same class are listed or admitted to unlisted trading privileges as provided in subparagraph (i) or sales prices or bid and asked prices therefor are reported by OTCBB (or the National Quotation Bureau Incorporated) as provided in subparagraph (ii) or subparagraph (iii) as of the date of determining the Fair Market Value, but the volume of trading is so low that the Board of Directors determines in good faith that such prices are not indicative of the fair value of the Stock, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes notwithstanding the provisions of subparagraphs (i), (ii) or (iii).

(m) “Incentive Stock Option” means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(n) “Insider” means an Officer, a Director of the Company or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(o) “Non-Control Affiliate” means any entity in which any Participating Company has an ownership interest and which the Board shall designate as a Non-Control Affiliate.

(p) “Officer” means any person designated by the Board as an officer of the Company.

(q) An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all, as determined by the Board in its discretion, of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(r) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(s) “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation or Affiliate.

(t) “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

(u) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(v) “Securities Act” means the Securities Act of 1933, as amended.

(w) “Service” means

(i) the Optionee’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. The Optionee’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company Group or a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee’s Service. Furthermore, only to such extent as may be provided by the Company’s leave policy, the Optionee’s Service with the Participating Company Group shall not be deemed to have terminated if the Optionee takes any military leave, sick leave, or other leave of absence approved by the Company. Notwithstanding the foregoing, a leave of absence shall be treated as Service for purposes of vesting only to such extent as may be provided by the Company’s leave policy. The Optionee’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Optionee performs Service ceasing to be a Participating Company; except that if the entity for which Optionee performs Service is a Subsidiary Corporation and ceases to be a Participating Company as a result of the distribution of the voting stock of such Subsidiary Corporation to the stockholders of the Company, Service shall not be deemed to have terminated as a result of such distribution. Subject to the foregoing, the Company, in its discretion, shall determine whether the Optionee’s Service has terminated and the effective date of such termination.

(ii) Notwithstanding any other provision of this Section, an Optionee’s Service shall not be deemed to have terminated merely because the Participating Company for which the Optionee renders Service ceases to be a member of the Participating Company Group by reason of a Spinoff Transaction, nor shall Service be deemed to have terminated upon resumption of Service from the Spinoff Company to a Participating Company. For all purposes under this Agreement, the Optionee’s Service shall include Service, whether in the capacity of an Employee, Director or a Consultant, for the Spinoff Company provided the Optionee was employed by the Participating Company Group immediately prior to the Spinoff Transaction. Notwithstanding the foregoing, if the Company’s auditors determine that the provisions or operation of the preceding two sentences would cause the Company to incur a compensation expense and provided further that in the absence of the preceding two sentences no such compensation expense would be incurred, then the two preceding sentences shall be without force or effect, and the vesting and exercisability of each outstanding Option and any shares acquired upon the exercise thereof shall be determined under any other applicable provision of this Agreement.

(x) “Spinoff Company” means a Participating Company which ceases to be such as a result of a Spinoff Transaction.

(y) “Spinoff Transaction” means a transaction in which the voting stock of an entity in the Participating Company Group is distributed to the shareholders of a parent corporation as defined by Section 424(e) of the Code, of such entity.

(z) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 9.

(aa) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(bb) “Successor” means a corporation into or with which the Company is merged or consolidated or which acquires all or substantially all of the assets of the Company and which is designated by the Board as a Successor for purposes of this Agreement.

1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. Vesting. Except as otherwise provided in this Agreement, this option will vest as provided in the Grant Notice.

3. Exercise Of The Option.

3.1 Method Of Exercise. You may exercise the vested portion of this Option at any time prior to the expiration of the Option by delivering a notice of exercise in such form as may be designated by the Company from time to time together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours and prior to the expiration of the Option, together with such additional documents as the Company may then require.

3.2 Method Of Payment. Payment of the exercise price may be by cash (or check), or pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to a broker which provides for the payment of the aggregate exercise price to the Company, or a combination of the above methods, as the Company may designate from time to time. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

3.3 Tax Withholding. By exercising this Option you agree that as a condition to any exercise of this Option, the Company may withhold from your pay and any other amounts payable to you, or require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of this Option; or (2) the disposition of Stock acquired upon such exercise.

3.4 Responsibility For Exercise. You are responsible for taking any and all actions as may be required to exercise this Option in a timely manner and for properly executing any such documents as may be required for exercise in accordance with such rules and procedures as may be established from time to time. By signing this Agreement you acknowledge that information regarding the procedures and requirements for this exercise of the Option is available to you on request. The Company shall have no duty or obligation to notify you of the expiration date of this Option.

4. Securities Law Compliance. Notwithstanding anything to the contrary contained herein, this Option may not be exercised unless the Stock issuable upon exercise of this Option is then registered under the Securities Act or, if such Stock is not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

5. Termination Of The Option. The term of this Option commences on the Date of Grant (as specified in the Grant Notice) and expires and shall no longer be exercisable upon the earliest of:

5.1 the Expiration Date indicated in the Grant Notice;

5.2 the last day for exercising the Option following termination of your Service as described in Section 6 below; or

5.3 a Change of Control, to the extent provided in Section 7 below.

6. Effect Of Termination Of Service.

6.1 Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein, the Option shall be exercisable after the Optionee’s termination of Service only during the applicable time period determined in accordance with this Section 6 and thereafter shall terminate.

(a) Disability. If the Optionee’s Service terminates because of the Disability of the Optionee, the Option shall continue for a period of one year from termination of employment resulting from such Disability and may be exercised by the Optionee at any time during the one year period but in any event no later than the Expiration Date.

(b) Death. If the Optionee’s Service terminates because of the death or because of the Disability of the Optionee and such termination is subsequently followed by the death of the Optionee, (A) the exercisability and vesting of the Option shall be accelerated effective upon the Optionee’s death, and (B) the Option, to the extent unexercised and exercisable on the date of the Optionee’s death, may be exercised by the Optionee’s legal representative or other person who acquired the right to exercise the Option by reason of the Optionee’s death at any time prior to the expiration of twelve (12) months after the date of the Optionee’s death, but in any event no later than the Expiration Date.

(c) Termination After Change In Control. If the Optionee’s Service ceases as a result of Termination After Change in Control (as defined below), then (A) the exercisability and vesting of the Option shall be accelerated effective as of the date on which the Optionee’s Service terminated, and (B) the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the expiration of six (6) months after the date on which the Optionee’s Service terminated, but in any event no later than the Expiration Date.

(e) Other Termination Of Service. If the Optionee’s Service with the Participating Company Group terminates for any reason except Disability, death, Transfer to a Non-Control Affiliate, or Termination after Change in Control, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee’s Service terminates, may be exercised by the Optionee at any time prior to the expiration of one month after the date on which the Optionee’s Service terminates, but in any event no later than the Expiration Date.

6.2 Extension If Exercise Prevented By Law. Notwithstanding the foregoing, other than termination for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.1 is prevented by the provisions of Section 4 above, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date.

6.3 Extension If Optionee Subject To Section 16(b). Notwithstanding the foregoing, other than termination for Cause, if a sale within the applicable time periods set forth in Section 6.1 of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee’s termination of Service, or (iii) the Expiration Date.

6.4 Certain Definitions.

(a) “Cause” shall mean any of the following: (1) the Optionee’s theft, dishonesty, or falsification of any Participating Company documents or records; (2) the Optionee’s improper use or disclosure of a Participating Company’s confidential or proprietary information; (3) any action by the Optionee which has a detrimental effect on a Participating Company’s reputation or business; (4) the Optionee’s failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (5) any material breach by the Optionee of any employment or service agreement between the Optionee and a Participating Company, which breach is not cured pursuant to the terms of such agreement; (6) the Optionee’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Optionee’s ability to perform his duties with a Participating Company; or (7) violation of a material Company policy.

(b) “Good Reason” shall mean any one or more of the following:

(i) without the Optionee’s express written consent, the assignment to the Optionee of any duties, or any limitation of the Optionee’s responsibilities, substantially inconsistent with the Optionee’s positions, duties, responsibilities and status with the Participating Company Group immediately prior to the date of the Change in Control;

(ii) without the Optionee’s express written consent, the relocation of the principal place of the Optionee’s employment or service to a location that is more than fifty (50) miles from the Optionee’s principal place of employment or service immediately prior to the date of the Change in Control, or the imposition of travel requirements substantially more demanding of the Optionee than such travel requirements existing immediately prior to the date of the Change in Control;

(iii) any failure by the Participating Company Group to pay, or any material reduction by the Participating Company Group of, (A) the Optionee’s base salary in effect immediately prior to the date of the Change in Control (unless reductions comparable in amount and duration are concurrently made for all other employees of the Participating Company Group with responsibilities, organizational level and title comparable to the Optionee’s), or (B) the Optionee’s bonus compensation, if any, in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Optionee);

(iv) any failure by the Participating Company Group to (A) continue to provide the Optionee with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee or service provider group which customarily includes a person holding the employment or service provider position or a comparable position with the Participating Company Group then held by the Optionee, in any benefit or compensation plans and programs, including, but not limited to, the Participating Company Group’s life, disability, health, dental, medical, savings, profit sharing, stock purchase and retirement plans, if any, in which the Optionee was participating immediately prior to the date of the Change in Control, or their equivalent, or (B) provide the Optionee with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any employee group which customarily includes a person holding the employment or service provider position or a comparable position with the Participating Company Group then held by the Optionee;

(v) any breach by the Participating Company Group of any material agreement between the Optionee and a Participating Company concerning Optionee’s employment; or

(vi) any failure by the Company to obtain the assumption of any material agreement between the Optionee and the Company concerning the Optionee’s employment by a successor or assign of the Company.

(c) “Termination After Change In Control” shall mean either of the following events occurring within twenty-four (24) months after a Change in Control:

(i) termination by the Participating Company Group of the Optionee’s Service with the Participating Company Group for any reason other than for Cause; or

(ii) the Optionee’s resignation for Good Reason from all capacities in which the Optionee is then rendering Service to the Participating Company Group within a reasonable period of time following the event constituting Good Reason.

Notwithstanding any provision herein to the contrary, Termination After Change in Control shall not include any termination of the Optionee’s Service with the Participating Company Group which (1) is for Cause; (2) is a result of the Optionee’s death or Disability; (3) is a result of the Optionee’s voluntary termination of Service other than for Good Reason; or (4) occurs prior to the effectiveness of a Change in Control.

7. Change In Control. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of the Optionee, either assume the Company’s rights and obligations the Option or substitute for the Option substantially equivalent options for the Acquiring Corporation’s stock. In the event the Acquiring Corporation elects not to assume or substitute for the Option in connection with a Change in Control, the exercisability and vesting of the Option shall be accelerated, effective as of the date ten (10) days prior to the date of the Change in Control. The exercise or vesting of this Option that was permissible solely by reason of this Section shall be conditioned upon the consummation of the Change in Control. To the extent this Option is neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control, it shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of the Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the Option immediately prior to an Ownership Change Event described in Section 1.1(q)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the Option shall not terminate unless the Board otherwise provides in its discretion.

8. Option Not A Service Contract. This Option is not an employment or service contract and nothing in this Agreement or the Grant Notice shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company, or of the Company to continue your service with the Company. In addition, nothing in your Option shall obligate the Company, its stockholders, Board, Officers or Employees to continue any relationship which you might have as a Director or Consultant for the Company.

9. Adjustments For Changes In Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Option and in the exercise price per share of the Option. If a majority of the shares of Stock are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Board may unilaterally amend this Agreement to provide that the Option is exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the Option shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the exercise price of the Option be decreased to an amount less than the par value, if any, of the Stock subject to the Option.

10. Representations. By executing this Agreement, you hereby warrant and represent that you are acquiring this Option for your own account and that you have no intention of distributing, transferring or selling all or any part of this Option except in accordance with the terms of this Agreement and Section 25102(f) of the California Corporations Code. You also hereby warrant and represent that you have either (i) preexisting personal or business relationships with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect your own interests in connection with the grant of this Option by virtue of the business or financial expertise of you or any of your professional advisors who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

11. Notices. Any notices provided for in this Agreement or the Grant Notice shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

12. Transferability. This Option shall not be transferable in any manner (including without limitation, sale, alienation, anticipation, pledge, encumbrance, or assignment) other than, (i) by will or by the laws of descent and distribution, (ii) by written designation of a beneficiary, in a form acceptable to the Company, with such designation taking effect upon the death of the Optionee, (iii) by delivering written notice to the Company, in a form acceptable to the Company (including such representations, warranties and indemnifications as the Company shall require the Optionee to make to protect the Company’s interests and ensure that this Option has been transferred under the circumstances approved by the Company), by gift to the Optionee’s spouse, former spouse, children, stepchildren, grandchildren, parent, stepparent, grandparent, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, persons having one of the foregoing types of relationship with the Optionee due to adoption, any person sharing the Optionee’s household (other than a tenant or employee), a foundation in which these persons or the Optionee control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests. A transfer to an entity in which more than fifty percent of the voting interests are owned by these persons (or the Optionee) in exchange for an interest in that entity is specifically included as a permissible type of transfer. In addition, a transfer to a trust created solely for the benefit (i.e., the Optionee and/or any or all of the foregoing persons hold more than 50 percent of the beneficial interest in the trust) of the Optionee and/or any or all of the foregoing persons is also a permissible transferee, or (iv) such other transferees as may be authorized by the Board in its sole and absolute discretion. During the Optionee’s life this Option is exercisable only by the Optionee or a transferee satisfying the above conditions. Except in the event of the Optionee’s death, upon transfer of this Option to any or all of the foregoing persons, the Optionee is liable for any and all taxes due upon exercise of this transferred Option. At no time will a transferee who is considered an affiliate under Rule 144(a)(1) be able to sell any or all such Stock without complying with Rule 144. The right of a transferee to exercise the transferred portion of this Option shall terminate in accordance with the Optionee’s right of exercise under this Option and is further subject to such representations, warranties and indemnifications from the transferee that the Company requires the transferee to make to protect the Company’s interests and ensure that this Option has been transferred under the circumstances approved by the Company. Once a portion of this Option is transferred, no further transfer may be made of that portion of this Option.

13. Arbitration. Any dispute or claim concerning the Option, the Grant Notice or this Agreement shall be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association pursuant to the commercial arbitration rules in San Diego, California. By accepting the Option, the Optionee and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

14. Amendment. The Board may amend your Option at any time, provided no such amendment may adversely affect the Option or any unexercised portion of your Option, without your consent unless such amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing or, in such electronic form as may be designated by the Company.

Exhibit 21.1

e.Digital Corporation
List of Subsidiaries

e.Digital Corporation
16770 West Bernardo Drive
San Diego, California 92127
(858) 304.3016
(A California Corporation)

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements of e.Digital Corporation on (Form S-2 No. 333-121546, Form S-3 No. 333-111455, Form S-3 No. 333-82272, Form S-3 No. 333-54088, Form S-3 No. 333-49312, Form S-3 No. 333-83615, Form S-3 No. 333-46619, Form S-3 No. 333-07709, Form S-3 No. 33-81212, Form S-3 No. 33-92032, Form S-3 No. 33-92978, Form S-3 No. 333-4880, Form S-3 No. 333-62387, , Form S-8 No. 333-13779, Form S-8 No. 333-17959, Form S-8 No. 333-24405, Form S-8 No. 333-26561, Form S-8 No. 333-76959, Form S-8 No. 333-76961 and Form S-8 No. 333-136095) of our report, dated June 11, 2007, relating to our audit of the consolidated financial statements and the financial statement schedules which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, which appear in this Annual Report on Form 10-K of e.Digital Corporation for the year ended March 31, 2007.

SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP

Santa Ana, California
June 28, 2007

Exhibit 31.1

CERTIFICATION

I, William Blakely, certify that:

1.	I have reviewed this annual report on Form 10-K of e.Digital Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: June 29, 2007

/s/ William Blakeley

William Blakeley
President and Chief Technical Officer (Principal Executive Officer)

Exhibit 31.2

CERTIFICATION

I, Robert Putnam, certify that:

1.	I have reviewed this annual report on Form 10-K of e.Digital Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: June 29, 2007

/s/ Robert Putnam

Robert Putnam
Interim Chief Accounting Officer and Secretary (Principal Financial Officer)

Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his or her capacity as an officer of e.Digital Corporation (the "Company"), that, to his or her knowledge, the Annual Report of the Company on Form 10-K for the period ended March 31, 2006, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated: June 29, 2007

/s/ Robert Putnam

Robert Putnam,
Interim Chief Accounting Officer and Secretary
(Principal Financial Officer)

Dated: June 29, 2007

/s/ William Blakeley

William Blakeley,
President and Chief Technical Officer,
(Principal Executive Officer)

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K/A
Amendment No. 1

ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended March 31, 2007
Commission file number 0-20734

e.Digital Corporation
(Exact name of registrant as specified in its charter)

Delaware	33-0591385
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

16770 West Bernardo Drive
San Diego, California 92127
(858) 304-3016
(Address and telephone number of principal executive offices)

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:
Common Stock, par value $.001
(Title of class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act. Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. (as defined in Rule 12b-2 of the Exchange Act) Large Accelerated Filer ☐ Accelerated filer ☐ Non-accelerated filer ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☒

The aggregate market value of the issuer’s Common Stock held by non-affiliates of the registrant on September 30, 2006 was approximately $34,010,490 based on the closing price as reported on the NASD’s OTC Electronic Bulletin Board system.

As of July 18, 2007 there were 245,497,466 shares of e.Digital Corporation Common Stock, par value $.001, outstanding and 91,000 shares of Series D Preferred Stock, stated value $10.00 per share, outstanding.

1

EXPLANATORY NOTE

This Amendment No. 1 on Form 10-K/A (this “Amendment”) amends our Annual Report on Form 10-K for the fiscal year ended March 31, 2007, originally filed on June 29, 2007 (the “Original Filing”). We are filing this Amendment to include the information required by Part III and not included in the Original Filing as we will not file our definitive proxy statement within 120 days of the end of our fiscal year ended March 31, 2007. In addition, in connection with the filing of this Amendment and pursuant to Rules 12b-15 and13a-14 under the Exchange Act, we are including with this Amendment a currently dated certification. Except as described above, no other changes have been made to the Original Filing. The Original Filing continues to speak as of the date of the Original Filing, and we have not updated the disclosures contained therein to reflect any events which occurred at a date subsequent to the filing of the Original Filing.

FORWARD-LOOKING STATEMENTS

IN ADDITION TO HISTORICAL INFORMATION, THIS ANNUAL REPORT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE COMPANY DESIRES TO TAKE ADVANTAGE OF THE “SAFE HARBOR” PROVISIONS THEREOF. THEREFORE, THE COMPANY IS INCLUDING THIS STATEMENT FOR THE EXPRESS PURPOSE OF AVAILING ITSELF OF THE PROTECTIONS OF SUCH SAFE HARBOR WITH RESPECT TO ALL OF SUCH FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS IN THIS REPORT REFLECT THE COMPANY’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, INCLUDING THOSE DISCUSSED HEREIN, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM HISTORICAL RESULTS OR THOSE ANTICIPATED. IN THIS REPORT, THE WORDS “ANTICIPATES,” “BELIEVES,” “EXPECTS,” “INTENDS,” “FUTURE” AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED TO CONSIDER THE SPECIFIC RISK FACTORS DESCRIBED BELOW AND NOT TO PLACE UNDUE RELIANCE ON THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY REVISE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES THAT MAY ARISE AFTER THE DATE HEREOF.

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PART III

Item 10. Directors, Executive Officers and Corporate Governance.

Our current directors were elected at the 2005 annual meeting of stockholders to serve as directors until the next annual meeting of stockholders, until their respective successors have been elected and qualified or until such directors’ earlier resignation or removal. There are no arrangements or understandings between our company and any other person pursuant to which he was or is to be selected as a director, executive officer or nominee. The information of members of the Board of Directors as of June 30, 2007 is set forth below:

Name	Age	Position	Director Since
Alex Diaz	41	Chairman of the Board and Director	2002

Robert Putnam	48	Senior Vice President, Interim Chief Accounting Officer, Secretary and Director	1995

Allen Cocumelli	53	Director	1999

Renee Warden	43	Director	2005

Biographical Information

Alex Diaz - Mr. Diaz joined the Board in July 2002 and was appointed Chairman in November 2002. Mr. Diaz is Executive Vice President of Califormula Radio Group in San Diego, where he oversees the wide area network (WAN) linking audio, production studios, and transmitter sites, all of which he designed. He also established a Web presence for several of Califormula’s San Diego radio stations, including Jammin’ Z90, Radio Latina, and classical music station XLNC1. Before joining Califormula, Mr. Diaz worked at Radio Computing Services in New York. Mr. Diaz holds bachelor’s degrees in mathematics and computer science from the University of California in San Diego.

Robert Putnam - Mr. Putnam was appointed Senior Vice President in April 1993. He was appointed a Director of e.Digital Corporation in 1995. In May 2005, Mr. Putnam assumed the additional responsibilities of Interim Chief Accounting Officer and Corporate Secretary. Mr. Putnam served as Secretary of e.Digital Corporation from March 1998 until December 2001. He served as a Director of American Technology Corporation (“ATC”) from 1984 to September 1997 and served as Secretary/Treasurer until February 1994, President and Chief Executive Officer from February 1994 to September 1997 and currently serves as investor relations of ATC. He also served as Secretary/Treasurer of Patriot Scientific (“Patriot”) from 1989 to 2000 and from 1989 to March 1998 was a Director of Patriot. Mr. Putnam obtained a B.A. degree in mass communications/advertising from Brigham Young University in 1983. Mr. Putnam devotes only part-time services to the company, approximately twenty hours per week.

Allen Cocumelli - Mr. Cocumelli was appointed to the Board of Directors on August 25, 1999 and served as Chairman of the Board from April 2000 until November 2002. Mr. Cocumelli has been Secretary and General Counsel of SimpleNet, Inc. since 2004. Prior thereto, Mr. Cocumelli was a Director of Website Services at Yahoo! Inc. from 2000 to 2004. Prior to joining Yahoo! Inc., Mr. Cocumelli was General Counsel of Simplenet Network Communications Inc. from 1996 and Chief Operating Officer of Simplenet Network Communications Inc. from November 1997 until 1999. Prior to joining Simplenet Network Communications Inc., Mr. Cocumelli was in the private practice of law. From 1978 to 1986 Mr. Cocumelli served as a manager in the Components Manufacturing Group and as Director of Corporate Training and Development at Intel. Mr. Cocumelli obtained a B.S. degree in Industrial Psychology from the University of California, Los Angeles in 1972 and a J.D. from Thomas Jefferson University in 1991. Mr. Cocumelli is a member of the California Bar Association.

Renee Warden - Ms. Warden was appointed to the Board of Directors on August 4, 2005. Ms. Warden has been Director of Accounting for Gratis Card Inc. since April 2006. Prior to its acquisition by Crown Castles in April 2006, Ms. Warden was Manager Special Projects/Collections for Global Signal, Inc. Prior to joining Global Signal, Inc. Ms. Warden was Vice President and Controller for Kintera, Inc. from May 2005 to May 2006. Prior to joining Kintera, Inc., Ms. Warden was an executive officer of e.Digital Corporation. Ms. Warden joined e.Digital Corporation in 1991 as Accounting Manager. In 1997 Ms. Warden was appointed Controller and Corporate Secretary for e.Digital Corporation and in 2003 was promoted to Chief Accounting Officer and Secretary until May 2005. From 1993 to 2003 Ms. Warden also held the positions of Chief Accounting Officer, Secretary and Director of Human Resources for American Technology Corporation. Ms. Warden obtained a B.S. degree in business accounting from the University  of Phoenix in 1999.

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The information concerning our executive officers required by this Item are set forth at Part I in a section captioned “Executive Officers”. There are no family relationships among any of the directors or executive officers of our company.

Board Composition and Committees
The Board of Directors met three times during fiscal 2007 and acted by unanimous written consent five times. During such fiscal year, each Board member attended 100% of the meetings of the Board held during the period for which he or she was a director.

e.Digital Corporation has an Audit Committee and a Compensation Committee.

Audit Committee. The Audit Committee, currently consisting of Ms. Warden and and Mr. Putnam, reviews the audit and control functions of e.Digital Corporation, e.Digital Corporation’s accounting principles, policies and practices and financial reporting, the scope of the audit conducted by our company’s auditors, the fees and all non-audit services of the independent auditors and the independent auditors’ opinion and letter of comment to management and management’s response thereto. The Audit Committee is governed by a written charter adopted in 2000. The Audit Committee was designated on June 7, 2000 and held four meetings during the fiscal year ended March 31, 2007.

Ms. Warden has been designated as the “Audit Committee Financial Expert,” as defined by Regulation S-K, although as a former executive officer of the company and accounting consultant she is not an “independent” director, as defined under the NASDAQ National Stock Market rules and Rule 10A-3 of the Securities Exchange Act of 1934. Mr. Putnam is not independent as an executive officer of our company.

Compensation Committee. The Compensation Committee is currently comprised of two non-employee Board members, Allen Cocumelli and Alex Diaz. The Compensation Committee reviews and recommends to the Board the salaries, bonuses and prerequisites of our company’s executive officers. The Compensation Committee also reviews and recommends to the Board any new compensation or retirement plans and administers such plans. The Compensation Committee held no formal meetings during the fiscal year ended March 31, 2007.

Compliance with Section 16(a) of the Securities Exchange Act of 1934
Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors, executive officers and persons who own more than 10% of the Common Stock to file initial reports of ownership (Forms 3) and reports of changes in ownership of Common Stock (Forms 4 and Forms 5) with the Securities and Exchange Commission.

Based solely on a review of copies of such reports furnished to us and written representation that no other reports were required during the fiscal year ended March 31, 2007, we believe that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the Securities and Exchange Commission.

Code of Business Conduct and Ethics
We have adopted a Code of Conduct that includes a code of ethics that applies to all of our employees and directors (including its principal executive officer and its principal finance and accounting officer). This Code of Conduct is posted on our website and is available for review at www.edigital.com. We intend to disclose any amendments to, or waivers from, our code of business conduct and ethics on our website.

Compensation Committee Interlocks and Insider Participation
The Compensation Committee consists of Messrs. Diaz and Cocumelli. None of these individuals served as one of the Corporation’s compensated officers or employees at any time during the fiscal year ended March 31, 2007. No executive officer of our company serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our company’s Board of Directors or Compensation Committee.

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Item 11. Executive Compensation.

Executive Compensation Discussion and Analysis

Overview
Because we have a limited number of employees and are incurring operating losses introducing new products and exploiting our patent portfolio, we are not a heavily executive laden company. We had no change in executive officers during fiscal 2007 and there were no changes in executive officer pay rates nor any stock options granted to executive officers nor any cash bonuses paid or accrued during the year. Accordingly this year the members of the Compensation Committee concluded, without a formal meeting, that no additional base salary was to be paid and that no bonus or equity award needed to be made to any executive officer.

The future of our company requires that a plan and compensation philosophy be in place to hire and maintain talented executives in the future. For this reason, the Committee plans to adopt a charter as soon as growth dictates the need for an expanded executive team. In developing our guidelines and ultimately our charter, the following principles are likely to figure greatly in them:

▪	To pay salaries that are competitive in our industry and our geographical market.
▪	To use, assuming that it makes sense for our company, executive pay practices that are commonly found in companies engaged in a similar industry.
▪	To maintain a ‘pay for performance’ outlook, particularly in our incentive programs.
▪	To pay salaries, and award merit increases, on the basis of the individual executive’s performance and contributions to our organization.

To attain these goals, we have created an executive compensation program which consists of base pay, a stock option program and employee benefits.

Our executive compensation program rewards executives for company and individual performance. Company and individual performance are strongly considered when we grant base pay increases and equity awards. For all management and supervising employees of our company, other than the PEO (Principal Executive Officer) and PFO (Principal Financial Officer), the PEO and management team decide cash compensation subject to review by the Compensation Committee or the Board. The Board determines and approves all equity awards after input from management. Our company has no bonus plan and due to losses no bonus was accrued or paid for fiscal 2007. We may grant bonuses to executive and non-executive personnel in the future.

The Role of the Compensation Committee
Our Compensation Committee has not adopted a formal charter. The Compensation Committee performs the following functions regarding compensation for the named executive officers (“ NEOs”):

▪	Review and approve our company’s goals relating to Principal Executive Officer (“PEO”) compensation.
▪	Evaluate the PEO’s performance in light of the goals.
▪	Make recommendations to the board regarding compensation to be paid to the other NEOs.
▪	Annually review, for all NEOs, annual base salary, bonus, long term incentives, employment-related agreements and special benefits.

Our Process for Setting Executive Pay
Base salaries are intended to be competitive with market rates and are based on an internal evaluation of the responsibilities of each position. Salaries for executive officers are reviewed on an annual basis.

The Committee’s compensation policies are particularly designed to align executive officer and senior management salaries and bonus compensation to the individual’s performance in the short-term and to emphasize compensation from equity, primarily employee stock options, for long-term incentives.

Our long-term incentive program consists of a stock option program pursuant to which the PEO and other executive officers (as well as other key employees) are periodically granted stock options at the then fair market value (or higher prices) of our common stock. These option programs are designed to provide such persons with significant compensation based on overall company performance as reflected in the stock price, to create a valuable retention device through standard two to three year vesting schedules and to help align employees’ and shareholders’ interests. Stock options are typically granted at the time of hire to key new employees, at the time of promotion to certain employees and periodically to a broad group of existing key employees and executive officers.

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PEO Compensation. During fiscal 2006, the Committee approved for Mr. Blakeley an annual base salary of $175,000 a level the Committee feels is at the lower range of base salaries for Principal Executive Officers at similarly situated companies. Although the Committee attempts to align the Principal Executive Officer’s salary with performance, it chose to provide no salary increases during fiscal 2007 as part of a general company-wide effort to contain costs during the introduction of its new eVU product. The Committee believes Mr. Blakeley has significant long-term stock incentives. Mr. Blakeley is currently an employee at will.

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The limitation applies only to compensation which is not considered to be performance-based, either because it is not tied to the attainment of performance milestones or because it is not paid pursuant to a stockholder-approved plan. The non-performance based compensation paid to our executive officers for the 2007 fiscal year did not exceed the $1 million limit per officer. It is not expected that the compensation to be paid to our executive officers for the 2008 fiscal year will exceed that limit. Our Stock Option Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options under the plan with an exercise price per share equal to the fair market value per share of the Common Stock on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. It is unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1 million limit. The Committee’s present intention is to comply with the requirements of Section 162(m) unless and until the Committee determines that compliance would not be in the best interest of the company and its shareowners.

SUMMARY COMPENSATION TABLE

The following table shows for the year ended March 31, 2007 certain compensation information for our PEO and PFO (each a “Named Executive Officer” and collectively, the “Named Executive Officers”). We had no other reportable executive officers for fiscal 2007. Certain columns have been omitted as they were not applicable for the Named Executive Officers for the period presented.

Name and Principal Position	Year	Salary (1) ($)	Bonus ($)	Option Awards (2) ($)	All Other Compensation ($)	Total ($)
William Blakeley, President and Chief Technology Officer (PEO)	2007	$175,000	-	$33,026	-	$208,026
Robert Putnam, Senior Vice President, Secretary and Interim Chief Accounting Officer (PFO) (3)	2007	$85,000	-	$13,052	-	$98,052

(1)	Represents actual cash compensation.
(2)
Represents the amount of compensation cost recognized by us in fiscal 2007 related to stock option awards granted prior to fiscal 2007 (since none were granted during fiscal 2007), as described in Statement of Financial Accounting Standards No. 123R (SFAS 123R). For a discussion of valuation assumptions, see Note 1 to our 2007 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended March 31, 2007.

(3)	Mr. Putnam provides part-time services to our company. See Item 13 for discussion of potential conflicts of interest.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2007

There were no Plan-Based Awards to the Named Executive Officers for the fiscal year ended March 31, 2007.

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OUTSTANDING EQUITY AWARDS AT YEAR END

The following table shows the number of shares covered by exercisable and unexercisable options held by the Named Executive Officers on March 31, 2007. There were no other outstanding equity awards as of March 31, 2007.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
William Blakeley	1,125,000	375,000	(1)	-	$0.09	11/14/2010
	166,666	83,334	(2)	-	$0.145	3/30/2010
Robert Putnam	25,000	-		-	$0.23	7/1/2009
	333,333	166,667	(2)	-	$0.145	3/30/2010

(1)	A total of 500,000 shares vested on grant with the balance quarterly over two years at the rate of 125,000 shares per quarter. All shares shall be vested in November 2007.
(2)	One-third vested at grant, one-third at the end of one year and the balance at the end of two years. All shares shall vest by March 2008.

OPTION EXERCISES AND STOCK VESTED TABLE

There were no options exercised by the Named Executive Officers during fiscal 2007.

There are no pension benefits for any Named Executive Officer.

Employment Agreements, Termination of Employment and Change in Control Arrangements
Mr. Blakeley was employed pursuant to a letter agreement effective November 14, 2005 with no specific term. The starting salary was $175,000, also the rate for fiscal 2007. Mr. Blakeley is eligible for an annual bonus as determined by the Board of Directors or its duly appointed committee but no bonus was paid or earned for fiscal 2007. Mr. Blakeley’s employment is at will but should his employment be terminated for any reason other than cause, then up to three months severance in the form of salary continuation and benefit continuation shall be payable.

Mr. Blakeley’s stock options on 1,250,000 shares provide that if he is terminated after a change in control then vesting shall accelerate and he shall have six months post termination to exercise the options rather than one month, subject to certain extensions for regulatory restrictions on resale (791,666 already vested at March 31, 2007). Options on 500,000 shares provide for acceleration of vesting upon a change in control but all were vested at March 31, 2007.

Mr. Putnam has no employment letter or agreement. Options on 500,000 shares provide for acceleration of vesting upon a change in control (333,333 already vested at March 31, 2007).

Director Compensation
Our directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and committee meetings. Employee directors do not receive any cash compensation for services as directors and have not received any equity compensation grants designated for such services. In addition, members of the board of directors who are not employees receive equity compensation grants as consideration for board and committee service from time to time. There is no established policy as to frequency or amount of equity compensation grants for non-employee directors.

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The following table sets forth the compensation paid to our non-employee directors in 2007.

Name	Fees Earned or Paid in Cash ($)	Option Awards (2) (3) ($)	All Other Compensation ($)	Total ($)
Alex Diaz	-	$26,103	-	$26,103
Allen Cocumelli	-	$26,103	-	$26,103
Renee Warden (1)	-	$27,971	-	$27,971

(1)
Ms. Warden served as our Chief Accounting Officer and Secretary until May 2005 and during fiscal 2007 provided accounting services unrelated to her role as a director or audit committee member and earned compensation of $14,082 not included above.

(2)
Represents the amount of compensation cost recognized by us in fiscal 2007 related to stock option awards granted prior to fiscal 2007 (since none were granted during fiscal 2007), as described in Statement of Financial Accounting Standards No. 123R (SFAS 123R). For a discussion of valuation assumptions, see Note 1 to our 2007 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended March 31, 2007. The amount for each non-employee director includes $6,526 as the accelerated expense for 250,000 options exercisable at $0.145 per share forfeited by each non-employee director during the year.

(3)	The following are the aggregate number of option awards outstanding for each of our non-employee directors at March 31, 2007 - Diaz: 725,000, Cocumelli: 825,000, and Warden: 650,000.

Compensation Committee Report
Analysis required by Item 402(b) of Regulation S-K and contained within this Form 10-K/A with management and, based on such review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Form 10-K/A and incorporated into our Annual Report on Form 10-K for the year ended March 31, 2007.

Members of the Compensation Committee:

Alex Diaz
Allen Cocumelli

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

Common Stock
The following security ownership information is set forth, as of June 30, 2007, with respect to certain persons or groups known to e.Digital Corporation to be beneficial owners of more than 5% of our company’s outstanding common stock and with respect to each director of our company, each of the executive officers named in the Summary Compensation Table currently employed by e.Digital Corporation, and all current directors, nominees and executive officers as a group (five persons). Other than as set forth below, e.Digital Corporation is not aware of any other person who may be deemed to be a beneficial owner of more than 5% of our company’s common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class	Title of Class
William Blakeley	2,026,041	(1)	*	Common
16770 West Bernardo Drive
San Diego, CA 92127

Robert Putnam	3,174,958	(2)	1.3%	Common
16770 West Bernardo Drive
San Diego, CA 92127

Allen Cocumelli	642,666	(3)	*	Common
16770 West Bernardo Drive
San Diego, CA 92127

Alex Diaz	1,001,666	(4)	*	Common
16770 West Bernardo Drive
San Diego, CA 92127

Renee Warden	566,666	(5)	*	Common
16770 West Bernardo Drive
San Diego, CA 92127

All officers and directors
as a group (5 persons)	7,411,997	(6)	3.0%	Common

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(1)	Includes options and warrants exercisable within 60 days to purchase 1,463,541 shares.
(2)	Includes options and warrants exercisable within 60 days to purchase 436,458 shares.
(3)	Includes options exercisable within 60 days to purchase 641,666 shares.
(4)	Includes options exercisable within 60 days to purchase 641,666 shares.
(5)	Includes options exercisable within 60 days to purchase 566,666 shares.
(6)	Includes options and warrants exercisable within 60 days to purchase 3,749,997 shares.
____________________________
* Less than 1%

Series D Preferred Stock
The following security ownership information is set forth as of June 30, 2007, with respect to certain persons or groups known to e.Digital Corporation to be beneficial owners of more than 5% of Series D Preferred Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class	Title of Class
Jerry E. Polis Family Trust	85,000	(2)	93.4%	Series D
980 American Pacific Dr. Ste. 111				Preferred Stock
Henderson, NV 89014

Palermo Trust	6,000	(3)	6.6%	Series D
8617 Canyon View Dr.				Preferred Stock
Las Vegas, NV 89117

__________

(1)
Represents number of shares of Series D Preferred Stock, held as of June 30, 2007. At such date an aggregate of 96,000 shares of Series D Preferred Stock were issued and outstanding convertible into an aggregate of 17,515,630 shares of common stock subject to a 4.999% conversion limitation.

(2)	Jerry E. Polis is Trustee and believed by us to have sole voting and investment power with respect to the Series D Preferred Stock held.
(3)	.James A. Barnes is Trustee and believed by us to share voting and investment power with his spouse with respect to the Series D Preferred Stock held.

Equity Compensation Plan Information
The following table sets forth information as of March 31, 2007, with respect to compensation plans (including individual compensation arrangements) under which equity securities of e.Digital Corporation are authorized for issuance, aggregated as follows:

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Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	9,284,666	$0.19	4,352,000
Equity compensation plans not approved by security holders (1)	1,750,000	$0.12	-0-
Total	11,034,666	$0.19	4,352,000

(1) Includes (a) 1,000,000 shares of common stock subject to inducement stock options granted to an executive officer in connection with employment and 250,000 shares granted subsequently with an aggregate weighted average exercise price of $0.10 per share, (b) 250,000 shares of common stock subject to inducement stock options granted to an employee with an exercise price of $0.145 per share, and (c) 250,000 shares of common stock granted to a consultant vesting on a performance basis with an exercise price of $0.16 per share.

Item 13. Certain Relationships and Related Transactions and Director Independence.

Conflicts of Interest
Certain conflicts of interest now exist and will continue to exist between e.Digital Corporation and its officers and directors due to the fact that they have other employment or business interests to which they devote some attention and they are expected to continue to do so. We have not established policies or procedures for the resolution of current or potential conflicts of interest between our company and its management or management-affiliated entities. There can be no assurance that members of management will resolve all conflicts of interest in our company’s favor. The officers and directors are accountable to our company as fiduciaries, which means that they are legally obligated to exercise good faith and integrity in handling our company’s affairs. Failure by them to conduct our company’s business in its best interests may result in liability to them.

Officer and director Robert Putnam also acts as Investor Relations of American Technology Corporation. The possibility exists that this other relationship could affect Mr. Putnam’s independence as a director and/or officer of e.Digital Corporation. Mr. Putnam is obligated to perform his duties in good faith and to act in the best interest of our company and its stockholders, and any failure on his part to do so may constitute a breach of his fiduciary duties and expose such person to damages and other liability under applicable law. While the directors and officers are excluded from liability for certain actions, there is no assurance that Mr. Putnam would be excluded from liability or indemnified if he breached his loyalty to our company.

Transactions with Related Persons
In August 2006, executive officer Robert Putnam exercised an aggregate of 312,500 A and B warrants for cash of $29,687.50 and received as an early exercise inducement 78,125 warrants exercisable at $.15 per common share until August 31, 2009. The terms of this transaction were the same as those for unrelated persons.

In August 2006, entities affiliated with James A. Barnes, a related party through ownership of greater than 5% of the our Series D preferred stock (See Item 12), exercised an aggregate of 1,250,000 A and B warrants for cash of $118,750 and received as an early exercise inducement 312,500 warrants exercisable at $.15 per common share until August 31, 2009. The terms of these transactions were the same as those for unrelated persons.

In August 2006, entities affiliated with Jerry E. Polis, a related party through ownership of greater than 5% of the our Series D preferred stock (See Item 12), exercised an aggregate of 1,250,000 A and B warrants for cash and note conversions of $118,750 and received as an early exercise inducement 312,500 warrants exercisable at $.15 per common share until August 31, 2009. Mr. Polis also exercised an additional 250,000 warrants for cash and note conversion of $20,000 without inducement. The terms of these transactions were the same as those for unrelated persons.

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On December 12, 2006 our company and Davric Corporation, an entity controlled by Jerry E. Polis, completed an exchange of 15% Unsecured Promissory Notes (“Exchange Agreement”) for (i) a new 7.5% Convertible Subordinated Term Note issued by us in the principal amount of $970,752 due November 30, 2009 (the “Exchange Note”) and (ii) 500,000 shares of common stock (the “Exchange Shares”). As a consequence of the exchange, the previously outstanding 15% Unsecured Promissory Notes were cancelled. The Exchange Shares were issued as consideration for extending the maturity date and reducing the interest rate from 15% to 7.5%. Without the exchange and the cancellation of the 15% Unsecured Promissory Notes, we would have been obligated to make total payments of approximately $982,300 at December 31, 2006.

Pursuant to the terms of the Exchange Note we agreed to pay to Davric Corporation monthly principal and interest installments of $6,000 starting December 2006, increasing to $15,000 starting in February 2007, $30,000 starting in December 2007 and $50,000 starting in December 2008 with maturity November 30, 2009. Commencing with the February 2007 installment payment, we may, subject to certain limitations, elect to make such installment payments either in cash or in shares of common stock (“Monthly Installment Shares”). Monthly Installment Shares will be valued at the arithmetic average of the closing prices for the last five trading days of the applicable month without discount. Installment note payments must be paid in cash if the computed average price is less than $0.10 per share. Subject to certain notice periods and other limitations, the balance of the Exchange Note is convertible by Davric Corporation at $0.30 per common share beginning February 1, 2007 and we may elect to call the Exchange Note for mandatory conversion if the closing sale price of our common stock is at least $0.40 per share for ten consecutive trading days. We also may prepay the Exchange Note in full or in minimum parts of $50,000 on ten-day notice. The Exchange Note may be subordinate to certain future senior indebtedness as defined in the Exchange Note. We are not obligated to register the Exchange Shares, any Monthly Installment Shares or any shares issuable on conversion of the Exchange Note.

On March 23, 2007 we entered into a short-term purchase order and working capital financing arrangement providing cash proceeds of $750,000. The lender, ASI Capital Corporation, is a Nevada based mortgage broker/banker of which Jerry E. Polis is Chairman, President and largest shareholder.

The obligation is documented by an 18% secured promissory note with interest payable monthly for any full or partial month the principal is outstanding and is secured pursuant to a security agreement providing a security interest in substantially all of the our assets. The note is due the earlier of September 23, 2007 or within two business days of receipt by us of final payments from certain purchase orders, contains no prepayment fee and provides customary late payment penalties and default provisions. We also paid a $15,000 finance charge by issuing 73,385 restricted shares of the our common stock with no registration rights. No finders fees or other commissions or fees were incurred in connection with the financing.

During fiscal 2006 we paid director and former executive officer Renee Warden an aggregate of $14,082 for accounting services unrelated to her role as a director or audit committee member.

Director Independence

Our Board of Directors is comprised of four individuals, two of whom (Messrs. Diaz and Cocumelli) we have determined are independent under SEC rules. While Mr. Diaz, as Chairman of our Board of Directors, is technically considered as an executive officer under our bylaws, we do not believe that he meets the definition of an “executive officer” under Rule 16a-1(f) of the Exchange Act in that he does not perform any policy-making functions for our company, nor is he compensated for this position. Consequently, we consider Mr. Blakeley as our PEO and consider Mr. Diaz as independent.

Item 14. Principal Accounting Fees and Services.

The following table describes fees for professional audit services rendered by Singer Lewak Greenbaum & Goldstein LLP, our principal accountant, for the audit of our annual financial statements for the years ended March 31, 2007 and March 31, 2006 and fees billed for other services rendered by Singer Lewak Greenbaum & Goldstein LLP during those periods. These amounts include fees paid to Singer Lewak Greenbaum & Goldstein LLP.

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Type of Fee	2007	2006
Audit Fees (1)	$139,661	$100,554
Audit Related Fees (2)	-	-
Tax Fees (3)	-	-
All Other Fees (4)	-	-
Total	$139,661	$100,554

1.
Audit Fees include the aggregate fees paid by us during the fiscal year indicated for professional services rendered by Singer Lewak Greenbaum & Goldstein LLP for the audit of our annual financial statements, review of financial statements included in our Forms 10-Q and 1933 Act filings.

2.	No Audit Related Fees were paid to Singer Lewak Greenbaum & Goldstein LLP during the reported fiscal periods.
3.	No Tax Fees were paid to Singer Lewak Greenbaum & Goldstein LLP during the reported fiscal periods.
4.	No Other Fees were paid by us during the fiscal years indicated for products and services provided by Singer Lewak Greenbaum & Goldstein LLP, other than the services reported above.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee on an annual basis reviews audit and non-audit services performed by the independent auditor. All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the auditors' independence. The Audit Committee has considered the role of Singer Lewak Greenbaum & Goldstein LLP in providing services to us for the fiscal years ended March 31, 2006 and 2007 and has concluded that such services are compatible with their independence as our company's auditors.

 PART IV

ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Each exhibit marked with an asterisk is filed with this Annual Report on Form 10-K/A.

Exhibit Number	Description of Exhibit
31	Certifications *

31.1	Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, signed by William Blakeley, Chief Executive Officer.

31.2	Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, signed by Robert Putnam, Principal Accounting Officer.

32.1
Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, signed by William Blakeley, Chief Executive Officer and Robert Putnam, Principal Accounting Officer.

____________________________
* Filed concurrently herewith.

12

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Annual Report on Form 10-K/A to be signed on its behalf by the undersigned, thereunto duly authorized.

e.Digital Corporation

By:	/s/ WILLIAM BLAKELEY
President and Chief Technical Officer
July 20, 2007

13

Exhibit 31.1
CERTIFICATION

I, William Blakely, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of e.Digital Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: July 20, 2007

/s/ William Blakeley William Blakeley President and Chief Technical Officer (Principal Executive Officer)

Exhibit 31.2
CERTIFICATION

I, Robert Putnam, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of e.Digital Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: July 20, 2007

/s/ Robert Putnam Robert Putnam Interim Chief Accounting Officer and Secretary (Principal Financial Officer)

Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his or her capacity as an officer of e.Digital Corporation (the "Company"), that, to his or her knowledge, the Amendment No. 1 to the Annual Report of the Company on Form 10-K/A for the period ended March 31, 2007, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated: July 20, 2007

/s/ Robert Putnam
Robert Putnam,
Interim Chief Accounting Officer and Secretary
(Principal Financial Officer)

Dated: July 20, 2007

/s/ William Blakeley
William Blakeley,
President and Chief Technical Officer,
(Principal Executive Officer)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2007

Commission File Number 0-20734

e.Digital Corporation
(Exact name of registrant as specified in its charter)

Delaware	33-0591385
(State or other jurisdiction of incorporation or organization)	(I.R.S. Empl. Ident. No.)

16770 West Bernardo Drive, San Diego, California	92127
(Address of principal executive offices)	(Zip Code)

(858) 304-3016
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES ☒ NO ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐ Accelerated filer ☐ Non-accelerated filer ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☒

As of August 10, 2007 a total of 246,091,809 shares of the Registrant’s Common Stock, par value $0.001, were issued and outstanding.

e.DIGITAL CORPORATION

2

Part I. Financial Information

Item 1. Financial Statements:
e.Digital Corporation and subsidiary

CONSOLIDATED BALANCE SHEETS

	June 30, 2007	March 31, 2007
	(Unaudited)
	$	$
ASSETS
Current
Cash and cash equivalents	744,554	694,757
Accounts receivable, trade	838,682	37,029
Inventory	173,635	309,392
Deposits and prepaid expenses	49,477	50,999
Total current assets	1,806,348	1,092,177
Property and equipment, net of accumulated depreciation of
$476,663 and $472,063, respectively	32,057	36,206
Prepaid transaction costs	308,584	628,584
Total assets	2,146,989	1,756,967

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current
Accounts payable, trade	939,579	687,132
Other accounts payable and accrued liabilities	159,931	131,107
Accrued employee benefits	197,903	149,528
Dividends	491,250	464,025
Customer deposits	703,346	118,850
Current maturity of convertible term note, less $32,894 and $34,000 of debt discount	203,551	138,902
Secured promissory note, less $6,930 and $-0- of debt discount	743,070	750,000
Total current liabilities	3,438,630	2,439,544

Long-term convertible term note, less $24,424 and $31,983 of debt discount	679,796	748,082
Deferred revenue - long term	6,000	6,000
Total long-term liabilities	685,796	754,082
Total liabilities	4,124,426	3,193,626

Commitments and Contingencies

Stockholders' deficit
Preferred stock, $0.001 par value; 5,000,000 shares authorized
Series D Convertible Preferred stock 250,000 shares designated: 91,000 issued and outstanding, each period. Liquidation preference
of $1,401,250 and $1,347,099, respectively	910,000	910,000
Common stock, $0.001 par value, authorized 300,000,000,
245,415,499 and 243,453,037 shares and outstanding, respectively	245,416	243,453
Additional paid-in capital	78,314,324	78,236,434
Dividends	(491,250)	(464,025)
Accumulated deficit	(80,955,927)	(80,362,521)
Total stockholders' deficit	(1,977,437)	(1,436,659)

Total liabilities and stockholders' deficit	2,146,989	1,756,967

See notes to interim consolidated financial statements

3

e.Digital Corporation and subsidiary

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the three months ended
	June 30
	2007	2006
	$	$
Revenues:
Products	1,189,630	21,105
Services	115,004	-
	1,304,634	21,105

Cost of revenues:
Products	1,021,850	16,612
Services	36,669	-
	1,058,519	16,612
Gross profit	246,115	4,493

Operating expenses:
Selling and administrative	471,097	335,569
Research and related expenditures	280,312	352,609
Total operating expenses	751,409	688,178

Operating profit (loss)	(505,294)	(683,685)

Other income (expense):
Interest income	159	7,989
Interest expense	(68,672)	(447,410)
Other	(19,599)	(470)
Other income (expense)	(88,112)	(439,891)

Loss and comprehensive loss for the period	(593,406)	(1,123,576)
Accrued dividends on Preferred stock	(27,225)	(33,708)
Loss attributable to common stockholders	(620,631)	(1,157,284)
Loss per common share - basic and diluted	(0.00)	(0.01)

Weighted average common shares outstanding	244,411,088	200,431,000

See notes to interim consolidated financial statements

4

e.Digital Corporation and subsidiary

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the three months ended
	June 30
	2007	2006
	$	$
OPERATING ACTIVITIES
Loss for the period	(593,406)	(1,123,576)
Adjustments to reconcile loss to net cash used in operating activities:
Depreciation and amortization	4,600	12,448
Accrued interest and accretion of discount relating to promissory notes	8,665	28,125
Interest paid with common stock	25,768	-
Amortization of debt discount in connection with repricing of conversion
and warrants related to 12% convertible subordinated promissory notes	-	367,677
Warranty provision	44,893	-
Stock-based compensation	34,853	56,437
Changes in assets and liabilities:
Accounts receivable, trade	(801,653)	2,670
Inventories	135,757	-
Prepaid expenses and other	1,522	(37,111)
Accounts payable, trade	252,447	108,054
Other accounts payable and accrued liabilities	(11,357)	(22,159)
Customer deposits	584,496	19,670
Accrued employee benefits	48,375	35,912
Warranty reserve	(4,712)	-
Cash (used in) operating activities	(269,752)	(551,853)

INVESTING ACTIVITIES
Purchase of property and equipment	(451)	-
Cash (used in) investing activities	(451)	-

FINANCING ACTIVITIES
Sale of common stock	320,000	-
Payment on 15% Unsecured Note	-	(3,891)
Cash (used in) provided by financing activities	320,000	(3,891)

Net increase (decrease) in cash and cash equivalents	49,797	(555,744)
Cash and cash equivalents, beginning of period	694,757	1,058,723
Cash and cash equivalents, end of period	744,554	502,979

Supplemental schedule of noncash investing and financing activities:
Cash paid for interest	16,541	51,608
Deemed dividends on Preferred Stock	27,225	33,708
Discount amortization and accretion on Promissory Notes	8,665	367,677
Term note payments paid in common stock	30,000	-
Financing fee paid in common stock	15,000	-

See notes to interim consolidated financial statements

5

1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION

e.Digital Corporation is a holding company that operates through a wholly-owned California subsidiary of the same name and is incorporated under the laws of Delaware. The Company has innovated a proprietary secure digital video/audio technology platform ("DVAP") and markets the eVU™ mobile entertainment device for the travel and recreational industries. The Company also owns a portfolio of patents related to the use of flash memory in portable devices and has commenced activities to license the portfolio.

These unaudited consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States and with the instructions to Form 10-Q and Article 10 of Regulation S-X on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future. These interim consolidated financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, the unaudited consolidated financial statements reflect all adjustments considered necessary for a fair statement of the Company's financial position at June 30, 2007, and the results of operations and cash flows for the periods presented, consisting only of normal and recurring adjustments. All significant intercompany transactions have been eliminated in consolidation. Operating results for the three months ended June 30, 2007 are not necessarily indicative of the results that may be expected for the fiscal year ending March 31, 2008. For further information, refer to the Company's consolidated financial statements and footnotes thereto for the year ended March 31, 2007 filed on Form 10-K. Certain amounts reported in prior periods have been reclassified to be consistent with the current period presentation.

The Company has incurred significant losses and negative cash flow from operations in each of the last three years and has an accumulated deficit of $80,955,927 at June 30, 2007. At June 30, 2007, the Company had a working capital deficiency of $1,632,282. Substantial portions of the losses are attributable to marketing costs for new technology and substantial expenditures on research and development of technologies. The Company's operating plans require additional funds that may take the form of debt or equity financings. There can be no assurance that any additional funds will be available. The Company's ability to continue as a going concern is in substantial doubt and is dependent upon achieving a profitable level of operations and obtaining additional financing.

Management has undertaken steps as part of a plan to improve operations with the goal of sustaining operations for the next twelve months and beyond. These steps include (a) expanding sales and marketing to new customers and new markets; (b) executing a strategy to monetize the flash memory-related patent portfolio; (c) controlling overhead and expenses; and (c) raising additional capital and/or obtaining financing. The Company may have access to up to $8 million of additional funding pursuant to a common stock purchase agreement with Fusion Capital Fund II, LLC (“Fusion”). The Company obtained $320,000 of equity proceeds pursuant to this agreement in the first quarter ended June 30, 2007. Future availability under the Fusion agreement is subject to many conditions, some of which are predicated on events that are not within the Company’s control. There can be no assurance this capital resource will be available or be sufficient.

There can be no assurance the Company will achieve a profitable level of operations and obtain additional financing pursuant to the Fusion financing agreement or otherwise. There can be no assurance that any additional financings will be available to the Company on satisfactory terms and conditions, if at all.

In the event the Company is unable to continue as a going concern, it may elect or be required to seek protection from creditors by filing a voluntary petition in bankruptcy or may be subject to an involuntary petition in bankruptcy. To date, management has not considered this alternative, nor does management view it as a likely occurrence.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These consolidated financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying consolidated interim financial statements.

6

2. RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measures” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies to other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of SFAS No. 157.

In February 2007, the FASB issued Statement No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159). SFAS 159 permits entities to choose to measure certain financial instruments and certain other items at fair value for those financial assets and liabilities not currently required to be measured at fair value. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of adopting SFAS 159 on its consolidated financial statements.

3. LOSS PER SHARE

Stock options, warrants, convertible debt and convertible preferred stock exercisable into 37,460,919 shares of common stock were outstanding as at June 30, 2007. These securities were not included in the computation of diluted loss per share because they are antidilutive, but they could potentially dilute earnings per share in future periods.

The loss attributable to common stockholders was increased during the three months ended June 30, 2007 and 2006 by accrued dividends of $27,225 and $33,708, respectively.

4. INVENTORIES

Inventories are stated at the lower of cost, which approximates actual costs on a first in, first out cost basis, or market.

Inventories consisted of the following:
	June 30,	March 31,
	2007	2007
	$	$

Raw materials	22,562	-
Finished goods	151,073	309,392

Ending balance	173,635	309,392

5. STOCK -BASED COMPENSATION

The Company adopted SFAS No. 123 (Revised 2004), “Share -Based Payment”, effective April 1, 2006. SFAS 123R requires the recognition of fair value of stock compensation as an expense in the calculation of net income. The Company recognizes stock compensation expense ratably over the vesting period of individual option grants. The Company has no employee awards with market or performance conditions. All stock compensation recorded during the period ended June 30, 2007 has been accounted for as an equity instrument. Prior to April 1, 2006 the Company followed the Accounting Principles Board (“APB”) Opinion 25, “Accounting for Stock Issued to Employees”, and related interpretations for stock compensation.

Options or stock awards issued to non-employees who are not directors of the Company are recorded at their estimated fair value at the measurement date in accordance with SFAS No. 123 and EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services, and are periodically revalued as the options vest and are recognized as expense over the related service period on a graded vesting method. Stock options issued to consultants with performance conditions are measured and recognized when the performance is complete.

7

The Company elected the modified prospective transition method for adopting SFAS 123R. Under this method, the provisions of SFAS 123R apply to all stock-based awards granted or other awards granted that are subsequently reclassified into equity. The fair values of options issued in prior periods are not revised for comparative purposes and the financial statements of prior interim and fiscal periods do not reflect any restated amounts. The unrecognized expense of awards not yet vested as of April 1, 2006, the date of SFAS 123R adoption, is now being recognized as an expense in the calculation of net income using the same valuation method (Black-Scholes) and assumptions disclosed in the Company’s previous filings.

In November, 2005, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position No. SFAS 123(R)-3, “Transition Election Related to Accounting for Tax Effects of Share-Based Payment Awards”. The Company is considering whether to adopt the alternative transition method provided in the FASB Staff Position for calculating the tax effects of stock-based compensation pursuant to SFAS 123(R). The alternative transition method includes simplified methods to establish the beginning balance of the additional paid-in capital pool (APIC pool) related to the tax effects of employee stock-based compensation, and to determine the subsequent impact on the APIC pool and statements of cash flows of the tax effects of employee stock-based compensation awards that are outstanding upon adoption of SFAS 123(R).

The Company’s stock options have various restrictions that reduce option value, including vesting provisions and restrictions on transfer, among others, and are often exercised prior to their contractual maturity. The Company plans to issue shares on each option exercise and has no plans to repurchase option shares. The Company recorded $34,853 and $56,437 of stock compensation expense in its unaudited Statement of Operations for the three months ended June 30, 2007 and 2006, respectively. A total of $20,910 and $31,433 was included in selling and administrative costs and $13,943 and $25,004 was included in research and related expenditures for the three months ended June 30, 2007 and 2006, respectively. A total of $29,152 and $56,437 for the three months ended June 30, 2007 and 2006, respectively, of this expense relates to prior year awards vesting after April 1, 2006. The weighted-average estimated fair value of options granted during the three months ended June 30, 2007 was $0.11 per share, using the Black-Scholes option pricing model with the following weighted average assumptions (annualized percentages):

Three
Months Ended
June 30, 2007
Volatility	77%
Risk-free interest rate	4.6% - 5.2%
Forfeiture rate	5.0%
Dividend yield	0.0%
Expected life in years	4

The dividend yield of zero is based on the fact that the Company has never paid cash dividends and has no present intention to pay cash dividends. Expected volatility is based on the historical volatility of the common stock over the period commensurate with the expected life of the options. The expected life is based on observed and expected time to post-vesting exercise. The expected forfeiture rate is estimated based on historical experience.

Since the Company has a net operating loss carryforward as of June 30, 2007, no excess tax benefit for the tax deductions related to stock-based awards was recognized for the three months ended June 30, 2007.
Additionally, no incremental tax benefits were recognized from stock options exercised in the three months ended June 30, 2007 that would have resulted in a reclassification to reduce net cash provided by operating activities with an offsetting increase in net cash provided by financing activities.

As of June 30, 2007 total estimated compensation cost of options granted but not yet vested was approximately $165,000 and is expected to be recognized over the weighted average period of 0.9 years.

The amortization of stock compensation under SFAS 123R for the period after its adoption, and under APB 25 or SFAS 123 (pro forma disclosure) for the period prior to the adoption of SFAS 123R was done in accordance with FASB Interpretation (“FIN”) No. 28.

8

6. WARRANTY RESERVE

Details of the estimated warranty liability are as follows:
	Period Ended June 30,
	2007	2006
	$	$

Beginning balance	40,072	15,789
Warranty provision	44,893	-
Warranty deductions	(4,712)	-

Ending balance	80,253	15,789

7. OPTIONS AND WARRANTS

Options

The Company has stock options outstanding under two stock option plans. The 1994 Stock Option Plan entitled certain directors, key employees and consultants of the Company to purchase common shares of the Company. The 1994 Plan covered a maximum aggregate of 14,000,000 shares, as amended and expired on August 18, 2004. At June 30, 2007 there were options outstanding on 3,434,166 common shares pursuant to the 1994 Plan.

The 2005 Equity-Based Compensation Plan was approved by the stockholders on August 5, 2005 and covers a maximum of 10,000,000 common shares. The Company may grant incentive options, nonstatutory options, stock appreciation rights or restricted stock awards to employees, directors or consultants. At June 30, 2007 there were options outstanding on 6,498,000 common shares pursuant to the 2005 Plan with options on 3,502,000 shares available for future grant under the 2005 Plan.

The Company has granted options outside the above plans as inducements to new employees and for the continued service of key employees. At June 30, 2007 there were options outstanding on 1,750,000 common shares from grants outside the stock option plans.

The following table summarizes stock option activity for the period:
		Weighted average
	Shares	exercise price
	#	$
Outstanding March 31, 2007	11,034,666	0.17
Granted	850,000	0.18
Canceled/expired	(202,500)	0.43
Exercised	-	-
Outstanding June 30, 2007 (1)	11,682,166	0.17
Exercisable at June 30, 2007	8,394,167	0.18

(1)	Options outstanding are exercisable at prices ranging from $0.09 to $0.52 and expire over the period from 2007 to 2011 with an average life of 2.5 years.

Share warrants

There were no warrants issued, exercised, cancelled or that expired during the three months ended June 30, 2007. The Company has outstanding share warrants as of June 30, 2007, as follows (exercise prices subject to certain antidilution price protection):

	Number of	Exercise Price
Description	Common Shares	Per Share $	Expiration Date
Warrant	2,846,000	0.08	November 30, 2007
Warrant	2,331,572	0.15	August 31, 2009
Total	5,177,572

9

8. NOTES

7.5% Convertible Subordinated Term Note

On December 12, 2006 the Company issued a new 7.5% Convertible Subordinated Term Note in the principal amount of $970,752 due November 30, 2009 in exchange for prior notes. The note provides for monthly principal and interest installments of $15,000, increasing to $30,000 starting in December 2007 and $50,000 starting in December 2008 with maturity November 30, 2009. The Company may, subject to certain limitations, elect to make such installment payments either in cash or in shares of common stock (“Monthly Installment Shares”). Monthly Installment Shares are valued at the arithmetic average of the closing prices for the last five trading days of the applicable month without discount. Installment note payments must be paid in cash if the computed average price is less than $0.10 per share. Subject to certain notice periods and other limitations, the balance of the note is convertible by the holder at $0.30 per common share and the Company may elect to call the note for mandatory conversion if the closing sale price of the Company’s common stock is at least $0.40 per share for ten consecutive trading days. The Company may also prepay the note in full or in minimum parts of $50,000 on ten-day notice. The note may be subordinate to certain future senior indebtedness.

18% Secured Promissory Note

In March 2007 the Company obtained $750,000 in short-term purchase order financing from a commercial lender pursuant to an 18% secured promissory note with interest payable monthly for any full or partial month the principal is outstanding subject to a security agreement providing a security interest in substantially all of the Company’s assets. The note is due the earlier of September 23, 2007 or within two business days of receipt by the Company of final payments from certain purchase orders, contains no prepayment fee and provides customary late payment penalties and default provisions. On April 2, 2007 the Company paid a $15,000 finance charge by issuing 73,385 restricted shares of common stock with no registration rights with the finance charge being amortized over the note term.

9. STOCKHOLDERS’ EQUITY

The following table summarizes stockholders’ equity transactions during the three-month period ended June 30, 2007:

	Preferred stock		Common stock		Additional		Accumulated
	Shares	Amounts	Shares	Amounts	Paid-in Capital	Dividends	Deficit
Balance, March 31, 2007	91,000	$910,000	243,453,037	$243,453	$78,236,434	$(464,025)	$(80,362,521)
Accrued dividends on Series D Preferred Stock	-	-	-	-	-	(27,225)	-
Stock -based compensation	-	-	-	-	34,853	-	-
Shares issued for cash (1)	-	-	1,735,796	1,736	(1,736)	-	-
Shares issued for term debt payments	-	-	153,281	154	29,846	-	-
Shares issued for debt financing fee	-	-	73,385	73	14,927	-	-
Loss for the period	-	-	-	-	-	-	(593,406)
Balance, June 30, 2007	91,000	$910,000	245,415,499	$245,416	$78,314,324	$(491,250)	$(80,955,927)

(1) Sales of shares to Fusion at an average price of $0.184 per common share, net of prepaid transaction costs.

Fusion Capital Equity Purchase Agreement

On January 2, 2007, the Company entered into an agreement with Fusion Capital Fund II, LLC (“Fusion”) pursuant to which the Company has the right, subject to certain conditions and limitations, to sell to Fusion up to $8.0 million worth of additional common stock, at the Company’s election, over a two year period at prices determined based upon the market price of the Company’s common stock at the time of each sale, without any fixed discount to the market price as defined in the agreement. Common stock may be sold in $80,000 increments every fourth business day, with additional $100,000 increments available every third business day if the market price of the common stock is $0.10 or higher. This $100,000 increment may be further increased at graduated levels up to $1.0 million if the market price increases from $0.10 to $0.80. If the price of the stock is below $0.08 per share, no sales shall be made under the agreement. Assuming a purchase price of $0.18 per share (the closing sale price of the common stock on June 29, 2007) the maximum remaining under the common stock purchase agreement was an additional $2.38 million.

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Under a related registration rights agreement a total of 15,000,000 shares were registered for sale, accordingly the Company is limited to selling the lesser of 15,000,000 shares or $8 million. The Company is required to maintain effectiveness of the registration statement until the earlier of the date that Fusion may sell the shares without restriction pursuant to Rule 144(k) or the date that Fusion has sold all registered shares and no available unpurchased shares remain under the agreement. Upon occurrence of certain events of default as defined, including lapse of effectiveness of the registration statement for 10 or more consecutive business days or for 30 or more business days within a 365-day period, suspension of trading for 3 consecutive business days, delisting of the shares from the principal market on which they are traded, failure by the stock transfer agent to issue shares within 5 business days, or other material breaches, Fusion may terminate the stock purchase agreement. The Company may terminate the agreement at any time.

During the quarter ended June 30, 2007, the Company sold 1,735,796 common shares to Fusion under the agreement for cash of $320,000. This amount reduced the balance of prepaid transaction costs associated with a 3,500,000 share commitment fee and related costs of the financing. The balance of prepaid transaction costs of $308,584 at June 30, 2007 will be discounted against future stock sales under the agreement or charged to expense if the arrangement is terminated or management determines it will not issue sufficient shares to offset the offering costs.

Subsequent to June 30, 2007 the Company sold an additional 480,972 common shares for cash of $80,000.

10. PREFERRED STOCK

On December 30, 2002, the Company issued 205,000 shares of 12% Series D non-redeemable convertible preferred stock (the "Series D Stock") with a stated value of $10 per share. Dividends of 12% per annum are payable, with certain exceptions, either in cash or in shares of common stock at the Company's election. The conversion price for each share of Series D Stock is $0.08 subject to certain adjustments if the Company issues shares at prices lower than $0.08. As of June 30, 2007 the 91,000 shares of the Series D Stock would have been convertible into 17,515,630 shares common stock. The Series D stock is subject to automatic conversion on December 31, 2007.

11. LITIGATION

In May 2006, the Company announced that a complaint had been filed against the Company and certain of its officers and employees by digEcor, Inc. in the Third Judicial District Court of Utah, County of Salt Lake. The complaint alleged breaches of contract, unjust enrichment, breaches of good faith and fair dealing, fraud, negligent misrepresentation, and interference with prospective economic relations. digEcor sought, among other things, an injunction to prevent the company from selling or licensing certain digital rights management technology and “from engaging in any competition with digEcor until after 2009.” digEcor also sought “actual damages” of $793,750 and “consequential damages...not less than an additional $1,000,000.” This action was related to a purchase order the Company placed for this customer in the normal course of business on November 11, 2005 for 1,250 digEplayers™ with a contract manufacturer, Maycom Co., Ltd. Maycom was paid in full for the order by both e.Digital and digEcor by March 2006, but Maycom failed to timely deliver the order. The Company recorded an impairment charge of $603,750 in March 2006 for deposits paid to Maycom due to the uncertainty of obtaining future delivery. In October 2006 the Company received delivery from Maycom of the delayed 1,250-unit digEplayer order and delivered the order to digEcor. The Company recognized $713,750 of revenue from this order and reversed an impairment charge of $603,750 in its third fiscal 2007 quarter.

The Company has answered the complaint. The case is currently in the discovery phase. In January 2007, the Court ruled on certain motions of the parties. In its ruling, the Court dismissed digEcor’s unjust enrichment, fraud, negligent misrepresentation, tortuous interference and punitive damage claims. The Court further acknowledged the delivery of the 1,250-unit order and a partial settlement between the parties reducing digEcor’s claim for purchase-price or actual damages from $793,750 to $94,846 with such amount still being disputed by e.Digital. digEcor’s contract and damages claims remain in dispute, and the Court provided some interpretation of the contracts at issue in its ruling. The foregoing and other findings of the Court may be subject to appeal by either party. digEcor has since amended its Complaint to assert an alternative breach of contract claim, and claims for federal, state and common law unfair competition, and digEcor seeks an injunction prohibiting the Company “from engaging in any competition with digEcor until after 2013.”  In April 2007 digEcor filed a motion for summary judgment seeking enforcement of an alleged noncompete provision and an injunction prohibiting the Company from competing with digEcor, to which the Company responded in June 2007. The Company believes it has substantive and multiple defenses and intends to vigorously challenge the pending summary judgment motion and all remaining matters. Due to the uncertainties inherent in any litigation, however, there can be no assurance whether the Company will or will not prevail in its defense against digEcor’s remaining claims. The Company is also unable to determine at this time the impact this complaint and matter may have on its financial position or results of operations. The Company has an accrual of $80,000 as an estimate of a deposit obligation related to the remaining general damage claim and the Company intends to seek restitution from Maycom for any damages it may incur but recovery from Maycom is not assured. Maycom is not involved in the design, tooling or production of the Company’s proprietary eVU mobile product. Moreover, the Company does not presently plan or expect to produce or sell digEplayer models to digEcor or other customers in the future.

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In April 2007 the Company filed a second amended counterclaim in the United States District Court of Utah seeking a declaratory judgment confirming the status of prior agreements between the parties, alleging breach of e.Digital’s confidential information and trade secrets by digEcor, seeking an injunction against digEcor’s manufacture and sale of a portable product based on the Company’s technology, alleging breach of duty to negotiate regarding revenue sharing dollars the Company believes it has the right to receive and tortious interference by digEcor in the Company’s contracts with third parties. The Company intends to vigorously prosecute these counterclaims. There can be no assurance, however, that the Company will prevail on any of its counterclaims.

12. COMMITMENTS AND CONTINGENCIES

Commitment Related to Legal Services

On March 23, 2007 the Company entered into an agreement for legal services and a contingent fee arrangement with Duane Morris LLP. The agreement provides that Duane Morris will be the Company’s exclusive legal counsel in connection with the assertion of the Company’s flash memory related patents against infringers (“Patent Enforcement Matters’).

Duane Morris has agreed to handle the Company’s Patent Enforcement Matters and certain related appeals on a contingent fee basis. Duane Morris also has agreed to advance certain costs and expenses including travel expenses, court costs and expert fees. The Company has agreed to pay Duane Morris a fee equal to 40% of any license or litigation recovery related to Patent Enforcement Matters, after recovery of expenses, and 50% of recovery if appeal is necessary.

In the event the Company is acquired or sold or elects to sell the covered patents or upon certain other corporate events or in the event the Company terminates the agreement for any reason, then Duane Morris shall be entitled to collect accrued costs and a fee equal to three times overall time and expenses accrued in connection with the agreement and a fee of 15% of a good faith estimate of the overall value of the covered patents. The Company has provided Duane Morris a lien and a security interest in the covered patents to secure its obligations under the agreement.

Contract Manufacturers and Suppliers

The Company depends on contract manufacturers and suppliers to (i) allocate sufficient capacity to its manufacturing needs, (ii) produce acceptable quality products at agreed pricing and (iii) deliver on a timely basis. If a manufacturer is unable to satisfy these requirements, the Company's business, financial condition and operating results may be materially and adversely affected. Any failure in performance by either of these manufacturers for any reason could have a material adverse affect on the Company's business. Production and pricing by such manufacturers is subject to the risk of price fluctuations and periodic shortages of components. The Company does not have supply agreements with component suppliers and, accordingly, it is dependent on the future ability of its manufacturers to purchase components. Failure or delay by suppliers in supplying necessary components could adversely affect the Company's ability to deliver products on a timely and competitive basis in the future.

At June 30, 2007 the Company had outstanding unfilled purchase orders and was committed to a contract manufacturers and component suppliers for approximately $1.9 million of future deliveries. Purchase commitments for product and components are generally subject to modifications as to timing, quantities and scheduling and in certain instances may be cancelable without penalty.

Facility Lease

In March 2006 the Company entered into a sixty-two month lease, commencing June 1, 2006, for approximately 4,800 square feet with an aggregate payment of $5,805 per month excluding utilities and costs. The aggregate payments adjust annually with maximum aggregate payments totaling $6,535 in the fifty-first through the sixty-second month.

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13. MAJOR CUSTOMERS

The Company operates in one major line of business, the development, manufacture and marketing of electronic products. Sales to three customer comprised 69%, 17% and 12% of revenue for the three months ended June 30, 2007. Sales to one customer comprised 100% of revenue for the three months ended June 30, 2006.

14. INCOME TAX

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109 (FIN 48), which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Under FIN 48, the tax benefit from uncertain tax positions may be recognized only if it is more likely than not that the tax position will be sustained, based solely on its technical merits, with the taxing authority having full knowledge of all relevant information. After initial adoption of FIN 48, deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities along with net operating loss and tax credit carryovers are recognized only for tax positions that meet the more likely than not recognition criteria. Additionally, recognition and derecognition of tax benefits from uncertain tax positions are recorded as discrete tax adjustments in the first interim period that the more likely than not threshold is met.

The adoption of FIN 48 did not impact our financial condition, results of operations or cash flows. The Company recognizes interest and penalties related to unrecognized tax benefits as part of the provision for income taxes. Since a full valuation allowance was recorded against the Company’s net deferred tax assets and the unrecognized tax benefits determined under FIN 48 would not result in a tax liability, the Company has not accrued for any interest and penalties relating to these unrecognized tax benefits.

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Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

THE FOLLOWING DISCUSSION INCLUDES FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE COMPANY'S FUTURE FINANCIAL PERFORMANCE. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED AND FROM HISTORICAL RESULTS DEPENDING UPON A VARIETY OF FACTORS, INCLUDING THOSE DESCRIBED BELOW AND UNDER THE SUB-HEADING, "BUSINESS RISKS." SEE ALSO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 2007.

Cautionary Note on Forward Looking Statements

In addition to the other information in this report, the factors listed below should be considered in evaluating our business and prospects. This prospectus contains a number of forward-looking statements that reflect our current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below and elsewhere herein, that could cause actual results to differ materially from historical results or those anticipated. In this report, the words “anticipates,” “believes,” “expects,” “intends,” “future” and similar expressions identify forward-looking statements. Readers are cautioned to consider the specific factors described below and not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. We undertake no obligation to publicly revise these forward-looking statements, to reflect events or circumstances that may arise after the date hereof.

General

We are a holding company that operates through our wholly-owned California subsidiary of the same name and is incorporated under the laws of Delaware. We have innovated a proprietary secure digital video/audio technology platform (“DVAP”) that can be applied to produce complex portable electronic products. In 2003 our DVAP was applied to an in-flight entertainment (“IFE”) device, the digEplayer(TM), for one customer. In February 2006 we introduced a new and improved DVAP device, the eVU (TM) mobile entertainment device targeted at the IFE and additional markets. We commenced eVU customer trials in the late 2006 and commercial shipments to customers in the third quarter of fiscal 2007.

We believe we are the leading producer of dedicated portable IFE products delivering over 10,000 units since 2003 for airline use. Our latest model, eVU, features sharp images on a 7” or 8” high resolution LCD screen, a 40 GB to 200 GB of rugged and reliable storage, high audio fidelity, dual stereo headphone jacks, embedded credit card reader/processor, touch screen capabilities, a full feature graphical user interface, patent-pending hardware security technology, and 14 hours of high resolution video playback on a single battery charge. We also have the capability to add features and customize the product for target markets or select customers.

We also own an important portfolio of patents related to the use of flash memory in portable devices and we are actively engaged in a strategy to monetize our patent portfolio. In June 2006 we engaged an intellectual property consultant to investigate, document and develop the portfolio and to liaison with outside legal counsel. In March 2007 we selected and engaged the international legal firm Duane Morris LLP to handle certain patent enforcement matters on a contingent fee basis. We, and our advisors, have performed certain due diligence on our patents and we believe we have strong intellectual property rights that can be licensed. During the first quarter of fiscal 2008 we were engaged in supporting the technical and legal development of the patent portfolio and expect patent enforcement actions to commence in the current fiscal year.

Our strategy is to market our eVU products and services to a growing base of U.S. and international companies in the airline, healthcare, military, and other travel and leisure industries which desire to market eVU to consumers at their facilities. We employ both direct sales to customers and sales through value added distributors (VARs) that provide marketing, logistic and/or content services to customers.

Our revenue is derived from the sale or lease of DVAP products and accessories to customers, warranty and technical support services and content fees and related services. We also are experienced and available to customize DVAP products for customers with special applications. We also expect that we can obtain revenue from our flash memory patent portfolio.

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Our business and technology is high risk in nature. There can be no assurance we can achieve sufficient eVU revenues to become profitable or produce future revenues from our patent portfolio or from new products or services. We continue to be subject to the risks normally associated with any new business activity, including unforeseeable expenses, delays and complications. Accordingly, there is no guarantee that we can or will report operating profits in the future.

As of June 30, 2007 we had an order backlog of approximately $2.7 million for eVU units and accessories. We believe the majority of the backlog will ship to customers in the second quarter ending September 30, 2007. Backlog orders are subject to modification, cancellation or rescheduling by our customers. Future shipments may also be delayed due to production delays, component shortages and other production and delivery related issues.

Overall Performance

We have incurred significant operating losses and negative cash flow from operations in the current period and in each of the last three fiscal years and these losses have been material. We have an accumulated deficit of $80,955,927 and a working capital deficit of $1,632,282 at June 30, 2007. Our operating plans require additional funds which may take the form of debt or equity financings. There can be no assurance that any additional funds will be available to our company on satisfactory terms and conditions, if at all. Our company’s ability to continue as a going concern is in substantial doubt and is dependent upon achieving a profitable level of operations and obtaining additional financing.

Management has undertaken steps as part of a plan to improve operations with the goal of sustaining operations for the next twelve months and beyond. These steps include (a) expanding sales and marketing to new customers and new markets; (b) monetizing the flash memory-related patent portfolio; (c) controlling overhead and expenses; and (c) raising additional capital and/or obtaining financing. We may have access to up to $8 million of additional funding pursuant to a common stock purchase agreement with Fusion Capital. We obtained $320,000 of equity proceeds pursuant to this agreement in the first quarter ended June 30, 2007. The availability of additional funding under the Fusion Capital agreement is subject to many conditions, some of which are predicated on events that are not within our control. There can be no assurance this capital resource will be available or be sufficient.

For the three months ended June 30, 2007:

•
Our revenues were $1,304,634 compared to $21,105 for the comparable first quarter of the prior year. Sales to three customers accounted for 69%, 17% and 12% of our first quarter fiscal 2008 revenues and our results are dependent on the timing and quantity of eVU orders by a limited number of airline customers. We have not yet developed a sufficient customer base to provide a consistent order flow. The failure to obtain future eVU orders or delays of future orders could have a material impact on our operations.

•
We recorded a gross profit of $246,115 or 19% of revenues compared to $4,493 for the comparable first quarter of the prior year. Gross profit increased due to the shipment of eVU units whereas in the prior year we were developing our new eVU product. We anticipate improved eVU margins once the product is in full production with our contract manufacturer , we become more efficient in our customer startup and support activities and volumes of scale are realized.

•
Operating expenses were $751,409 for the three months ended June 30, 2007, an increase from $688,178 for the first three months of the year prior. Reduced research and development expenditures were offset by increased selling and administrative costs including increases in sales commissions and professional fees.

•	Our net loss decreased to $0.6 million for the first quarter of the current year from $1.1 million for the comparable quarter of the prior year ended June 30, 2006.

Our monthly cash operating costs have been on average approximately $250,000 per month for the period ending June 30, 2007. However, we may increase expenditure levels in future periods to support and expand our revenue opportunities and continue advanced product and technology research and development. Accordingly, our losses are expected to continue until such time as we are able to realize revenues and margins sufficient to cover our costs of operations. We may also face unanticipated technical or manufacturing obstacles and face warranty and other risks in our business. See Part II, Item 1A (Risk Factors) below.

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Critical Accounting Policies

Management's Discussion and Analysis of Financial Condition and Results of Operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, estimates are evaluated, including those related to revenue recognition, allowance for doubtful accounts, and intangible assets, taxes, impairment of long-lived assets, product warranty, stock-based compensation, and contingencies and litigation. These estimates are based on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. There has been no material change to our critical accounting policies and estimates from the information provided in our Form 10-K for March 31, 2007.

We do not have off-balance sheet arrangements, financings, or relationships with unconsolidated entities or other persons, also known as "special purposes entities" (SPEs).

Results of Operations

Three months ended June 30, 2007 compared to the three months ended June 30, 2006

For the first quarter of fiscal 2008, we reported total revenues of $1,304,634 an increase from total revenues of $21,105 for the first quarter of fiscal 2007. Product revenues were $1,189,630 from selling eVU players and related equipment for use by airline customers. In the prior year’s first quarter we were transitioning from an older product to our new eVU product that was introduced in the third quarter of fiscal 2007.

Service revenues for the first quarter of fiscal 2008 were $115,004 compared to $-0- for the comparable period of the prior year. These revenues resulted from billable contract and support services provided to airline customers.

Cost of sales for the three months ended June 30, 2007 consisted of $1,021,850 of product costs and related installation labor and services for in-flight entertainment devices sold in the period. Service cost of sales of $36,669 related to the direct costs of providing separately billed contract and support services to customers. Cost of sales for the three months ended June 30, 2006 consisted of $16,612 of product costs.

Gross profit for the first quarter of fiscal 2008 was $246,115 compared to a gross profit of $4,493 for the first quarter of fiscal 2007. Gross profit as a percent of sales for the first quarter of fiscal 2008 was 19%. The gross profit increase was due primarily to the sale of eVU products in the current period whereas we had no new product for sale in the prior year.

Selling, general and administrative costs for the three months ended June 30, 2007, was $471,097 compared to $335,569 for the first quarter of fiscal 2007. The $135,528 increase is attributed primarily to an increase of $100,000 in professional services related to litigation, patent enforcement and audits and an increase of $52,000 in sales commissions due to increased revenues.

Research and related expenditures for the three months ended June 30, 2007 were $280,312, as compared to $352,609 for the three months ended June 30, 2006. The decrease resulted primarily to reassigning engineers and technicians to customer support and service roles during the first quarter.

We reported an operating loss of $505,294 for the three months ended June 30, 2007, as compared to an operating loss of $683,685 for the three months ended June 30, 2006. The decrease in operating loss resulted primarily from the increase in revenue and gross margins from eVU sales offset by an increase in total operating expenses.

We reported interest expense of $68,672 for the three months ended June 30, 2007 versus $447,410 for the prior comparable period. This included non-cash amortization of debt discount of $16,735 and $367,677 for the three months ended June 30, 2007 and 2006, respectively. Other expenses of $19,599 for the most recent quarter included financing royalties of $18,780.

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We reported a loss for the first quarter of fiscal 2008 of $593,406 as compared to a loss of $1,123,576 for the prior first quarter of fiscal 2007. The loss attributable to common stockholders for the three months ended June 30, 2007 and 2006 was $620,631 and $1,157,284, respectively. Included in the loss available to common stockholders for the periods ended June 30, 2007 and 2006 were accrued dividends on the preferred stock of $27,225 and $33,708, respectively.

Liquidity and Capital Resources

At June 30, 2007, we had a working capital deficit of $1.6 million compared to a working capital deficit of $1.3 million at March 31, 2007. Cash used in operating activities of $269,752 for the three months period ended June 30, 2007 included the $593,406 loss decreased by non-cash expenses of $118,779 and increased by a $801,653 increase in accounts receivable. Cash used in operating activities was reduced by an increase of $584,496 in customer deposits, an increase of $252,447 in accounts payable, a decrease of $135,757 in inventories and an increase of $48,375 in accrued employee benefits. We have negotiated terms with our contract suppliers reducing advance production payments required prior to product delivery. These payments are recorded as a prepaid until product has been built. Our terms to customers vary but we often require payment prior to shipment of product and any such payments are recorded as deposits. We expect certain airline customers to demand commercial terms such as 30 or 60 days in the future and this could increase our need for working capital.

At June 30, 2007, we had cash on hand of $744,554. For the three months ended June 30, 2007, cash provided by financing activities was $320,000 from the sale of common stock to Fusion pursuant to our $8 million purchase agreement. Subsequent to June 30, 2007 we sold an $80,000 of common stock under the agreement.

Other than cash on hand, accounts receivable and the Fusion Capital financing commitment, we have no material unused sources of liquidity at this time. Based on our cash position at June 30, 2007 assuming (a) continuation of existing business customer arrangements, and (b) current planned expenditures and level of operation, we believe we will require approximately $1.2 million of additional capital resources for the next twelve months. Actual results could differ significantly from management plans. We believe we may be able to obtain additional funds from future product margins from increased product sales but actual future margins to be realized, if any, and the timing of shipments and the amount and quantities of shipments, orders and reorders are subject to many factors and risks, many outside our control. Accordingly we will need equity or debt financing in the next twelve months for working capital and we may need equity or debt financing for payment of existing debt obligations and other obligations reflected on our balance sheet.

Our operating plans require additional funds and should additional funds not be available, we may be required to curtail or scale back staffing or operations. Failure to obtain additional financings will have a material adverse affect on our Company. Our company’s ability to continue as a going concern is in substantial doubt and is dependent upon achieving a profitable level of operations and until then obtaining additional financing. Potential sources of such funds in addition to our common stock purchase agreement with Fusion Capital include exercise of outstanding warrants and options, or debt financing or additional equity offerings. However, there is no guarantee that warrants and options will be exercised or that debt or equity financing will be available when needed. Any future financing may be dilutive to existing stockholders.

As of June 30, 2007, our contractual obligations and commercial commitments are summarized below:

Cash Contractual Obligations by Period	Total	Less than 1 year	1 - 2 years	2 - 3 years	Over 3 years
18% Secured Promissory Note and interest	$783,750	$783,750	$-	$-	$-
7.5% Convertible Term Note	1,048,165	300,000	500,000	248,165	-
Purchase commitments (1)	1,911,000	1,911,000	-	-	-
Operating Lease (2)	306,010	71,586	73,729	75,943	84,752
Total cash obligations	$4,048,925	$3,066,336	$573,729	$324,108	$84,752

(1)	Purchase commitments for product and components are generally subject to modifications as to timing, quantities and scheduling and in certain instances may be cancelable without penalty.

(2)	Office lease agreement.

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Future Commitments and Financial Resources

In the future, if our operations increase significantly, we may require additional funds. We also may require additional capital to finance future developments, acquisitions or expansion of facilities. We currently have no plans, arrangements or understandings regarding any acquisitions.

Item 3. Quantitative and Qualitative Disclosure about Market Risk

Market risk represents the risk of loss that may impact our financial position, results of operations or cash flows due to adverse changes in market prices, including interest rate risk and other relevant market rate or price risks.

Our exposure to market risk for changes in interest rates relates primarily to, our investment in cash and cash equivalents. We do not use derivative financial instruments in our investment portfolio and due to the nature of our investments, do not expect our operating results or cash flows to be significantly affected by potential changes in interest rates. At June 30, 2007, the market value of these investments, which were all classified as cash and cash equivalents and debt approximated cost.

In fiscal 2007 and prior periods we invoiced our customers in U.S. dollars for all products and purchase our products from our suppliers in U.S. dollars. To date the foreign currency exchange risk has not been material. We have not entered into hedging transactions or activities. In fiscal 2008 we have contracts denominated in foreign currencies subject to exchange risk. We do not currently plan to enter into hedging transactions or activities.

Item 4. Controls and Procedures

We maintain disclosure controls and procedures [as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended the "Exchange Act] that are designed to ensure that information required to be disclosed in our reports filed under the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Interim Chief Accounting Officer, as appropriate, to allow timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

We carried out an evaluation under the supervision and with the participation of management, including our Chief Executive Officer and Interim Chief Accounting Officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of June 30, 2007, the end of the period covered by this report. Based on that evaluation, our Chief Executive Officer and Interim Chief Accounting Officer concluded that our disclosure controls and procedures were effective at the reasonable assurance level as of June 30, 2007.

There have been no changes in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the quarter ended June 30, 2007 that materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

We are a non-accelerated filer and are required to comply with the internal control reporting and disclosure requirements of Section 404 of the Sarbanes-Oxley Act for fiscal years ending on or after July 15, 2007. Although we are working to comply with these requirements, we have only fifteen employees and these employees work at one location. The small number of employees is expected to make compliance with Section 404 - especially with segregation of duty control requirements - very difficult and cost ineffective, if not impossible. While the Securities and Exchange Commission had indicated it expects to issue supplementary regulations easing the burden of Section 404 requirements for small entities like us, such regulations have not yet been issued.

PART II. OTHER INFORMATION

Item 1. Legal Proceedings

In May 2006, we announced that a complaint had been filed against our company and certain of our officers and employees by digEcor, Inc. in the Third Judicial District Court of Utah, County of Salt Lake. The complaint alleged breaches of contract, unjust enrichment, breaches of good faith and fair dealing, fraud, negligent misrepresentation, and interference with prospective economic relations. digEcor sought, among other things, an injunction to prevent our company from selling or licensing certain digital rights management technology and “from engaging in any competition with digEcor until after 2009.” digEcor also sought “actual damages” of $793,750 and “consequential damages...not less than an additional $1,000,000.” This action was related to a purchase order we placed for this customer in the normal course of business on November 11, 2005 for 1,250 digEplayers™ with our contract manufacturer, Maycom Co., Ltd.. Maycom was paid in full for the order by both e.Digital and digEcor by March 2006, but Maycom failed to timely deliver the order. We recorded an impairment charge of $603,750 in March 2006 for deposits paid to Maycom due to the uncertainty of obtaining future delivery. In October 2006 we received delivery from Maycom of the delayed 1,250-unit digEplayer order and delivered the order to digEcor. We recognized $713,750 of revenue from this order and reversed an impairment charge of $603,750 in our third fiscal 2007 quarter.

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We have answered the complaint and are pursuing certain counterclaims. The case is currently in the discovery phase. In January 2007, the Court ruled on certain motions of the parties. In its ruling, the Court dismissed digEcor’s unjust enrichment, fraud, negligent misrepresentation, tortious interference and punitive damage claims. The Court further acknowledged the delivery of the 1,250-unit order and a partial settlement between the parties reducing digEcor’s claim for purchase-price or actual damages from $793,750 to $94,846 with such amount still being disputed by e.Digital. digEcor’s contract and damages claims remain in dispute, and the Court provided some interpretation of the contracts at issue in its ruling. The foregoing and other findings of the Court may be subject to appeal by either party. digEcor has since amended its Complaint to assert an alternative breach of contract claim, and claims for federal, state and common law unfair competition, and digEcor seeks an injunction prohibiting e.Digital “from engaging in any competition with digEcor until after 2013.” In April 2007 digEcor filed a motion for summary judgment seeking enforcement of an alleged noncompete provision and an injunction prohibiting e.Digital from competing with digEcor, to which we responded in June 2007. We believe we have substantive and multiple defenses and intend to vigorously challenge the pending summary judgment motion and all remaining matters. Due to the uncertainties inherent in any litigation, however, there can be no assurance whether we will or will not prevail in our defense against digEcor’s remaining claims. We are also unable to determine at this time the impact this complaint and matter may have on our financial position or results of operations. We have an accrual of $80,000 as an estimate of a deposit obligation related to the remaining general damage claim and we intend to seek restitution from Maycom for any damages we may incur but recovery from Maycom is not assured. Maycom is not involved in the design, tooling or production of our proprietary eVU mobile product. Moreover, we do not presently plan or expect to produce or sell digEplayer models to digEcor or other customers in the future.

In May, 2007 we filed a second amended counterclaim in the United States District Court of Utah seeking a declaratory judgment confirming the status of prior agreements between the parties, alleging breach of our confidential information and trade secrets by digEcor, seeking an injunction against digEcor’s manufacture and sale of a portable product based on our company’s technology, alleging breach of duty to negotiate regarding revenue sharing dollars our company believes it has the right to receive and tortious interference by digEcor in our contracts with third parties. We intend to vigorously prosecute these counterclaims. There can be no assurance, however, that we will prevail on any of our counterclaims.

Item 1A. Risk Factors

Set forth below and elsewhere in this report and in other documents we file with the Securities and Exchange Commission are risks and uncertainties that could cause our actual results to differ materially from the results contemplated by the forward-looking statements contained in this report and other public statements we make. See "Cautionary Note on Forward Looking Statements" within this document. If any of the following risks actually occurs, our business, financial condition, or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

The risk factors described below do not contain any material changes from the Risk Factors described under Item 1A of Part I of our Annual Report on Form 10-K for March 31, 2007, except as follows:

•	We updated our risk factors for financial information through the first quarter of fiscal 2008 ended June 30, 2007.

•	We segregated the risk factor related to customer litigation that was previously combined with reliance on customers.

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•
We are actively pursuing our business strategy of monetizing our flash memory patent portfolio. As we intend to commence and aggressively pursue patent enforcement actions during fiscal 2008, we have added a separate section of risk factors related to this business strategy.

Financial Risks

We Have a History of Losses and May Incur Future Losses. We have incurred significant operating losses in prior fiscal years and as of the fiscal quarter ended and June 30, 2007 we had an accumulated deficit of $81 million. We had losses of approximately $3.1 million, $3.1 million and $2.4 million in fiscal years 2007, 2006 and 2005, respectively and $593,406 for the three months ended June 30, 2007. To date, we have not achieved profitability and given the level of operating expenditures and the uncertainty of revenues and margins, we will continue to incur losses and negative cash flows in future periods. The failure to obtain sufficient revenues and margins to support operating expenses could harm our business.

Unless We Obtain Adequate Financing and Increase Our Revenues We May Be Unable to Continue as a Going Concern. We have experienced substantial reduction in cash, projected revenues and increased costs that adversely affected our results of operations and cash flows. Our company has suffered recurring losses from operations. This factor, in combination with (i) reliance upon debt and new equity financing to fund the continuing losses from operations and cash flow deficits, (ii) material net losses and cash flow deficits from operations during fiscal year 2008 to date, during fiscal 2007 and in prior years and (iii) the possibility that we may be unable to meet our debts as they come due, raise substantial doubt about our ability to continue as a going concern. Our company’s ability to continue as a going concern is dependent upon our ability to obtain adequate financing and achieve a level of revenues, adequate to support our capital and operating requirements, as to which no assurance can be given. In the event we are unable to continue as a going concern, we may elect or be required to seek protection from our creditors by filing a voluntary petition in bankruptcy or may be subject to an involuntary petition in bankruptcy. To date, management has not considered this alternative, nor does management view it as a likely occurrence. Our auditors have included in their report an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern.

We Need to Obtain Additional Financing to Continue Operating our Business. We had an operating cash flow deficit of $269,752 for the first three months of fiscal 2008 and $2.5 million for the year ended March 31, 2007. We believe that cash on hand and proceeds from existing development and production contracts and product sales, are not sufficient to meet cash requirements for the next twelve months. We anticipate the need to raise additional funds to:

•	Finance working capital requirements

•	Pay for increased operating expenses or shortfalls in anticipated revenues

•	Fund research and development costs

•	Develop new technology, products or services

•	Respond to competitive pressures

•	Support strategic and industry relationships

•	Fund the production and marketing of our products and services

•	Meet our debt obligations as they become due

We cannot guarantee that the common stock purchase agreement with Fusion Capital Fund II, LLC (“Fusion Capital”) will be sufficient or available to fund our ongoing operations. We only have the right to receive $80,000 every four business days under the agreement with Fusion Capital unless our stock price equals or exceeds $0.10, in which case we can sell greater amounts to Fusion Capital as the price of our common stock increases. Fusion Capital does not have the right nor the obligation to purchase any shares of our common stock on any business day that the market price of our common stock is less than $0.08. We registered 19,166,666 shares for sale by Fusion Capital from time to time. We sold 4,166,666 shares to Fusion Capital in January 2007 for proceeds of $500,000 and an additional 1,735,796 shares through June 30, 2007 for additional proceeds of $320,000. Accordingly, the selling price of the common stock that may be sold to Fusion in the balance of fiscal 2008 and to the term of the common stock purchase agreement will have to average at least $0.58 per share for us to receive the maximum remaining proceeds of $7.68 million. Assuming a purchase price of $0.18 per share (the closing sale price of the common stock on June 29, 2007) and the purchase by Fusion of the remaining shares under the common stock purchase agreement at that date, proceeds to us would only be an additional $2.38 million.

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The extent we rely on Fusion Capital as a source of funding will depend on a number of factors including, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources, such as through the sale of our products or services or the licensing of our intellectual property. Specifically, Fusion Capital does not have the right nor the obligation to purchase any shares of our common stock on any business days that the market price of our common stock is less than $0.08. Fusion Capital may also terminate the arrangement for reasons including our failure to maintain effectiveness of the registration statement. If obtaining sufficient financing from Fusion Capital was to prove unavailable or prohibitively dilutive and if we are unable to raise additional funds through the sale of our products or services or the licensing of our intellectual property, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we are able to access the sufficient financing under the common stock purchase agreement with Fusion Capital, we may still need additional capital to fully implement our business, operating and development plans.

We cannot assure you that such additional financing will be available on terms favorable to us, or at all. If adequate funds are not available to us then we may not be able to continue operations or take advantage of opportunities. If we raise additional funds through the sale of equity, including common stock, the percentage ownership of our stockholders will be reduced.

We do not Anticipate Paying Dividends. We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain any future earnings to fund the development and growth of our business. An investment in our common stock, therefore, may be more suitable for an investor that is seeking capital appreciation rather than current yield and, as a consequence, may be more speculative. Accordingly, investors should not purchase our common stock with an expectation of receiving regular dividends.

We Expect Our Operating Results to Fluctuate Significantly - Our quarterly and annual operating results have fluctuated significantly in the past and we expect that they will continue to fluctuate in the future. This fluctuation is a result of a variety of factors, including the following:

•	Unpredictable demand and pricing for our contract development services

•	Market acceptance of our business customers’ products by end users

•	Uncertainties with respect to future customer product orders, their timing and the margins to be received, if any

•	Fluctuations in operating costs

•	Changes in research and development costs

•	Changes in general economic conditions

•	Changes in technology

•	Short product lifecycles

We May Experience Product Delays, Cost Overruns and Errors Which Could Adversely Affect our Operating Performance and Ability to Remain Competitive. We have experienced development delays and cost overruns associated with contract development services in the past. We may experience additional delays and cost overruns on current projects or future projects. Future delays and cost overruns could adversely affect our financial results and could affect our ability to respond to technological changes, evolving industry standards, competitive developments or customer requirements. Our technology, the results of our contract services and the products produced for our customers could contain errors that could cause delays, order cancellations, contract terminations, adverse publicity, reduced market acceptance of products, or lawsuits by our customers or others who have acquired our products, including customers branded products.

Risks Related to Sales, Marketing and Competition

We May Be Unable to Successfully Compete in the Electronic Products Market Which is Highly Competitive and Subject to Rapid Technological Change. We compete in the market for electronics products which is intensely competitive and subject to rapid technological change. The market is also impacted by evolving industry standards, rapid price changes and rapid product obsolescence. Our competitors include a number of large foreign companies with U.S. operations and a number of domestic companies, many of which have substantially greater financial, marketing, personnel and other resources. Our current competitors or new market entrants could introduce new or enhanced technologies or products with features that render the company’s technology or products obsolete or less marketable, or could develop means of producing competitive products at a lower cost. Our ability to compete successfully will depend in large measure on our ability to maintain our capabilities in connection with upgrading products and quality control procedures and to adapt to technological changes and advances in the industry. Competition could result in price reductions, reduced margins, and loss of contracts, any of which could harm our business. There can be no assurance that we will be able to keep pace with the technological demands of the marketplace or successfully enhance our products or develop new products that are compatible with the products of the electronics industry.

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We Rely on a Limited Number of Customers for Revenue. Historically, a substantial portion of our revenues has been derived primarily from a limited number of customers. Three customers accounted for 98% of our revenues for the three months ended June 30, 2007 and two customers accounted for 92% of revenues in the year ended March 31, 2007. The failure to receive orders for and produce products or a decline in the economic prospects of our customers or the products we may produce for sale may have a material adverse effect on our operations.

Customer Litigation. In May 2006, the company and certain of its officers were sued by former customer digEcor. We are unable to determine at this time the impact this litigation and matter may have on our financial position or results of operations. An adverse ruling by the court could have a material adverse effect on our financial position and results of operations. See “Legal Proceedings.”

If We Are Unsuccessful in Achieving Market Acceptance of Our Products, It Could Harm Our Business. Sales and marketing strategy contemplates sales of developed products to the electronics and computer software market by our customers. The failure of our customers to penetrate their projected markets would have a material adverse effect upon our operations and prospects. Market acceptance of our products and those of our customers will depend in part upon our ability to demonstrate and maintain the advantages of our technology over competing products.

We Have Limited Marketing Capabilities and Resources Which Makes It Difficult For Us to Create Awareness of and Demand for Our Products and Technology. We have limited marketing capabilities and resources and are primarily dependent upon in-house executives for the marketing of our products, as well as our licensing business. Selling products and attracting new business customers requires ongoing marketing and sales efforts and expenditure of funds to create awareness of and demand for our technology. We cannot assure that our marketing efforts will be successful or result in future development contracts or other revenues.

The Success of Our Business Depends on Emerging Markets and New Products.  In order for demand for our technology, services and products to grow, the markets for portable digital devices, such as digital recorders and digital video/music players and other portable consumer devices must develop and grow. If sales for these products do not grow, our revenues could decline. To remain competitive, we intend to develop new applications for our technology and develop new technology and products. If new applications or target markets fail to develop, or if our technology, services and products are not accepted by the market, our business, financial condition and results of operations could suffer.

Development of New or Improved Products, Processes or Technologies May Render Our Technology Obsolete and Hurt Our Business. The electronics, contract manufacturing and computer software markets are characterized by extensive research and development and rapid technological change resulting in very short product life cycles. Development of new or improved products, processes or technologies may render our technology and developed products obsolete or less competitive. We will be required to devote substantial efforts and financial resources to enhance our existing products and methods of manufacture and to develop new products and methods. There can be no assurance we will succeed with these efforts. Moreover, there can be no assurance that other products will not be developed which may render our technology and products obsolete.

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Risks Related to Operations

We Depend On a Limited Number of Contract Manufacturers and Suppliers and Our Business Will Be Harmed By Any Interruption of Supply or Failure of Performance. We rely on one major supplier for manufacturing our in-flight entertainment, eVU product. We depend on our contract manufacturer to (i) allocate sufficient capacity to our manufacturing needs, (ii) produce acceptable quality products at agreed pricing and (iii) deliver on a timely basis. If a manufacturer is unable to satisfy these requirements, our business, financial condition and operating results may be materially and adversely affected. Any failure in performance by our manufacturer for any reason could have a material adverse affect on our business. Production and pricing by such manufacturer is subject to the risk of price fluctuations and periodic shortages of components. We have no supply agreements with component suppliers and, accordingly, we are dependent on the future ability of our manufacturer to purchase components. Failure or delay by suppliers in supplying necessary components could adversely affect our ability to deliver products on a timely and competitive basis in the future.

If We Lose Key Personnel or Are Unable to Attract and Retain Additional Highly Skilled Personnel Required For the Expansion of Our Activities Our Business Will Suffer. Our future success depends to a significant extent on the continued service of our key technical, sales and senior management personnel and their ability to execute our strategy. The loss of the services of any of our senior level management, or certain other key employees, may harm our business. Our future success also depends on our ability to attract, retain and motivate highly skilled employees. Competition for employees in our industry is intense. We may be unable to retain our key employees or to attract, assimilate and retain other highly qualified employees in the future. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications.

Because Some of Our Management are Part-Time and Have Certain Conflicts of Interest, Our Business Could Be Harmed. Our Senior Vice President, Robert Putnam, also performs investor relations for American Technology Corporation. As a result of his involvement with American Technology Corporation, Mr. Putnam has in the past, and is expected in the future to devote a substantial portion of his time to other endeavors and only part-time services to e.Digital. Certain conflicts of interest now exist and will continue to exist between e.Digital and Mr. Putnam due to the fact that he has other employment or business interests to which he devotes some attention and he is expected to continue to do so. It is conceivable that the respective areas of interest of e.Digital and American Technology Corporation could overlap or conflict.

Our Patent Enforcement Strategy is Subject to Numerous Risks From Outside Influences

Enforcement of Our Patented Technologies is Untested and We Face Uncertain Revenue Prospects or Market Value. Our portfolio of flash memory patents and technologies have yet to be licensed nor be the subject of any patent enforcement litigation. The licensing demand for our patent portfolio is untested and is subject to fluctuation based upon the rate at which target infringers agree to pay royalties or settle enforcement actions, if any. There can be no assurance of revenues from our strategy of enforcing our flash memory patent portfolio.

Our Fee Arrangement with Patent Enforcement Counsel Subjects Us To Certain Risks and Substantial Costs and Fees Could Limit our Net Proceeds From Any Successful Patent Enforcement Actions. Our agreement for legal services and a contingent fee arrangement with Duane Morris LLP provides that Duane Morris is our exclusive legal counsel in connection with the assertion of our flash memory related patents against infringers (“Patent Enforcement Matters’). Duane Morris is advancing certain costs and expenses including travel expenses, court costs and expert fees. We have agreed to pay Duane Morris a fee equal to 40% of any license or litigation recovery related to Patent Enforcement Matters, after recovery of expenses, and 50% of recovery if appeal is necessary. We are not in control of the timing, costs and fees, which could be substantial and could limit our share of proceeds, if any, from future patent enforcement actions. There can be no assurance Duane Morris will diligently and timely pursue patent enforcement actions on our behalf. In the event we are acquired or sold or we elect to sell the covered patents or upon certain other corporate events or in the event we terminate the agreement with Duane Morris for any reason, then Duane Morris shall be entitled to collect accrued costs and a fee equal to three times overall time and expenses and a fee of 15% of a good faith estimate of the overall value of the covered patents. We have provided Duane Morris a lien and a security interest in the covered patents to secure this obligation. Should any of the aforementioned events occur, the fees and costs owed to Duane Morris could be substantial and limit our revenues.

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New Legislation, Regulations or Rules Related To Enforcing Patents Could Significantly Decrease Our Prospect for Revenue and Increase the Time and Costs Associated with Patent Enforcement.  If new legislation, regulations or rules are implemented either by Congress, the United States Patent and Trademark Office, or the courts that impact the patent application process, the patent enforcement process or the rights of patent holders, these changes could negatively affect our revenue prospects and increase the costs of enforcement. For example, new rules regarding the burden of proof in patent enforcement actions could significantly increase the cost of our enforcement actions, and new standards or limitations on liability for patent infringement could negatively impact revenue derived from such enforcement actions. While we are not aware that any such changes are likely to occur in the foreseeable future that impact our current patens, we cannot assure that such changes will not occur.

Should Litigation Be Required To Enforce Our Patents, Trial Judges And Juries Often Find It Difficult To Understand Complex Patent Enforcement Litigation, And As A Result, We May Need To Appeal Adverse Decisions By Lower Courts In Order To Successfully Enforce Our Patents. It is difficult to predict the outcome of patent enforcement litigation at the trial level. It is often difficult for juries and trial judges to understand complex, patented technologies, and as a result, there is a higher rate of successful appeals in patent enforcement litigation than more standard business litigation. Such appeals are expensive and time consuming, resulting in increased costs and delayed revenue. Although we intend to diligently pursue enforcement litigation if necessary to monetize our patents, we cannot predict with significant reliability the decisions made by juries and trial courts.

Federal Courts Are Becoming More Crowded, And As A Result, Patent Enforcement Litigation Is Taking Longer. Any patent enforcement actions we may be required to take to monetize our patents will most likely be prosecuted in federal court. Federal trial courts that hear patent enforcement actions also hear other cases that may take priority over any actions we may take. As a result, it is difficult to predict the length of time it will take to complete any enforcement actions.

As Patent Enforcement Litigation Becomes More Prevalent, It May Become More Difficult For Us To Voluntarily License Our Patents. We believe that the more prevalent patent enforcement actions become, the more difficult it will be for us to voluntarily license our patents to major electronic firms. As a result, we may need to increase the number of our patent enforcement actions to cause infringing companies to license our patents or pay damages for lost royalties. This may increase the risks associated with an investment in our company.

Risks Related to Intellectual Property and Government Regulation

Failing to Protect Our Proprietary Rights to Our Technology Could Harm Our Ability to Compete, as well as Our Results of Our Operations. Our success and ability to compete substantially depends on our internally developed software, technologies and trademarks, which we protect through a combination of patent, copyright, trade secret and trademark laws. Patent applications or trademark registrations may not be approved. Even when they are approved, our patents or trademarks may be successfully challenged by others or invalidated. If our trademark registrations are not approved because third parties own such trademarks, our use of these trademarks would be restricted unless we enter into arrangements with the third-party owners, which may not be possible on commercially reasonable terms or at all. We generally enter into confidentiality or license agreements with our employees, consultants and strategic and industry partners, and generally control access to and distribution of our software, technologies, documentation and other proprietary information. Despite our efforts to protect our proprietary rights from unauthorized use or disclosure, parties may attempt to disclose, obtain or use our solutions or technologies. The steps we have taken may not prevent misappropriation of our solutions or technologies, particularly in foreign countries where laws or law enforcement practices may not protect our proprietary rights as fully as in the United States. We have licensed, and we may license in the future, certain proprietary rights to third parties. While we attempt to ensure that our business partners maintain the quality of our brand, they may take actions that could impair the value of our proprietary rights or our reputation. In addition, these business partners may not take the same steps we have taken to prevent misappropriation of our solutions or technologies.

We May Face Intellectual Property Infringement Claims That May Be Difficult to Defend and Costly to Resolve, Which Could Harm Our Business. Although we do not believe we infringe the proprietary rights of any third parties, we cannot assure you that third parties will not assert such claims against us in the future or that such claims will not be successful. We could incur substantial costs and diversion of management resources to defend any claims relating to proprietary rights, which could harm our business. In addition, we are obligated under certain agreements to indemnify the other party for claims that we infringe on the proprietary rights of third parties. If we are required to indemnify parties under these agreements, our business could be harmed. If someone asserts a claim relating to proprietary technology or information against us, we may seek licenses to this intellectual property. We may not be able to obtain licenses on commercially reasonable terms, or at all. The failure to obtain the necessary licenses or other rights may harm our business.

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Risks Related to Government Regulation, Content and Intellectual Property Government Regulation May Subject Us to Liability and Require Us to Change the Way We Do Business. Our business is subject to rapidly changing laws and regulations. Although our operations are currently based in California, the United States government and the governments of other states and foreign countries have attempted to regulate activities on the Internet. Evolving areas of law that are relevant to our business include privacy law, copyright law, proposed encryption laws, content regulation and import/export regulations. Because of this rapidly evolving and uncertain regulatory environment, we cannot predict how these laws and regulations might affect our business. In addition, these uncertainties make it difficult to ensure compliance with the laws and regulations governing the Internet. These laws and regulations could harm us by subjecting us to liability or forcing us to change how we do business. We are also subject to regulations for portable electronic devices in various countries and for the emissions of such devices in aircraft. Failure to comply with these many regulations could harm our business or require us to repurchase products from customers.

The WEEE and RoHS Directives in Europe May Impact the Cost of Our Products and/or Our Ability to Sell products in Europe. The European Union (EU) has finalized the Waste Electrical and Electronic (WEEE) directive, which regulates the collection, recovery and recycling of waste from electrical and electronic products, and the Restrictions on the Use of Certain Hazardous Substances in Electrical and Electronic Equipment (RoHS) directive, which bans the use of certain hazardous materials including lead, mercury, cadmium, chromium and halogenated flame-retardants. In order to comply with the WEEE directive, we will be required to contribute to the cost of collection, treatment, disposal and recycling of past and future covered products. In order to comply with the RoHS directive, we may need to substantially alter product designs and/or find alternate suppliers for critical components used in those products. Because detailed regulations on practices and procedures related to WEEE and RoHS are evolving in member states and because we have yet to assess fully the ramifications to our products, we are presently unable to estimate the amount of any costs that we may incur in order to comply with WEEE and RoHS. Failure to achieve compliance with the RoHS directive prior to the required implementation date would adversely impact our ability to sell products in EU member states that have begun enforcement of the directive.

We May Incur Liability from Our Requirement to Indemnify Certain Customers Regarding Current Litigation and Certain Intellectual Property Matters. Our contracts with major airlines are subject to future performance by us and product warranties and intellectual property indemnifications including certain remedies, ranging from modification to product substitution or refund. We are also required to provide similar indemnification for adverse consequences of the litigation described below in “Legal Proceedings.” Should our products be deemed to infringe on the intellectual property of others the costs of modification, substitution or refund could be material and could harm our business and adversely impact our operations.

Failure to Achieve and Maintain Effective Internal Controls in accordance with Section 404 of the Sarbanes-Oxley Act Could Have a Material Adverse Effect On Our Business. As a public company, we will be required to document and test our internal financial control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which will require annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent auditors that both addresses management’s assessments and provides for the independent auditor’s assessment of the effectiveness of our internal controls. During the course of our testing, we may identify deficiencies, which we may not be able to remediate in time to meet our deadline for compliance with Section 404, and we may also identify inaccuracies or deficiencies in our financial reporting that could require revisions to or restatement of prior period results. Testing and maintaining internal controls also will involve significant costs and can divert our management’s attention from other matters that are important to our business. We may not be able to conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404, and our independent auditors may not be able or willing to issue a favorable assessment of our conclusions. Failure to achieve and maintain an effective internal control environment could harm our operating results and could cause us to fail to meet our reporting obligations and could require that we restate our financial statements for prior periods, any of which could cause investors to lose confidence in our reported financial information and cause a decline, which could be material, in the trading price of our common stock.

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Risks Related to Trading in Our Common Stock

The Sale of our Common Stock to Fusion Capital May Cause Dilution and the Sale of the Shares of Common Stock Acquired by Fusion Capital Could Cause the Price of our Common Stock to Decline. In connection with entering into the common stock purchase agreement, we authorized the sale to Fusion Capital of up to 19,166,666 shares of our common stock. The number of shares ultimately offered for sale by Fusion Capital is dependent upon the number of shares purchased by Fusion Capital under the common stock purchase agreement. The purchase price for the common stock to be sold to Fusion Capital pursuant to the common stock purchase agreement will fluctuate based on the price of our common stock. All of the 19,166,666 shares in the offering are expected to be freely tradable. It is anticipated that the shares registered will be sold over the next 19 months. Depending upon market liquidity at the time, a sale of shares under the offering at any given time could cause the trading price of our common stock to decline. Fusion Capital may ultimately purchase all, some or none of the 13,264,204 shares of common stock not issued at June 30, 2007. After it has acquired the shares, it may sell all, some or none of the shares. Therefore, sales to Fusion Capital by us under the agreement may result in substantial dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock under this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. However, we have the right to control the timing and amount of any sales of our shares to Fusion Capital and the common stock purchase agreement may be terminated by us at any time at our discretion without any cost to us.

Investing in a Technology Stock (Such as Ours) May Involve Greater Risk Than Other Investments Due to Market Conditions, Stock Price Volatility and Other Factors. The trading price of our common stock has been subject to significant fluctuations to date, and will likely be subject to wide fluctuations in the future due to:

•	Quarter-to-quarter variations in operating results

•	Announcements of technological innovations by us, our customers or competitors

•	New products or significant design achievements by us or our competitors

•	General conditions in the markets for the our products or in the electronics industry

•	The price and availability of products and components

•	Changes in operating factors including delays of shipments, orders or cancellations

•	General financial market conditions

•	Market conditions for technology stocks

•	Litigation or changes in operating results or estimates by analysts or others

•	Or other events or factors

In addition, potential dilutive effects of future sales of shares of common stock by stockholders and by the Company, including Fusion Capital and subsequent sale of common stock by the holders of warrants and options could have an adverse effect on the market price of our shares.

We do not endorse and accept any responsibility for the estimates or recommendations issued by stock research analysts or others from time to time or comments on any electronic chat boards. The public stock markets in general, and technology stocks in particular, have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many high technology companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock in the future.

Low-Price Stocks and Stocks Traded on the OTC Electronic Bulletin Board are Subject to Special Regulations and may have Increased Risk. Our shares of common stock are traded on the OTC Electronic Bulletin Board, an electronic, screen-based trading system operated by the National Association of Securities Dealers, Inc. (“NASD”). Securities traded on the OTC Electronic Bulletin Board are, for the most part, thinly traded and are subject to special regulations not imposed on securities listed or traded on the NASDAQ system or on a national securities exchange. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock. Sales of substantial amounts of our outstanding common stock in the public market could materially adversely affect the market price of our common stock. To date, the price of our common stock has been extremely volatile with the sale price fluctuating from a low of $0.10 to a high of $0.285 in the last twelve months. In addition, our common stock is subject to Rules 15g-1-15g-6 promulgated under the Securities Exchange Act of 1934 that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally, a person with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with his or her spouse). For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company’s securities and may affect the ability of investors to sell their securities in the secondary market. The Securities and Exchange Commission has also adopted regulations which define a “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the regulations require the delivery, prior to the transaction, of a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer must also disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock in the account and information on the limited market in penny stocks.

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Important Factors Related to Forward-Looking Statements and Associated Risks. This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 and we intend that such forward-looking statements be subject to the safe harbors created thereby. These forward-looking statements include our plans and objectives of management for future operations, including plans and objectives relating to the products and our future economic performance. The forward-looking statements included herein are based upon current expectations that involve a number of risks and uncertainties. These forward-looking statements are based upon assumptions that we will design, manufacture, market and ship new products on a timely basis, that competitive conditions within the computer and electronic markets will not change materially or adversely, that the computer and electronic markets will continue to experience growth, that demand for the our products will increase, that we will obtain and/or retain existing development partners and key management personnel, that future inventory risks due to shifts in market demand will be minimized, that our forecasts will accurately anticipate market demand and that there will be no material adverse change in our operations or business. Assumptions relating to the foregoing involve judgments with respect, among other things, to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking information will be realized. In addition, as disclosed above, our business and operations are subject to substantial risks which increase the uncertainty inherent in such forward-looking statements. Any of the other factors disclosed above could cause our net sales or net income (or loss), or our growth in net sales or net income (or loss), to differ materially from prior results. Growth in absolute amounts of costs of sales and selling and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated in the forward-looking statements. Budgeting and other management decisions are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and business developments, the impact of which may cause us to alter our marketing, capital expenditure or other budgets, which may in turn affect our results of operations. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information, should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

(a) The following common shares were issued during the fiscal quarter and not previously reported in a Quarterly Report on Form 10-Q or Current Report on Form 8-K:

•
On April 2, 2007 we issued 73,385 shares of common stock to ASI Capital Corporation in consideration of a $15,000 financing fee on a secured working capital loan. No commissions were paid and a restrictive legend was placed on the shares issued.

27

•
On April 30, 2007 we issued 67,567 shares of common stock to Davric Corporation in consideration of a $15,000 monthly payment on its 7.5% term note. No commissions were paid and a restrictive legend was placed on the shares issued.

•
On May 31, 2007 we issued 85,714 shares of common stock to Davric Corporation in consideration of a $15,000 monthly payment on its 7.5% term note. No commissions were paid and a restrictive legend was placed on the shares issued.

(b)	NONE

(c)	NONE

Item 3. Defaults Upon Senior Securities

NONE

Item 4. Submission of Matters to a Vote of Security Holders

NONE

Item 5. Other Information

(a) NONE

(b) NONE

Item 6. Exhibits

Exhibit 31.1 - Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, signed by William Blakeley, President (Principal Executive Officer).

Exhibit 31.2 - Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, signed by Robert Putnam, Interim Accounting Officer (Principal Accounting Officer).

Exhibit 32.1 - Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, signed by William Blakeley, President (Principal Executive Officer) and Robert Putnam, Interim Accounting Officer (Principal Accounting Officer).

28

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

e.DIGITAL CORPORATION

Date: August 14, 2007	By:	/s/ ROBERT PUTNAM
Robert Putnam, Interim Chief Accounting Officer (Principal Accounting and Financial Officer and duly authorized to sign on behalf of the Registrant)

29

Exhibit 31.1

CERTIFICATION

I, William Blakeley, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of e.Digital Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 (e) and 15d-15 (e)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 14, 2007

/s/ William Blakeley
William Blakeley President and Chief Technical Officer (Principal Executive Officer)

Exhibit 31.2

CERTIFICATION

I, Robert Putnam, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of e.Digital Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 (e) and 15d-15 (e)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 14, 2007

/s/ Robert Putnam
Robert Putnam Interim Chief Accounting Officer (Principal Financial Officer)

Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his or her capacity as an officer of e.Digital Corporation (the "Company"), that, to his or her knowledge, the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2007, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: August 14, 2007

/s/ Robert Putnam,
Robert Putnam Interim Chief Accounting Officer (Principal Financial Officer)

Date: August 14, 2007

/s/ William Blakeley
William Blakeley, President and Chief Technical Officer, (Principal Executive Officer)